Exhibit 99.2

 UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------------------------	X
:
In re	:	Chapter 11
:
FUSION CONNECT, INC., et al.,	:	Case No. 19-11811 (SMB)
:
Debtors.1	:	(Jointly Administered)
:
--------------------------------------------------------------------	X

AMENDED DISCLOSURE STATEMENT FOR SECOND AMENDED JOINT
CHAPTER 11 PLAN OF FUSION CONNECT, INC. AND ITS SUBSIDIARY DEBTORS

WEIL, GOTSHAL & MANGES LLP Gary T. Holtzer Sunny Singh Gaby Smith 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

Counsel for Debtors and Debtors in Possession
Dated:
October 7, 2019

New York, New York

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Fusion Connect, Inc. (2021); Fusion BCHI Acquisition LLC (7402); Fusion NBS Acquisition Corp. (4332); Fusion LLC (0994); Fusion MPHC Holding Corporation (3066); Fusion MPHC Group, Inc. (1529); Fusion Cloud Company LLC (5568); Fusion Cloud Services, LLC (3012); Fusion CB Holdings, Inc. (6526); Fusion Communications, LLC (8337); Fusion Telecom, LLC (0894); Fusion Texas Holdings, Inc. (2636); Fusion Telecom of Kansas, LLC (0075); Fusion Telecom of Oklahoma, LLC (3260); Fusion Telecom of Missouri, LLC (5329); Fusion Telecom of Texas Ltd., L.L.P. (8531); Bircan Holdings, LLC (2819); Fusion Management Services LLC (5597); and Fusion PM Holdings, Inc. (2478). The Debtors’ principal offices are located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (THE “DISCLOSURE STATEMENT”) IS INCLUDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE SECOND AMENDED JOINT CHAPTER 11 PLAN OF FUSION CONNECT, INC. AND ITS SUBSIDIARY DEBTORS, DATED OCTOBER 7, 2019 (AS MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME, THE “SECOND AMENDED PLAN”) AND IS INTENDED TO BE USED SOLELY TO DETERMINE HOW TO VOTE ON THE SECOND AMENDED PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE SECOND AMENDED PLAN IS 4:00 P.M., PREVAILING EASTERN TIME, ON NOVEMBER 4, 2019, UNLESS EXTENDED BY THE DEBTORS WITH THE CONSENT OF THE FIRST LIEN LENDER GROUP.

THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS MAY VOTE ON THE SECOND AMENDED PLAN IS SEPTEMBER 24, 2019 AT 5:00 PM PREVAILING EASTERN TIME (THE “VOTING RECORD DATE”).

RECOMMENDATION BY THE DEBTORS, THE FIRST LIEN LENDER GROUP, THE SECOND LIEN LENDER GROUP, AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE “CREDITORS’ COMMITTEE”) TO APPROVE THE SECOND AMENDED PLAN
The Restructuring Committee of the Board of Directors of Fusion Connect, Inc. (the “Restructuring Committee”) and the board of directors, managers, limited partners or members, as applicable, of each of its subsidiary Debtors have unanimously approved the transactions contemplated by the Second Amended Plan and recommend that all creditors whose votes are being solicited submit ballots to accept the Second Amended Plan. Holders of approximately 85% of First Lien Claims (as defined herein) have already agreed to vote in favor of the Second Amended Plan. The Second Lien Lender Group which holds 100% of Second Lien Claims (as defined herein) and the Creditors’ Committee also support confirmation of the Second Amended Plan and recommends that all holders of Second Lien Claims and all unsecured creditors vote to accept the Second Amended Plan.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE SECOND AMENDED PLAN.

THE ISSUANCE AND DISTRIBUTION UNDER THE SECOND AMENDED PLAN OF NEW EQUITY INTERESTS AND/OR SPECIAL WARRANTS (EACH TERM AS DEFINED HEREIN) WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY OTHER APPLICABLE SECURITIES LAWS PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE. THESE SECURITIES MAY BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR OTHER FEDERAL SECURITIES LAWS PURSUANT TO THE EXEMPTION PROVIDED BY SECTION 4(A)(1) OF THE SECURITIES ACT, UNLESS THE HOLDER IS AN “UNDERWRITER” WITH RESPECT TO SUCH SECURITIES, AS THAT TERM IS DEFINED IN SECTION 1145(B)(1) OF THE BANKRUPTCY CODE. IN ADDITION, SUCH SECTION 1145 EXEMPT SECURITIES GENERALLY MAY BE RESOLD WITHOUT REGISTRATION UNDER STATE SECURITIES LAWS PURSUANT TO VARIOUS EXEMPTIONS PROVIDED BY THE RESPECTIVE LAWS OF THE SEVERAL STATES. THE AVAILABILITY OF THE EXEMPTION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR ANY OTHER APPLICABLE SECURITIES LAWS SHALL NOT BE A CONDITION TO THE OCCURRENCE OF THE EFFECTIVE DATE (AS DEFINED IN THE SECOND AMENDED PLAN).

THE NEW EQUITY INTERESTS AND/OR SPECIAL WARRANTS TO BE ISSUED ON THE EFFECTIVE DATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE SECOND AMENDED PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. CERTAIN OF THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS “BELIEVES,” “EXPECTS,” “PROJECTS,” “INTENDS,” “PLANS,” “ESTIMATES,” “ASSUMES,” “MAY,” “SHOULD,” “WILL,” “SEEKS,” “ANTICIPATES,” “OPPORTUNITY,” “PRO FORMA,” “PROJECTIONS,” OR OTHER SIMILAR EXPRESSIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN AND IN FUSION CONNECT’S (AS DEFINED HEREIN) FILINGS WITH THE SEC.

READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS, INCLUDING THOSE IDENTIFIED IN SECTION IX OF THIS DISCLOSURE STATEMENT. IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED ALSO INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS, AND UNCERTAINTIES DESCRIBED IN MORE DETAIL UNDER THE HEADING “RISK FACTORS” AND ELSEWHERE IN THE ANNUAL, QUARTERLY AND CURRENT REPORTS OF FUSION CONNECT, INCLUDING AMENDMENTS THERETO, AND ITS OTHER FILINGS WITH THE SEC. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT (AS DEFINED BELOW).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. THE TERMS OF THE SECOND AMENDED PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE SECOND AMENDED PLAN OR IN CONNECTION WITH CONFIRMATION OF THE SECOND AMENDED PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO, AND ARE MADE A PART OF, THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

Page

I. INTRODUCTION		1
Summary of Plan Release and Exculpation Provisions		7
II. OVERVIEW OF COMPANY’S OPERATIONS		10
A.	Debtors’ Business	10
B.	Debtors’ Organizational Structure	12
C.	Directors and Officers	13
D.	Regulation of Company’s Business	15
E.	Debtors’ Existing Capital Structure	17
III. CIRCUMSTANCES LEADING TO COMMENCEMENT OF CHAPTER 11 CASES		19
A.	Birch Merger	19
B.	Amortization and Interest Payments	20
C.	Vendor Relationships and Lingo Dispute	20
D.	Pursuit of New Equity Investment	20
E.	Forbearance Agreement	20
F.	Super Senior Financing	21
G.	Formation of Restructuring Committee	21
H.	Formation and Function of Special Committee	22
I.	Marketing Process	23
J.	Alternative Restructuring Proposals	23
IV. OVERVIEW OF THE CHAPTER 11 CASES		23
A.	Commencement of Chapter 11 Cases and First Day Motions	23
B.	DIP Facility and Cash Collateral	24
C.	Procedural Motions and Retention of Professionals	28
D.	Appointment of the Creditors’ Committee	28
E.	Schedules and Statements; Rule 2015.3 Financial Reports	28
F.	Bar Date	28
G.	Lease Rejection Motions	28
H.	Exclusivity	29
I.	Litigation Matters	29
J.	Marketing Process and Bidding Procedures	30
K.	Creditors’ Committee’s Investigation	30
L.	Plan Settlement Negotiations and the Global Settlement	30

(continued)
Page

V. SUMMARY OF AMENDED PLAN		33
A.	Administrative Expense and Priority Claims.	33
B.	Classification of Claims and Interests.	35
C.	Treatment of Claims and Interests.	36
D.	Means for Implementation	39
E.	Distributions	53
F.	Procedures for Disputed Claims	57
G.	Executory Contracts and Unexpired Leases	59
H.	Conditions Precedent to Confirmation of Plan and Effective Date	63
I.	Effect of Confirmation of Plan	66
J.	Retention of Jurisdiction	72
K.	Miscellaneous Second Amended Plan Provisions	74
VI. TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAWS		79
VII. REGULATORY MATTERS		80
VIII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF SECOND AMENDED PLAN		86
A.	Consequences to the Debtors.	87
B.	Consequences to Holders of Certain Claims	89
C.	Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests	99
D.	Information Reporting and Withholding	101
IX. Certain Risk Factors to be Considered		101
A.	Certain Bankruptcy Law Considerations	102
B.	Additional Factors Affecting Value of Reorganized Debtors	104
C.	Risks Relating to Debtors’ Business and Financial Condition	105
D.	Factors Relating to Securities to be Issued Under Second Amended Plan, Generally	107
E.	Risk Related to Obtaining Exit Financing	107
F.	Risks Related to Investment in New Equity Interests	108
G.	Additional Factors	108
X. Voting Procedures and Requirements		109
A.	Voting Deadline	109
B.	Voting Procedures	110
C.	Parties Entitled to Vote	110

(continued)
Page

XI. Confirmation of Amended Plan		117
A.	Confirmation Hearing	117
B.	Objections to Confirmation	117
C.	Requirements for Confirmation of Second Amended Plan	119
XII. Alternatives To Confirmation and consummation of Second Amended Plan		124
A.	Alternative Plan of Reorganization	124
B.	Sale Under Section 363 of Bankruptcy Code	124
C.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law	124
XIII. Conclusion and Recommendation		126

(continued)

EXHIBIT A:
Amended Joint Plan of Reorganization

EXHIBIT B:
Restructuring Support Agreement

EXHIBIT C:
Financial Projections

EXHIBIT D:
Liquidation Analysis

EXHIBIT E:
Valuation Analysis

I.

INTRODUCTION

Fusion Connect, Inc. (“Fusion Connect” or “FCI”) and its U.S. subsidiary debtors (collectively, the “Debtors” and together with FCI’s non-debtor Canadian subsidiaries, the “Company”) submit this Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code in connection with the solicitation of votes with respect to the Second Amended Plan.2 The Second Amended Plan is annexed hereto as Exhibit A and is incorporated herein by reference. The Debtors commenced their chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on June 3, 2019 (the “Commencement Date”).

The purpose of this Disclosure Statement, including the exhibits annexed hereto, is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors that are entitled to vote on the Second Amended Plan to make an informed decision on whether to vote to accept or reject the Second Amended Plan. This Disclosure Statement contains summaries of the Second Amended Plan, certain statutory provisions, events contemplated in the Chapter 11 Cases, and certain documents related to the Second Amended Plan.

Fusion Connect is the ultimate parent of twenty (20) direct and indirect subsidiaries, eighteen (18) of which, together with Fusion Connect, are Debtors in these Chapter 11 Cases. The Company is a provider of integrated cloud solutions to small, medium, and large businesses in the United States and residential and business customers in Canada. The Company offers services to customers, enabling them to successfully migrate to and efficiently use the increasing power of the cloud. Such services include cloud communications, cloud connectivity, and cloud computing. A significant part of the Company’s historical expansion strategy has been to make strategic acquisitions of other providers. In May and June of 2018, the Company closed a reverse merger transaction with Birch Communications Holdings, Inc. (“Birch” and such transaction, the “Birch Merger”) and an acquisition of MegaPath Holding Corp. (“MegaPath” and such transaction, the “MegaPath Merger”), respectively. The Company pursued the Birch Merger with a vision of leveraging its existing processes and structures to create synergies between Fusion Connect’s and Birch’s joined customer bases, combine network infrastructure assets to improve operational efficiencies, and ultimately drive material growth in the combined companies’ annual revenue. In connection with the Birch Merger and the MegaPath Merger, the Company incurred $680 million in secured debt.

Due to underperformance compared to business projections, the Company found itself with limited liquidity and at risk of default under its debt documents by early 2019. Accordingly, in early 2019, the Company began its formal review of strategic alternatives, including by engaging in dialogue and communications with its key stakeholders. These efforts culminated in a restructuring support agreement (the “Restructuring Support Agreement”) with the First Lien Lender Group — the Company’s senior creditors — holding, in the aggregate, over 66 2/3% in aggregate principal amount of the outstanding First Lien Claims. The Restructuring Support Agreement contemplates the continuation of the Company’s prepetition marketing process that commenced in May 2019. A copy of the Restructuring Support Agreement is attached hereto as Exhibit B.3

By virtue of the Restructuring Support Agreement, the Company commenced the Chapter 11 Cases with a clear path to a confirmable chapter 11 plan of reorganization and a viable recapitalization — in which, among other things, approximately $411 million in funded debt will be extinguished, leaving a significantly deleveraged reorganized Company wholly owned by the First Lien Lenders and an appropriately sized exit working capital facility (the “Reorganization Transaction”). In addition, the Restructuring Support Agreement also provides for the continuation of the Company’s prepetition marketing process (the “Prepetition Marketing Process” and together with the postpetition sale and marketing process, the “Marketing Process”). Pursuant to the Marketing Process, any and all bids for all or some portion of the Company’s business have been evaluated as a precursor to confirmation of the chapter 11 plan. The Marketing Process has provided a public and competitive forum in which the Debtors sought bids or proposals for potential transactions that, if representing higher or otherwise better value for creditors of the Debtors than the Reorganization Transaction, would have been pursued in lieu of the Reorganization Transaction (the “Sale Transaction”).

The Debtors solicited bids for an investment in, or other acquisition of, the Debtors’ domestic business (the “U.S. Business”), FCI’s Canadian business (the “Canadian Business”) and the U.S. Business and the Canadian Business on a consolidated basis. Pursuant to the Bidding Procedures Order, the deadline for parties to submit non-binding indications of interest was July 16, 2019. The Debtors and their advisors have evaluated the indications of interest received and communicated with numerous potential bidders, including the Second Lien Lenders. Based on this analysis, and with the support of each of the Consultation Parties4 (as defined in the Bidding Procedures Order), the Debtors have decided to terminate the Marketing Process solely with respect to their U.S. Business and to pursue the Reorganization Transaction.

Upon consummation of the Reorganization Transaction, on the Effective Date, pursuant to and in accordance with the Second Amended Plan, the Reorganized Debtors will, among other things: (a) issue one hundred percent (100%) of the issued and outstanding New Equity Interests to be issued on the Effective Date to the holders of Allowed First Lien Claims (subject to dilution by the Special Warrants and Management Incentive Plan) in accordance with the Equity Allocation Mechanism and the Special Warrant Agreement, including a distribution of the Special Warrants to the holders of Allowed First Lien Claims in an amount such that, after the exercise of all Special Warrants issued on the Effective Date, holders of Allowed First Lien Claims would hold ninety-seven and one-half percent (97.5%) of the issued and outstanding New Equity Interests (subject to dilution by the Management Incentive Plan), (b) issue the Special Warrants to the holders of Allowed Second Lien Claims in an amount such that, after the exercise of all Special Warrants issued on the Effective Date, holders of Allowed Second Lien Claims would hold two and one-half percent (2.5%) of the issued and outstanding New Equity Interests (subject to dilution by the Management Incentive Plan), (c) enter into the New Exit Facility Credit Agreement, which is currently estimated to consist of loans and undrawn revolving commitments in an aggregate amount of $125 million, the proceeds of which would provide for the payment of the DIP Facility and provide liquidity for the Company’s working capital purposes, and (d) enter into the New First Lien Credit Agreement of up to $225 million to be issued to holders of Allowed First Lien Clams.

The Debtors filed their initial chapter 11 plan on July 1, 2019 (ECF No. 146) (the “Initial Plan”) with the support of the First Lien Lender Group. The Creditors’ Committee, however, raised certain concerns and potential objections with respect to the Initial Plan. Since filing the Initial Plan, the Debtors and the First Lien Lender Group engaged in numerous discussions with the Creditors’ Committee regarding Plan-related issues in order to determine whether support of the Creditors’ Committee could be secured. The Debtors filed an amended chapter 11 plan (ECF No. 368) dated as of September 3, 2019, which reflects the terms of a settlement reached by the Debtors, the Creditors’ Committee, and the First Lien Lender Group (the “Global Settlement”). The terms of the Global Settlement are incorporated in that Amended Plan and the Global Settlement is set out in greater detail in Section 4(L) of this Disclosure Statement. Pursuant to the Global Settlement, a litigation trust will be created and initially funded with $1.5 million (and have a committed loan from Reorganized FCI for an additional $3.5 million, available to be drawn in installments) to pursue certain causes of action. The proceeds of the litigation trust will be shared among Reorganized FCI and holders of Litigation Trust Interests as described in Section 4(L) below.

2
Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Second Amended Plan. To the extent any inconsistencies exist between this Disclosure Statement and the Second Amended Plan, the Second Amended Plan shall govern.

3
The signature pages for the Consenting First Lien Lenders (as defined in the Restructuring Support Agreement) have been removed from Exhibit B.

4
The Company and its advisors continue to evaluate proposals for the sale of the Canadian Business.

During the Chapter 11 Cases, the Debtors, the First Lien Lender Group, and the Creditors’ Committee have also engaged with an ad hoc group of holders of the Second Lien Claims (the “Second Lien Lender Group”), which collectively holds one hundred percent (100%) of Second Lien Claims regarding the terms of the Plan. On September 20, 2019, the Second Lien Lender Group filed an objection to the Disclosure Statement that included potential objections to the Initial Plan and the Global Settlement, including the proposed scope and beneficiaries of the releases and exculpation provisions of the Initial Plan, among other issues. The Second Lien Lender Group also served discovery requests on the Debtors and other parties. On September 24, 2019, the Debtors announced that the parties had reached a settlement in principle on the terms of the Second Amended Plan and Global Settlement. Contemporaneously herewith, the Debtors have filed the Second Amended Plan, which incorporates the resolution reached among the Debtors, the First Lien Lender Group, the Second Lien Lender Group, and the Creditors’ Committee and the amended terms of the Global Settlement.

Generally, the Second Amended Plan contemplates the following treatment for creditors or interest holders under the Reorganization Transaction.

■
As part of the restructuring contemplated by the Restructuring Support Agreement, the First Lien Lender Group backstopped a debtor-in-possession financing in the aggregate amount of $59.5 million (the “DIP Facility”) to support the Company’s operations during the Chapter 11 Cases. On the Effective Date, the DIP Facility will be paid in full in cash or refinanced in full in cash from borrowing under the Exit Financing Facility.

■
First Lien Claims. On the Effective Date, the holders of First Lien Claims will receive their Pro Rata share of (i) the First Lien Lender Equity Distribution (consisting of one hundred percent (100%) of the New Equity Interests issued and outstanding on the Effective Date and Special Warrants that, when all Special Warrants are exercised on a fully distributed basis, will cause holders of First Lien Claims to hold ninety-seven and one-half percent (97.5%) of the New Equity Interests (subject to dilution by the Management Incentive Plan)); provided, that, notwithstanding anything herein or in the Second Amended Plan to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism attached as Exhibit A to the Second Amended Plan; (ii) the loans under the New First Lien Credit Facility in the aggregate amount of up to $225.0 million (the “New First Lien Term Loans”); and (iii) cash or other proceeds, if any, from the sale of the Debtors’ Canadian Business unless otherwise agreed to by the Requisite First Lien Lenders.

■
Second Lien Claims. On the Effective Date, the holders of Second Lien Claims will receive their Pro Rata share of the Second Lien Lender Special Warrant Distribution (consisting of Special Warrants that, when all Special Warrants are exercised on a fully distributed basis, will cause holders of Second Lien Claims to hold two and one-half percent (2.5%) of the New Equity Interests (subject to dilution by the Management Incentive Plan).

■
General Unsecured Claims. On the Effective Date, the holders of General Unsecured Claims will receive their Pro Rata share of the Litigation Trust Interests.

■
Parent Equity Interests. On the Effective Date, the Parent Equity Interests will be extinguished and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

■
All Priority Non-Tax Claims, Other Secured Claims, Intercompany Claims, and Intercompany Interests are Unimpaired under the Second Amended Plan.

■
Following the Effective Date, Reorganized FCI will adopt a post-emergence management incentive plan (the “Management Incentive Plan”), under which up to ten percent (10%) of the New Equity Interests (after taking into account the shares to be issued under the Management Incentive Plan) will be reserved for issuance as awards on terms and conditions as agreed to by the New Board.

The Equity Allocation Mechanism. As set forth in Section VII herein, the Debtors hold certain licenses and telecommunications service authority necessary for their business operations. The Federal Communications Commission (the “FCC”) and the various state public utility commissions or public service commissions (the “State PUCs”) require that entities holding such licenses and authority obtain prior consent in the event of a material change in the equity or voting ownership of the licensed entities. Moreover, Section 310(b) of the Communications Act and the FCC’s foreign ownership rules limit the aggregate foreign equity ownership or aggregate foreign voting percentage in Reorganized FCI to twenty-five percent (25%) absent the issuance of a Declaratory Ruling by the FCC finding that the public interest would not be served by refusing or revoking the Company’s licenses. In order to allow Reorganized FCI to emerge without the need to seek such a Declaratory Ruling, the Equity Allocation Mechanism is designed so that foreign ownership of the Company will not exceed twenty-two and one-half percent (22.5%) at emergence. In addition, because the FCC rules require that Reorganized FCI disclose the identity of any individual or entity that holds ten percent (10%) or more of its equity or voting interests, the Equity Allocation Mechanism is designed so that, with the exception of Telecom Holdings, holders cannot hold equity ownership or voting rights in Reorganized FCI in excess of nine and three-quarters percent (9.75%). As such, the Debtors have submitted applications to the FCC and the State PUCs to obtain authorization for Telecom Holdings, LLC, a domestic U.S. entity established by the First Lien Lenders, to hold in excess of fifty percent (50%) but no more than seventy-seven and one-half percent (77.5%) of New Equity Interests on the Effective Date. Telecom Holdings, LLC is owned by twelve (12) U.S. Holders (as defined below). The remainder of the New Equity Interests in Reorganized FCI will be distributed on a Pro Rata basis to all other holders of First Lien Claims, who, together with Telecom Holdings, LLC, will hold one hundred percent (100%) of the New Equity Interests in Reorganized FCI on the Effective Date. The other holders of First Lien Claims will also receive Special Warrants in accordance with the procedures set forth in the Equity Allocation Mechanism. In total, the combination of New Equity Interests and Special Warrants issued to holders of First Lien Claims will represent ninety-seven and one-half percent (97.5%) of Reorganized FCI’s Common Stock on a fully diluted basis after the Exercise Date. All holders of Second Lien Claims will receive Special Warrants representing two and one-half percent (2.5%) of Reorganized FCI’s Common Stock on a fully diluted basis, pursuant to the Second Lien Lender Special Warrant Distribution.

The First Lien Lender Equity Distribution, along with the Equity Allocation Mechanism, govern the distribution of New Equity Interests and/or Special Warrants to the First Lien Lenders on the Effective Date. On the Effective Date, holders of First Lien Claims will receive New Equity Interests to the maximum extent permissible by relevant FCC rules and regulations, and will receive Special Warrants, which may be freely transferred or sold, subject to applicable laws, for the remainder of the value of such Claims. The implied value of the Special Warrants is equal to the value of a proportionate amount of New Equity Interests. On the Effective Date or shortly thereafter, Reorganized FCI will submit a Petition for Declaratory Ruling seeking authority to exceed twenty-five percent (25%) of foreign ownership and other applications with the FCC and State PUCs needed to obtain other relevant regulatory approvals. Once such approvals are obtained, holders of Special Warrants are automatically deemed to exercise their Special Warrants in exchange for a corresponding number of New Equity Interests and convert into direct equity of Reorganized FCI, subject to the procedures set forth in the Special Warrant Agreement and the relevant regulatory approvals.

Included in this Amended Disclosure Statement are the Financial Projections, a revised Liquidation Analysis, and the Valuation Analysis, each attached to this Amended Disclosure Statement as Exhibit C, Exhibit D, and Exhibit E, respectively. In preparing each of these exhibits, the Debtors worked closely with their advisors to develop a reasonably achievable business plan. The revisions to the Company’s business plan involved, among other measures, observation and modeling of base trends and past performance followed by forecasting of individual items, including revenue, expenses, and other line items. The Debtors consulted with numerous internal and external parties and advisors to ensure that this business plan was constructed with the utmost understanding of the Company’s business from financial, regulatory, and marketing perspectives. The Debtors and their advisors also considered industry trends in the development of the business plan, including both macro-trends within the telecommunications industry and trends at the product level.

With this background, the Company and its advisors have concluded that the Reorganization Transaction is expected to leave the U.S. business intact and significantly deleverage the Company’s balance sheet. It is also expected to enhance Fusion Connect’s long-term growth prospects and operational performance.

Accomplishing a speedy and efficient resolution of the Chapter 11 Cases is essential to maximizing the value of the Company. Under the Restructuring Support Agreement and pursuant to the terms of the DIP Documents, the Debtors are obligated to meet certain milestones. Specifically, the Restructuring Support Agreement and the DIP Facility may be terminated if, among other things, the Debtors fail to satisfy the following milestones (unless the Requisite First Lien Lenders (as defined in the Restructuring Support Agreement) agree to extend the relevant milestone in advance or waive the default):

Milestone	Deadline (as extended from time to time)
Entry of Order Approving Bidding Procedures (as defined below)	July 3, 2019
Commence Solicitation of Non-Binding Indications of Interest (“Exit Financing IOIs”)	July 3, 2019
Entry of Final DIP Order	July 8, 2019
Filing of State PUC Applications	August 10, 2019
Entry of Order Approving Disclosure Statement	October 11, 2019
Receive Binding Commitment Letter for the New Exit Credit Agreement	November 1, 2019
Entry of Order Confirming Second Amended Plan	November 14, 2019 (Pending the Court’s availability)
Occurrence of Second Amended Plan Effective Date	December 4, 2019 (or December 19, 2019 if 15-day extension is exercised in accordance with the terms of the Restructuring Support Agreement)

THE DEBTORS, THE CREDITORS’ COMMITTEE, THE FIRST LIEN LENDER GROUP, AND THE SECOND LIEN LENDER GROUP SUPPORT CONFIRMATION OF THE SECOND AMENDED PLAN AND URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE SECOND AMENDED PLAN TO VOTE TO ACCEPT THE SECOND AMENDED PLAN, BECAUSE THEY BELIEVE THAT THE SECOND AMENDED PLAN PROVIDES THE HIGHEST AND BEST RECOVERY FOR ALL STAKEHOLDERS.

WHO IS ENTITLED TO VOTE: Under the Bankruptcy Code, only holders of claims or interests in “impaired” Classes are entitled to vote on the Second Amended Plan (unless, for reasons discussed in more detail below, such holders are deemed to reject the Second Amended Plan pursuant to section 1126(g) of the Bankruptcy Code). Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” unless (i) the Second Amended Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Second Amended Plan, among other things, cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

Holders of Claims in Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) are the only Classes being solicited under, and the only Classes entitled to vote on, the Second Amended Plan.

THE SECOND AMENDED PLAN PROVIDES THAT THE HOLDERS OF CLAIMS IN CLASS 3, CLASS 4, AND CLASS 5 WHO VOTE TO ACCEPT THE SECOND AMENDED PLAN ARE DEEMED TO HAVE GRANTED THE RELEASES CONTAINED IN SECTION 10.6(b) OF THE SECOND AMENDED PLAN.

The following table summarizes (i) the treatment of Claims and Interests that are classified under the Second Amended Plan, (ii) which Classes are impaired by the Second Amended Plan, (iii) which Classes are entitled to vote on the Second Amended Plan, and (iv) the estimated recoveries for holders of Claims and Interests in the Reorganization Transaction. The table is qualified in its entirety by reference to the full text of the Second Amended Plan. For a more detailed summary of the terms and provisions of the Second Amended Plan, see Article V—Summary of Second Amended Plan below. The Second Amended Plan constitutes a separate plan for each Debtor. Each class of Claims and Interests only address claims against or interest in a particular Debtor. A discussion of the amount of Claims in each Class is set forth in Article V.C hereof.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote onthe Second Amended Plan	Approx. Recovery in Reorganization
1	Priority Non-Tax Claims
Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable; or (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated.
			Unimpaired	No (Presumed to Accept)	100.0%
2	Other Secured Claims
Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) Reinstatement of such holder’s Allowed Other Secured Claim; or (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired.
			Unimpaired	No (Presumed to Accept)	100.0%

3	First Lien Claims
Except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such First Lien Claim, each such holder thereof (or, with respect to any New Equity Interests to be issued pursuant to the First Lien Lender Equity Distribution, such holder’s permitted designee) shall receive on the Effective Date such holder’s Pro Rata share of (a) the First Lien Lender Equity Distribution; provided, that notwithstanding anything in the Second Amended Plan to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism; (b) the loans under the New First Lien Credit Facility; and (c) cash or other proceeds, if any, from the sale of the Debtors’ Canadian business unless otherwise agreed to by the Requisite First Lien Lenders.
For the avoidance of doubt, on the Effective Date, the Prepetition First Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.9 of the Second Amended Plan) without further action by or order of the Bankruptcy Court.
		Impaired	Yes	60.0-76.1%
4	Second Lien Claims
Except to the extent that a holder of an Allowed Second Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Second Lien Claim, on the each such holder thereof shall receive on the Effective Date such holder’s Pro Rata share of the Second Lien Lender Special Warrant Distribution.
For the avoidance of doubt, on the Effective Date, the Prepetition Second Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.9 of the Second Amended Plan) without further action by or order of the Bankruptcy Court.
		Impaired	Yes	4.0-6.9%
5	General Unsecured Claims
Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive such holder’s Pro Rata share of the Litigation Trust Interests on the Effective Date.
		Impaired	Yes	N/A4

6	Intercompany Claims
On or after the Effective Date, all Intercompany Claims will be adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion, but not paid in Cash.
			Unimpaired	No (Presumed to Accept)	N/A
7	Intercompany Interests
On or after the Effective Date, all Intercompany Interests shall be cancelled, reinstated, or receive such other treatment as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion.
			Unimpaired	No (Presumed to Accept)	N/A
8	Parent Equity Interests	On the Effective Date, all Parent Equity Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise. To the extent permitted by applicable law, on or promptly after the Effective Date, the Reorganized Debtors shall file with the SEC a Form 15 for the purpose of terminating the registration of any of FCI’s publicly traded securities.	Impaired	No (Deemed to reject)	0.0%
9	Subordinated Securities Claims	Holders of Subordinated Securities Claims shall not receive or retain any property under the Second Amended Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.	Impaired	No (Deemed to reject)	0.0%

4 “N/A” indicates that the amount cannot be calculated.

Summary of Plan Release and Exculpation Provisions

Section 10 of the Second Amended Plan provides for the release of the Released Parties (as defined below) and the exculpation of the Exculpated Parties (as defined below). The Debtors’ releases of the Released Parties pursuant to Section 10.6(a) of the Second Amended Plan (the “Estate Releases”), the consensual third-party releases of the Released Parties pursuant to Section 10.6(b) of the Second Amended Plan (the “Consensual Releases”), and the exculpation of the Exculpated Parties pursuant to Section 10.7 of the Second Amended Plan are an integral part of the Debtors’ overall restructuring efforts and are an essential element of the Second Amended Plan and the Global Settlement.

The Debtors believe that the Estate Releases satisfy the business judgment standard. The Estate Releases provided in the Second Amended Plan grant a release and discharge of limited parties by the Debtors and their Estates, the Reorganized Debtors, and the Litigation Trust. In exchange for the material benefits they will receive from the Released Parties through the Second Amended Plan, among other things, the Debtors have proposed to release the Released Parties. When considering releases by a debtor of non-debtor third parties pursuant to section 1123(b)(3)(A), the appropriate standard is whether the release is a valid exercise of the debtor’s business judgment and is fair, reasonable, and in the best interests of the estate. See In re Angelica Corp., Case No. 17-10870 (JLG), Aug. 29, 2017 Hr’g Tr. at 12:23-13:11 (“In cases like this one where there are no known claims against a party to receive a Release, Courts in this district approved Debtor Releases when they represent a valid exercise of the Debtor’s business judgement and are in the best interest of the estate.”); In re Motors Liquidation Co., 447 B.R. 198, 220 (Bankr. S.D.N.Y. 2011) (“Releases by estates involve a give-up of potential rights that are owned by the estate, and are perfectly permissible in a plan, either as parts of plan settlements or otherwise, though the court must satisfy itself (at least if anyone raises the issue) that the give-up is an appropriate exercise of business judgment, and, possibly, in the best interests of the estate.”); In re DBSD N. Am., Inc., 419 B.R. 179, 217 (Bankr. S.D.N.Y. 2009) (approving plan provision that released and discharged claims and causes of action by debtors on basis that such releases and discharges “represent a valid exercise of the Debtors’ business judgment, and are fair, reasonable and in the best interests of the estate.”), aff’d, Case No. 90–13061 (REG), 2010 WL 1223109 (S.D.N.Y. Mar. 24, 2010), aff’d in part, rev’d in part sub nom. DISH Network Corp. v. DBSD N. Am. Inc. (In re DBSD N. Am.), 634 F.3d 79 (2d Cir. 2011); In re Charter Commc’ns, 419 B.R. 221, 257-60 (Bankr. S.D.N.Y. 2009) (“When reviewing releases in a debtor’s plan, courts consider whether such releases are in the best interest of the estate”); In re Bally Total Fitness of Greater N.Y., Inc., Case No. 07-12395 (BRL), 2007 WL 2779438, at *12 (Bankr. S.D.N.Y. Sept. 17, 2007) (finding debtor releases appropriate where they represented a valid exercise of the debtors’ business judgment and were in the best interests of the estate). Debtors have considerable leeway in issuing releases of their own claims, and such releases are considered “uncontroversial.” See In re Adelphia Commc’ns Corp., 368 B.R. 140, at 263 n. 289 (Bankr. S.D.N.Y. 2007).

During the course of plan negotiations with the Consenting First Lien Lenders, it was clear that the Estate Releases of such parties would be a necessary condition to entry into and consummation of the restructuring transaction embodied in the Second Amended Plan. Without the Estate Releases, the Debtors and their stakeholders would likely not have been able to secure the substantial benefits provided by the First Lien Lender Group, including, without limitation, the Consenting First Lien Lenders’ financing of the Prepetition Super Senior Loans and the DIP Facility. Had the Estate Releases not been provided, the Debtors’ chances of avoiding detrimental business disruption during the Chapter 11 Cases and securing the valuable consideration provided by the Second Amended Plan would have been next to impossible. The releases exchanged are also appropriate with regard to the Creditors’ Committee, and the Debtors intend to present ample evidence to support that the Estate Releases are a valid exercise of the business judgment rule.

With respect to the Consensual Releases, the Debtors believe that such releases are appropriate and may become binding in accordance with section 1141(a) of the Bankruptcy Code and applicable law. In addition, each of the Exculpated Parties has made a substantial contribution to the Debtors’ reorganization efforts and played an integral role in working towards an expeditious resolution of these Chapter 11 Cases. The Debtors believe that the exculpation provisions are appropriately limited to the Exculpated Parties’ participation in these Chapter 11 Cases and have appropriate carve outs for liability resulting from gross negligence, willful misconduct, or intentional fraud. Accordingly, each of the Released Parties and the Exculpated Parties warrant the benefit of the release and exculpation provisions.

The Debtors also believe that the release and exculpation provisions in the Second Amended Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Second Circuit (the “Second Circuit”). In the Second Circuit, exculpation provisions that cover non-estate fiduciaries are permitted. See, e.g., In re Oneida, 351 B.R. 79, 94, n.22 (Bankr. S.D.N.Y. 2006) (approving an exculpation provision covering a number of prepetition actors with respect to certain prepetition actions, as well as postpetition activity); In re Granite Broad. Corp., 369 B.R. 120, 139 (Bankr. S.D.N.Y. 2007) (providing exculpation of controlling shareholder as well as estate fiduciaries); In re Eastman Kodak Co., No. 12-10202 (Bankr. S.D.N.Y. Aug. 23, 2013) (overruling U.S. Trustee objection to exculpation of both estate fiduciaries and nonfiduciaries from liability for “any prepetition or postpetition act taken or omitted to be taken in connection with, or arising from or relating in any way to, the chapter 11 cases”); In re Charter Commc’ns, Inc., No. 09-11435 (Bankr. S.D.N.Y. Nov. 17, 2009) (approving exculpation of estate fiduciaries and non-fiduciaries for “any pre-petition or postpetition act taken or omitted to be taken in connection with, or related to . . .. the restructuring of the Company”); In re Cengage Learning, Inc., No. 13-44106 (Bankr. E.D.N.Y. Mar. 14, 2014) (approving exculpation provision for estate fiduciaries and non-fiduciaries for “any prepetition or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, soliciting, preparing, disseminating, confirming, implementing, or consummating the Second Amended Plan”).

Courts have recognized the appropriateness of extending exculpation to parties who make a substantial contribution to a debtor’s reorganization and, specifically, who play an integral role in building consensus in support of a debtor’s restructuring. See, e.g., In re Residential Capital, No. 12-12020, Findings of Fact, ¶ 291 (ECF No. 6066) (Bankr. S.D.N.Y. Dec. 11, 2013) (approving exculpation of certain prepetition lenders who “played a meaningful role. . . in the mediation process, and through the negotiation and implementation of the Global Settlement and Plan”); In re Worldcom, Inc., No. 02-13533, 2003 WL 23861928, at *52 (approving exculpation provisions where “[t]he inclusion of the Exculpation Provision … in the Second Amended Plan [was] vital to the successful negotiation of the terms of the Second Amended Plan in that without such provisions, the Covered Parties would have been less likely to negotiate the terms of the settlements and the Second Amended Plan.”). The Exculpated Parties provided a substantial contribution to the estates, and the protections afforded by the Exculpation are, therefore, reasonable and appropriate.

The “Released Parties” are, collectively, the: (a) Reorganized Debtors; (b) Consenting First Lien Lenders; (c) Prepetition First Lien Administrative Agent; (d) Consenting Second Lien Lenders; (e) Prepetition Second Lien Administrative Agent; (f) DIP Agent; (g) DIP Lenders; (h) Prepetition Super Senior Administrative Agent; (i) Prepetition Super Senior Lenders; (j) Creditors’ Committee and each of its members in such capacity; (k) the Specified Officers and Directors (four (4) individuals); (l) Non-Debtor Related Parties; and (m) Debtor Related Parties. The “Debtor Related Parties” is a narrow class including certain of the Debtor’s postpetition advisors, each Debtor’s successors, and all of the Debtors current non-officer employees. The “Non-Debtor Related Parties” encompasses affiliates and employees of Non-Debtor Released or Exculpated Parties.

The Second Amended Plan specifically identifies the following “Non-Released Parties”: (a) any current or former director, officer, member, shareholder, or employee of the Debtors or predecessor of the Debtors, other than the Specified Officers and Directors and the Debtor Employees; (b) any Affiliate of the Debtors or predecessors of the Debtors, and any directors, officers, shareholders, or employees thereof; (c) any predecessor of a Debtor; (d) Lingo Communications LLC, any Affiliates thereof, and their directors, officers, shareholders, and employees; (e) any subsequent transferee of any of the foregoing; (f) any counsel, accountant or other professional advisor to (x) any of the foregoing and (y) the Debtors or predecessor of any Debtor prior to March 1, 2019; provided, that vendors and contract counterparties of Reorganized FCI, other than Lingo Communications LLC and any Affiliates thereof, shall not be Non-Released Parties solely with respect to any Preference Action against them; provided further, that no Reorganized Debtor, Reorganized Debtor’s successor or Consenting First Lien Lender shall be a Non-Released Party.

The “Exculpated Parties” are, collectively, each solely in their capacities as such, the (a) Debtors; (b) Reorganized Debtors; (c) Consenting First Lien Lenders; (d) Prepetition First Lien Administrative Agent; (e) Prepetition Super Senior Administrative Agent; (f) DIP Agent, (g) DIP Lenders; (h) New First Lien Lenders; (i) New First Lien Agent; (j) New Exit Facility Lenders; (k) New Exit Facility Agent; (l) Litigation Trust Oversight Committee; (m) Creditors’ Committee and each of its members in such capacity; (n) Non-Debtor Related Parties; and (o) Debtor Exculpated Parties.

WHERE TO FIND ADDITIONAL INFORMATION: Fusion Connect files annual reports and quarterly reports with, and furnishes other information to the SEC. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on April 2, 2019, the Company’s audit committee, after consultation with management and discussion with our independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2017 and for the periods ended June 30, 2018 and September 30, 2018 (collectively, the “Restated Periods”) and other financial communications for the Restated Periods should no longer be relied upon and should be restated for certain accounting errors. The Debtors believe that these accounting errors resulted in a discrepancy of approximately $3 million.

Any Current Reports on Form 8-K (other than information furnished pursuant to Items 2.02 or 7.01 and any related exhibits of any Form 8-K, unless expressly stated otherwise therein), Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed by Fusion Connect with the SEC after the date of this Disclosure Statement will be considered a part of this Disclosure Statement from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference or contained in this Disclosure Statement shall be deemed to be modified or superseded for purposes of this Disclosure Statement to the extent that a statement contained herein or in any other subsequently dated or filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should carefully read the entire Disclosure Statement and the documents incorporated by reference herein. Any financial data included herein remains subject to the customary review procedures associated with the completion of the Company’s public reporting requirements.

II.
OVERVIEW OF COMPANY’S OPERATIONS

A. Debtors’ Business

1. History and Formation

Fusion Connect was initially founded in Delaware by Marvin S. Rosen and Philip D. Turits in September 1997. Since then, the Company has expanded through a combination of organic growth and strategic acquisitions and is now a provider of integrated cloud solutions for small, medium, and large businesses in the United States and residential and business customers in Canada. On February 25, 2005, the Company commenced its initial public offering, becoming a publicly listed company on the NASDAQ Stock Market (“NASDAQ”). The Company was delisted from the NASDAQ Global Market effective May 13, 2019.

2. Current Business Operations

The Company’s broad operational goal is to provide companies with a unified platform to leverage cloud and other communications technology and to serve as the single point of contact for related troubleshooting. To fill this role, the Company offers a variety of products, including Unified Communications-as-a-Service (“UCaaS”), dedicated internet access and private networks, and cloud storage and security, all on a single platform that is supported by dedicated “Contact Customer” services. The Company also offers Infrastructure-as-a-Service (“IaaS”) solutions that allow businesses to layer additional cloud services onto its platform.

The Company categorizes its suite of services into three broad categories: (i) Cloud Communications, (ii) Cloud Connectivity, and (iii) Cloud Computing. Depending on the needs and sizes of individual customers, the Company offers different product bundles and service packages. In each case, the Company’s goal is to provide companies with reduced secure data storage costs, as well as an advanced and consistent communications network, all on a unified platform. The Company is able to achieve this goal, in part, through its extensive North American network.

(a)           Cloud Communications

The Company’s Cloud Communications service consists primarily of its “Cloud Voice,” UCaaS, and SIP trunking offerings. The Company’s Cloud Voice service allows customers to replace land-based office telephone systems with a cloud-based digital telephone system, reducing upfront capital costs and simplifying operations for office telephone systems. Cloud Voice provides efficiencies for companies with multiple offices or a highly mobile workforce, and for companies that are opening a new office or need to expand or replace existing legacy telephone systems. The Company supports its Cloud Voice service through its UCaaS solutions, which integrate audio, video, messaging, and web services together, enhancing customers’ ability to convey information and communicate effectively. The Company’s SIP trunking service allows customers to retain their existing business telephone systems while operating those systems using an internet connection.

(b)           Cloud Connectivity

The Company’s Cloud Connectivity service provides businesses with dedicated circuits to high-speed broadband internet access, private networks, and other network-related services such as Multiprotocol Label Switching (“MPLS”)5 services, and SD-WAN (Software-Defined Wide-Area Networks). The goal of the Cloud Connectivity service is to facilitate optimized access to cloud services, private data centers, and enterprise applications over the internet or by private links.

(c)           Cloud Computing

The Company’s Cloud Computing service provides customers with private and hybrid cloud computing (IaaS) to centralize information management, hardware, network, and infrastructure in an off-premise hosted location. In connection with its Cloud Computing services, the Company also supports secure file sharing, backup and recovery services, and a unified threat management system to help detect, deter, and defeat cyber-attacks to mitigate against business disruptions.

5
MPLS is a routing technique in telecommunications networks that directs data from one node to the next based on short path labels rather than long network addresses, thus avoiding complex lookups in a routing table and speeding traffic flows.

3. Employees

As of the Commencement Date, the Debtors employed 810 full-time employees and 3 part-time employees who perform a variety of critical functions, including sales, marketing, engineering and development, operations, customer service, human resources, general administration, legal, finance, and management. In addition, the Debtors rely on services from a supplemental workforce comprised of approximately 45 independent contractors and consultants that provide services related to the Debtors’ operations. Specifically, the supplemental workforce provides services with respect to accounting, information technology, facilities maintenance, claims management, and other shared services.

B. Debtors’ Organizational Structure

Fusion Connect is currently a public company with the majority of its shares held by BCHI Holdings, LLC (“BCHI”). Fusion Connect owns, directly or indirectly, 100% of the ownership interest in each of the other Debtors and Fusion Connect’s non-debtor Canadian Subsidiaries (as defined below). The chart below illustrates the Company’s current organizational structure:

The Company’s current corporate structure is the product of its 2018 acquisition of MegaPath and the reverse merger with Birch. Specifically, Fusion MPHC Holding Corporation and its two (2) subsidiaries reflect the MegaPath portion of the Company’s business. Fusion BCHI Acquisition LLC (“Fusion BCHI”) and its subsidiaries represent the Company’s business that Fusion Connect acquired as part of the Birch Merger. Fusion NBS Acquisition Corp. and Fusion LLC operate the remainder of the Company’s business.

The two (2) non-Debtor entities included in the organizational structure chart — Primus Management ULC (“Primus Management”) and Bircan Management ULC (collectively, the “Canadian Subsidiaries”) — operate the Company’s Canadian Business, which provides telecommunications services to residential and business customers in Canada. As described below, the Debtors provide certain direct and indirect financial support to the Canadian Business in the ordinary course.

C. Directors and Officers

The following table sets forth the names of the members of Fusion Connect’s current Board of Directors:

Name	Position
Matthew D. Rosen	Director (Chairman)
Holcombe T. Green, Jr.	Director (Vice Chairman)
Michael J. Del Giudice	Director
Lewis W. Dickey, Jr.	Director
Neal P. Goldman	Director
Holcombe T. Green, III	Director
Rafe de la Gueronniere	Director
Marvin S. Rosen	Director

The following table sets forth the names of the members of the Restructuring Committee:

Michael J. Del Giudice
Lewis W. Dickey, Jr.
Neal P. Goldman
Rafe de la Gueronniere

The following table sets forth the name of the member of the Special Committee (as defined below):

Neal P. Goldman

The following table sets forth the names of Fusion Connect’s current executive officers:

Name	Position
Matthew D. Rosen	Chief Executive Officer
Russell P. Markman	President and Chief Operating Officer
Keith Soldan	Chief Financial Officer
Brian George	Chief Technology Officer
James P. Prenetta Jr.	Executive Vice President and General Counsel

The composition of the board of directors of Reorganized FCI will be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

1. Leadership Changes

The Debtors intend to file a motion seeking entry of an order authorizing the Debtors to (i) appoint Kevin Brand as the Debtors’ President, Chief Operating Officer, and interim Chief Executive Officer pursuant to and in accordance with the terms and conditions set forth in that certain Employment Agreement between FCI and Mr. Brand (the “Employment Agreement”), (ii) payment of certain fees to Matthew D. Rosen in connection with his role as Chairman of the Board, and (iii) enter into that certain Consulting Agreement between FCI and Russell P. Markman (the “Markman Consulting Agreement”). The motion will also request authority to waive certain retention payments that were made to Mr. Rosen and Mr. Markman prior to the Commencement Date. Mr. Rosen and Mr. Markman will resign as Chief Executive Officer and Chief Operating Officer of FCI, respectively, and from any and all officer and director positions at any of FCI’s subsidiaries, effective October 7, 2019. Kevin Brand, FCI’s current Vice President of Customer Support, will be named interim Chief Executive Officer of the Company upon the effective date of Mr. Rosen’s resignation and until such time as a successor Chief Executive Officer is appointed. Mr. Brand will also accept a permanent position as the Company’s Chief Operating Officer.

The Restructuring Committee believes that Mr. Brand’s deep industry and company knowledge, combined with his past operational experience, make him an ideal candidate for these positions. Mr. Brand has been in the technology and communications industry for more than thirty years. His background includes senior leadership roles at AT&T, CAIS Internet, and EarthLink in a wide range of functional areas, including product management, product marketing, network engineering and operations, customer support, provisioning, and partner sales. Mr. Brand holds a B.S. in Systems Science and Mathematics from Washington University in St. Louis and an M.S. in Operations Research from the University of California at Berkeley. Mr. Brand joined FCI as Vice President – Customer Support, as part of the company’s acquisition of the Cloud and Business Services business of Birch in May 2018, where he served in the same positon after joining Birch in 2017. Prior to joining Birch, Mr. Brand served as Head of Products at Promethean from 2015 to 2016.

Mr. Brand will enter into the Employment Agreement with the Company, which includes an initial annual base salary of $550,000 which will remain in effect until a permanent CEO is appointed by the Board of Directors, at which time Mr. Brand’s base salary will be reduced to $450,000.

Mr. Rosen will continue to serve as Chairman of the Board until the Effective Date and receive his current base salary and remain eligible to participate in the Company’s retirement and health and welfare benefit plans. In addition, pursuant to the Second Amended Plan, on the Effective Date, Mr. Rosen and the Reorganized Debtors will enter into a consulting agreement (the “Rosen Consulting Agreement”), subject to Court approval of the Second Amended Plan, pursuant to which Mr. Rosen will provide ongoing consulting services to the Company. The Rosen Consulting Agreement provides that, among other things, Mr. Rosen will begin a six-month consulting term on the Effective Date and will continue to receive his current base salary during such term. Mr. Rosen will be subject to a number of covenants in favor of FCI, including confidentiality during, and for 18 months after, the term of the Rosen Consulting Agreement and non-solicitation of employees during the term of the Rosen Consulting Agreement, as well as other restrictive covenants. As Chairman of the Board until the Effective Date and consultant thereafter, Mr. Rosen will be available to assist Mr. Brand and the Company to stabilize the business and put the Company on the right track to profitability. Mr. Rosen has extensive experience in the industry and strong relationships with the Company’s employees, customers, and vendors that need to be carefully managed and attended to.

Mr. Markman will remain employed with the Company until his employment is formally terminated by the Company. He will continue to receive bi-weekly pay at a level equivalent to Mr. Markman’s current base salary. On the date upon which Mr. Markman is formally terminated by the Company, FCI will enter into the Markman Consulting Agreement, pursuant to which Mr. Markman will provide ongoing consulting services. The Markman Consulting Agreement provides that, among other things, Mr. Markman will provide consulting services for a three-month term with FCI and receive a fixed monthly fee of $33,334. Mr. Markman will be subject to a number of covenants in favor of FCI, including confidentiality during, and for 18 months after, the term of the Markman Consulting Agreement and non-solicitation of employees during the term of the Markman Consulting Agreement. Pursuant to the Consulting Agreement, Mr. Markman’s scope of work includes, but is not limited to, being available, during normal business hours, to respond to questions from Mr. Brand and/or his designee regarding strategic questions relating to sale and marketing activities of the Company. As is the case with Mr. Rosen, Mr. Markman has deep relationships with key stakeholders at the Company, in particular, the channel partners. A smooth transition of Mr. Markman is essential for preservation of value.

Prior to the Commencement Date, Mr. Rosen and Mr. Markman were each paid a retention bonus pursuant to the Company’s key employee retention program (“KERP”) of $200,000 and $250,000, respectively. Following consultation with, and with the support of, the First Lien Lender Group and the Creditors’ Committee, the Company has elected not to pursue the return of these payments because Mr. Rosen and Mr. Markman will continue to provide valuable contributions to the Company. The First Lien Lender Group and the Creditors’ Committee consent to this treatment and it is a critical component of the Global Settlement.

The Rosen Consulting Agreement has been incorporated into the Plan and will be entered into with the Reorganized Debtors upon the Effective Date of the Plan. In addition, the Plan has been modified to provide that any recovery by the Litigation Trust against Mr. Rosen and Mr. Markman will be limited to D&O Insurance amounts. Modifications were made to the Global Settlement to account for this negotiated change.

D. Regulation of Company’s Business

In the United States, Fusion Connect, Inc., Fusion LLC, Fusion Cloud Services, LLC (“FCS”), Fusion Communications, LLC, Fusion Telecom of Kansas, LLC, Fusion Telecom of Oklahoma, LLC, Fusion Telecom of Missouri, LLC, and Fusion Telecom of Texas Ltd., L.L.P.’s (collectively the “Fusion Licensees”) services are generally subject to varying degrees of federal, state and local regulation, including regulation by the FCC and the State PUCs. While these regulatory agencies grant the Fusion Licensees the authority to operate those aspects of their services that are subject to regulation, they typically exercise minimal control over the Fusion Licensees’ services and pricing.

1. Telecommunications Services

As carriers, the Fusion Licensees are subject to FCC regulation under the Communications Act of 1934 (as amended, the “Communications Act”). The Fusion Licensees have the necessary authority under Section 214 of the Communications Act to operate in the United States as providers of domestic interstate telecommunications services and to provide international telecommunications services pursuant to FCI’s international Section 214 authority. Fusion Cloud Services, LLC also holds FCC-issued common carrier radio station licenses and a private radio station license. The Fusion Licensees also hold various intrastate telecommunications authorizations issued by the State PUCs.

These agencies impose regulatory obligations upon the Fusion Licensees, including but not limited to licensing/registration and tariffing requirements; annual FCC and State PUC regulatory assessments; 911 emergency service requirements; Communications Assistance for Law Enforcement requirements; obligations to support federal and state universal service funds; compliance with and contributions to Telecommunications Relay Services (“TRS”); compliance with public safety and consumer protection standards; compliance with the protocols of the North American Numbering Plan Administration (“NAMPA”), and the Local Number Portability Administration as well as with Customer Proprietary Network Information (“CPNI”) requirements and disability access obligations, Local Number Portability (“LNP”) requirements, service discontinuance notification obligations, outage reporting requirements, and rural call completion reporting and rules related to ring signal integrity. Should such Fusion Licensee fail at any time to hold the licenses required to provide intrastate, interstate or international services, fail to meet any of the FCC and State PUC requirements discussed above applicable to these licenses, including the payment of required regulatory fees and fund contributions, the Fusion Licensee could be subject to fines and/or other penalties, including revocation of operating authorizations.

2. VoIP Services

The Company’s U.S. VoIP services are lightly regulated, although certain traditional telecommunications regulations have been applied to VoIP services. The FCC does not require companies to hold an authorization to provide VoIP services; however, the FCC does require providers of interconnected VoIP services to comply with: 911 emergency service requirements; registration requirements; Communications Assistance for Law Enforcement requirements; obligations to support Universal Service including the Universal Service Fund (“USF”), TRS, FCC regulatory fees; NAMPA, and the Local Number Portability Administration; CPNI requirements; disability access obligations; LNP requirements; service discontinuance notification obligations; outage reporting requirements; and rural call completion reporting and rules related to ring signal integrity. The FCC defines interconnected VoIP service as service that (i) enables real-time, two-way voice communications, (ii) requires a broadband connection from the user’s location, (iii) requires internet protocol compatible customer premises equipment, and (iv) permits users generally to receive calls that originate on and terminate calls to the public switched telephone network. Under this definition, the Fusion Licensees are providers of interconnected VoIP service. Should a Fusion Licensee fail to meet any of the FCC requirements discussed above or fail to make required contributions in the future, it could be subject to fines and/or penalties.

As a result of the FCC’s preemption of states’ ability to regulate certain aspects of VoIP service, and a trend in state legislatures to affirmatively deregulate VoIP services for most purposes, the Company’s VoIP services in the U.S. are subject to relatively few state regulatory requirements aside from a small number of registrations, collection of state and local E911 fees and state Universal Service support obligations. The state regulatory framework for Fusion Connect’s U.S. VoIP services continues to evolve, so the Company, in conjunction with its professional advisors, monitors the actions of the various state regulatory agencies and endeavors to ensure that it is in compliance with applicable state law, including any new statutes or regulations that may be passed. However, there can be no assurance that the Company will become aware of all applicable requirements on a timely basis, or that the Company will always be fully compliant with applicable rules and regulations. Should the Company fail to be compliant with applicable state regulations, or to file required reports with state regulatory agencies, the relevant Fusion Licensee could be subject to fines and/or penalties. The Company expects to incur ongoing operational, legal, and system costs in order to comply with these rules and regulations.

E. Debtors’ Existing Capital Structure

1. Prepetition Indebtedness

The following description is for informational purposes only and is qualified in its entirety by reference to the documents setting forth the specific terms of such obligations and their respective related agreements.

(a)           Super Senior Loan Agreement

To obtain additional working capital during the weeks leading to the Commencement Date, the Debtors entered into that certain Super Senior Secured Credit Agreement, dated as of May 9, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Super Senior Loan Agreement” and such obligations thereunder, the “Super Senior Loan Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent and collateral agent, and the lenders party thereto (the “Super Senior Lenders”).6 As of the Commencement Date, the aggregate principal amount outstanding under the Super Senior Loan Agreement was $20.0 million. Obligations under the Super Senior Loan Agreement are secured by a lien on substantially all of the Debtors’ assets, including 100% of the equity of non-Debtor Primus Management.

(b)           First Lien Credit Agreement

As of the Commencement Date, the Debtors had outstanding first lien secured debt obligations under that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement” and such obligations thereunder, the “First Lien Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, Wilmington Trust, as administrative agent and collateral agent, and the lenders party thereto (the “First Lien Lenders”). As of the Commencement Date, the aggregate principal amount outstanding under the First Lien Credit Agreement was approximately $585.5 million, which amount consisted of the following tranches of debt, each secured by the same collateral with pari passu lien priority: (i) approximately $44.2 million in “Tranche A” term loans (the “Tranche A Term Loans”), (ii) approximately $499.0 million in “Tranche B” term loans (the “Tranche B Term Loans”), and (iii) $39.8 million in loans under a revolving facility (the “Revolving Loans”), as well as approximately $512,000 in aggregate face amount of issued and outstanding letters of credit. Obligations under the First Lien Credit Agreement are secured by a lien on substantially all of the Debtors’ assets, with a junior priority to the Super Senior Loan Claims (other than, in respect of the Vector Subordinated Note Collateral, the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank).

In connection with the closing of the First Lien Credit Agreement, Vector Fusion Holdings (Cayman), Ltd. issued a subordinated note to Fusion Connect, dated as of May 4, 2018, in the aggregate principal amount of $25.0 million (the “Vector Subordinated Note”). The Vector Subordinated Note and the proceeds thereof are pledged to the collateral agent under the First Lien Credit Agreement for the benefit of the secured parties thereunder. Under the first lien credit documents, the super senior loan documents, and the DIP Order, any value received by the first lien collateral agent, the super senior collateral agent, the DIP agent, or any secured party under any of the foregoing facilities in respect of the Vector Subordinated Note Collateral must be applied first toward the payment in full of all obligations owing to holders of the Revolving Loans and the Prepetition Issuing Bank prior to any application on any other secured obligations in respect of the DIP Facility, the Super Senior Loan Agreement, or the First Lien Credit Agreement.

All rights, title and interest in the Vector Subordinated Note held by Fusion Connect shall vest in Reorganized FCI upon the Effective Date. For the avoidance of doubt, nothing in the Second Amended Plan shall impair the Revolving Lenders’ and Issuing Bank’s rights or priority with respect to the Vector Subordinated Note Collateral under the Prepetition First Lien Credit Documents. Nothing herein shall be deemed to be a finding that any rights set forth under the Prepetition First Lien Credit Documents are valid and enforceable after the Effective Date, and nothing herein shall prejudice or constitute a waiver of any right, remedy, claim, defense or counterclaim of any First Lien Lender pursuant to the First Lien Credit Documents or otherwise, including, without limitation, any defenses it may raise in any action commenced by any Revolving Lender or other party. Subject to applicable law, any value received on account of the Vector Subordinated Note Collateral may be applied at the discretion of the Reorganized Debtors.

6
The Super Senior Lenders are a subset of lenders under the First Lien Credit Agreement.

(c)           Second Lien Credit Agreement

The Debtors have outstanding second lien term loan obligations under that certain Second Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Credit Agreement” and such obligations thereunder, the “Second Lien Claims”) among Fusion Connect, as borrower, the other Debtors, as guarantor subsidiaries, GLAS Americas LLC (as successor to Wilmington Trust), as administrative agent and collateral agent, and the lenders party thereto (the “Second Lien Lenders”). As of the Commencement Date, the aggregate principal amount outstanding under the Second Lien Credit Agreement was $85.0 million. Obligations under the Second Lien Credit Agreement are secured by a lien on substantially all of the Debtors’ assets, with a junior priority to the Super Senior Loan Claims and the First Lien Claims.

(d)           Intercreditor Agreements

The secured parties under the Super Senior Loan Agreement and the First Lien Credit Agreement are subject to that certain Super Senior Intercreditor Agreement, dated as of May 9, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Super Senior Intercreditor Agreement”) among Wilmington Trust, in its capacities as super senior representative and first lien obligations representative. The secured parties under the Super Senior Loan Agreement, the First Lien Credit Agreement, and the Second Lien Credit Agreement are subject to that certain Intercreditor Agreement, dated as of May 4, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “1L / 2L Intercreditor Agreement”, and, together with the Super Senior Intercreditor Agreement, the “Intercreditor Agreements”) among Wilmington Trust, in its capacities as additional first lien obligations representative and first lien obligations representative, and GLAS Americas LLC (as successor to Wilmington Trust) as second lien obligations representative.

(e)           Green Note

Fusion Connect has an outstanding note obligation under that certain Subordinated Promissory Note, dated as of May 4, 2018 (the “Green Note”) between Fusion Connect and Holcombe T. Green, Jr. As of the Commencement Date, the aggregate principal amount outstanding under the Green Note was $10.0 million. Obligations under the Green Note are unsecured.

(f)           Bircan Notes

Fusion BCHI is party to three (3) outstanding notes (collectively, the “Bircan Notes”): (i) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of approximately $1.5 million; (ii) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of $1.3 million; and (iii) that certain Amended and Restated Subordinated Promissory Note, dated as of May 4, 2018, with a principal outstanding amount of $0.5 million. As of the Commencement Date, the aggregate principal amount outstanding under the Bircan Notes was approximately $3.3 million. Obligations under each of the Bircan Notes are unsecured.

(g)           Intercompany Note

Each of the Debtors, as well as the Canadian Subsidiaries, are party to that certain Global Intercompany Note, dated as of May 9, 2019 (the “Intercompany Note”). All parties to the Intercompany Note are both “payors” and “payees,” and the Intercompany Note does not contemplate any static principal amount owing. The Intercompany Note governs the fluctuating balance of intercompany receivables and payables between each of FCI’s subsidiaries. All obligations under the Intercompany Note are unsecured as between payors and payees, other than an intercompany loan in the principal amount of $2.0 million made by Fusion Connect to Primus Management, which is secured by a lien on certain assets of Primus Management. Obligations under the Intercompany Note are pledged as security for all tranches of the Company’s secured debt.

2. Equity Ownership

As of the Commencement Date, 150,000,000 shares of Fusion Connect common stock, $0.01 par value per share, were authorized and 81,967,263 shares of Fusion Connect common stock were issued and outstanding. As of June 21, 2019, there were 646 record holders of the common stock, with approximately 60.7% held by BCHI.7 As of the Commencement Date, 10,000,000 shares of Fusion Connect preferred stock were authorized and 15,000 shares of Series D preferred stock were issued and outstanding, all of which are held by BCHI. The Company was delisted from the NASDAQ Global Market effective May 13, 2019.

III.
CIRCUMSTANCES LEADING TO COMMENCEMENT OF CHAPTER 11 CASES

A. Birch Merger

The Company has historically driven its growth in substantial part through strategic acquisitions. On August 26, 2017, in furtherance of that strategy, Fusion Connect and Fusion BCHI entered into a merger agreement with Birch, which underlying transaction closed on May 4, 2018. Due to a number of factors, including the fact that Birch was the larger entity and the previous Birch shareholders would acquire 65.2% of the outstanding shares of Fusion Common Stock, the transaction constituted a reverse merger with FCI being the acquirer for legal purposes and Birch being the acquirer of FCI for accounting purposes. In connection with the Birch Merger, the Company also spun-off Lingo Management, LLC (“Lingo”),8 along with certain related subsidiaries, to the previous Birch shareholders.

To finance the Birch Merger, the Company entered into the First Lien Credit Agreement and the Second Lien Credit Agreement.9 The Company used proceeds from the foregoing to: (i) refinance the Company’s and its subsidiaries’ existing indebtedness, (ii) pay expenses related to the Birch Merger and associated transactions, and (iii) pay down certain subordinated notes owed by Birch to Holcombe T. Green, Jr., R. Kirby Godsey, and Holcombe T. Green, III. The Company also applied a portion of the proceeds from the First Lien Credit Agreement to pay a portion of the purchase price for MegaPath.

FCI pursued the Birch Merger with a vision of leveraging its existing processes and structures to create synergies between Fusion Connect’s and Birch’s joined customer bases, combine network infrastructure assets to improve operational efficiencies, and ultimately drive material growth in Fusion Connect’s and Birch’s combined annual revenue. While the Company was able to improve operations and use the Birch Merger as a platform for expansion, the Birch business plan proved to be overly aggressive in terms of sustained customer bookings and price increases. A number of factors, including missed revenue projections left the Company with significantly less liquidity than originally anticipated.

7
Holcombe T. Green, Jr. is the managing member of BCHI and has voting and dispositive power over BCHI’s shares of Fusion Connect common stock.

8
Lingo operated Birch’s business relating to its U.S.-based consumer customers, wireless customers, and small business customer base.

9
On the same date, Fusion Connect entered into the Green Note and Fusion BCHI entered into the Bircan Notes.

B. Amortization and Interest Payments

The Company’s liquidity position exposed it to default risk under both the First Lien Credit Agreement and Second Lien Credit Agreement. By the end of March 2019, the Company faced a pending $6.7 million amortization payment under the First Lien Credit Agreement and a $300,000 interest payment on the Green Note due on March 31, 2019 (together, the “Amortization and Interest Payments”). In light of the Company’s limited working capital, it determined that it was unlikely to be able to make the Amortization and Interest Payments, and such non-payment would likely trigger a cross-default under the Second Lien Credit Agreement.

Thus, the Company began liaising with its key constituencies to obtain a waiver of existing defaults, and to engage in negotiations regarding potential restructuring of the Company’s indebtedness. Meanwhile, due to the Company’s failure to timely file its 2018 Form 10-K with the SEC and to pay certain NASDAQ listing fees, NASDAQ delisted Fusion Connect’s common stock from its exchange, effective May 13, 2019.

C. Vendor Relationships and Lingo Dispute

The Company’s precarious liquidity position forced it to stretch trade terms with its vendors. As a result, the Company’s relationships with many of its vendors became increasingly strained.

The Company also is involved in disputes with Lingo regarding the value of the assets transferred to Lingo in connection with the Birch Merger and also stemming from Lingo’s failure to remit payments owed to the Company for certain services the Company has provided to Lingo since the Birch Merger pursuant to a transition services agreement and a carrier services agreement. As of the Commencement Date, outstanding amounts remain due and owing to the Company.

D. Pursuit of New Equity Investment

Weil, Gotshal & Manges LLP and FTI Consulting, Inc. were each retained in March 2019 to assist the Company in exploring and evaluating potential transactions to improve its financial position. The Company and its advisors began by engaging in discussions with the Company’s majority shareholder and certain lenders regarding the possibility of a new capital infusion and amendments to the First Lien Credit Agreement and the Second Lien Credit Agreement. By early April 2019, negotiations had progressed to a point where the Company, the majority shareholder, and certain lenders were close to finalizing an agreement in principle. Ultimately, however, the parties were unable to agree on final terms.

E. Forbearance Agreement

In light of the outstanding defaults under the First Lien Credit Agreement and Second Lien Credit Agreement, the Company remained engaged in extensive discussions with the First Lien Lender Group, certain lenders holding Tranche A Term Loans and Revolving Loans, the Second Lien Lenders, and each of their respective advisors. Such discussions culminated in a forbearance agreement, dated April 15, 2019 (the “Forbearance Agreement”) among Fusion Connect and substantially all of its lenders under the First Lien Credit Agreement (collectively, the “Forbearing Lenders”). Pursuant to the Forbearance Agreement, the Forbearing Lenders agreed not to exercise any remedies under the First Lien Credit Agreement with respect to the Company’s then existing defaults until April 29, 2019. Certain Forbearing Lenders subsequently extended the term of the Forbearance Agreement to June 3, 2019.

Although the Company was unable to reach an agreement with the Second Lien Lenders as to a similar forbearance, the Second Lien Lenders were nonetheless barred from exercising remedies under the Second Lien Credit Agreement due to a 150-day standstill provision set forth in the 1L / 2L Intercreditor Agreement.

F. Super Senior Financing

As described above, during the forbearance period, the Company and the First Lien Lender Group continued discussions to build a path toward a consensual sale or reorganization transaction. On May 9, 2019, the Company closed the Super Senior Loan Agreement, securing an additional $15.0 million in liquidity, and on May 28, 2019 obtained an incremental $5.0 million thereunder.

G. Formation of Restructuring Committee

On May 10, 2019, in connection with the Company’s evaluation of strategic alternatives and as contemplated by the Super Senior Loan Agreement, Fusion Connect’s board of directors (the “Board”) increased the size of the Board from seven (7) to eight (8) members and appointed Neal P. Goldman to the Board. Given his experience and familiarity with the restructuring situations, Mr. Goldman understood that he would take on a leading role with respect to the Company’s potential restructuring.

The Board selected Mr. Goldman from a slate of candidates proposed to the Board by the Company’s advisors after interviewing several such candidates and determining that Mr. Goldman possesses the relevant and appropriate qualifications, experience, and skills to serve as a director. More details about Mr. Goldman’s qualifications and experience are set forth in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2019. Mr. Goldman’s representative board experience, which the Board determined makes Mr. Goldman an ideal candidate to serve as a Director and as a member of the Special Committee, includes his current positions as Chairman of the Board of Talos Energy Inc., and member of the Boards of Ultra Petroleum Corporation and Ditech Holding Corporation.

As explained in the Form 8-K, there are “no arrangements or understandings between Mr. Goldman and any other persons pursuant to which Mr. Goldman was selected as director. There are no family relationships between Mr. Goldman and the Company’s existing directors and officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Goldman and the Company that would require disclosure” under Item 404 of Regulation S-K. Based on information submitted to and known by the Board, the Board assessed Mr. Goldman’s independence and determined that Mr. Goldman is independent in accordance with the rules of Nasdaq Stock Market.

Mr. Goldman also has no relationship or connections to the Company’s Lenders whatsoever, including Vector Capital. To his best knowledge and belief, Mr. Goldman does not know and has never met any member of the Ziff family or any affiliate of Vector. Mr. Goldman served as a Managing Director at Och Ziff Capital Management, L.P. (“Och Ziff”) from 2014-2016. Och Ziff is one of the largest institutional alternative asset managers in the world. Och Ziff was founded in 1994 by Daniel Och with financial support (an initial investment into Mr. Och’s enterprise known as “seed money”) from the Ziff family. When Mr. Goldman was employed by Och Ziff, to his knowledge and belief, there was no remaining affiliation between the Ziff family and Och Ziff.

On May 28, 2019, the Board established and appointed Mr. Goldman, along with Michael J. Del Giudice, Lewis W. Dickey, Jr., and Rafe de la Gueronniere (collectively, the “Independent Directors”) to serve on the Restructuring Committee of the Board to, among other things, evaluate and negotiate potential sale and restructuring transactions for the Company.

The Restructuring Committee has complete and exclusive authority over the Debtors’ restructuring, including all matters related to the Chapter 11 Cases other than the matters within the purview of the Special Committee (as defined below).

H. Formation and Function of Special Committee

Separately, the Board established a special committee (the “Special Committee”) to review, investigate, and determine whether to pursue any remedies or other appropriate actions with respect to potential claims belonging to the Company against affiliates. In line with the mandate of the Special Committee, Mr. Goldman was appointed as the sole member of the Special Committee principally because Mr. Goldman (and only Mr. Goldman) was not involved in any of the prior transactions involving the Company that were the subjects of the investigation.

In connection with its investigation, Mr. Goldman has been advised by Weil, Gotshal & Manges LLP, as legal counsel. The Special Committee has reviewed internal documents and communications, including, among other documents, (i) all board of director meeting minutes and associated materials dating from June 2017 through May 2018, (ii) all material documents pertaining to the Fusion and Birch Merger, (iii) presentations by the Company’s financial advisor in connection with the merger, and (iv) a schedule evidencing all Birch shareholder distributions and director payments from 2014-2016, along with correspondence between Fusion and outside parties (including Lingo). The Special Committee also interviewed four (4) Fusion current and former directors and officers, and interviewed the Company’s outside auditor, Eisner Amper.

The Special Committee also conducted an analysis of potential claims the Debtors may have, including against any current or former directors, officers, or affiliates of the Company. Among other things, the Special Committee investigated claims for breaches of fiduciary duty, constructive fraudulent transfer, and professional malpractice. Disclosure of the conclusions reached by the Special Committee, if any, could prejudice these potential claims.

The Special Committee and the Company have also responded to document requests received from the Creditors’ Committee (as defined below) and the Special Committee is coordinating with the Creditors’ Committee and the parties to the Restructuring Support Agreement regarding its investigation. Notably, under the Second Amended Plan, the Special Committee has identified individuals and entities that will not be released pursuant to the Second Amended Plan, including former directors and officers of the Debtors as well as certain current directors of the Board and officers, to allow the Special Committee to complete its work. The Special Committee is satisfied that none of the releases or exculpatory provisions in the Second Amended Plan will impede the ability of the Litigation Trust Oversight Committee to complete its investigation and, if appropriate, pursue claims. The Creditors’ Committee and the First Lien Lender Group each agreed to the proposed releases and exculpations contemplated in the Second Amended Plan.

I. Marketing Process

In May 2019, the Company and its advisors conducted the Prepetition Marketing Process. PJT Partners LP (“PJT”), on behalf of the Company, contacted over forty (40) potential investors, with the aim of attracting multiple proposals to either (i) provide a preferred or common equity investment or (ii) acquire the Company’s business on a cash-free, debt-free basis. In connection with this solicitation, the Company and its advisors prepared, among other things, a confidential information memorandum (“CIM”) and an electronic data room to provide potential investors and bidders with adequate information upon which to make a proposal. During this process, sixteen (16) interested investors executed confidentiality agreements and were granted access to the CIM, which contains significant diligence and other confidential information about the Company’s business. The deadline for interested investors to submit initial bids was May 21, 2019. Although no formal IOIs were received, several of these parties indicated ongoing interest, and the Company and its advisors continue to engage in discussions with these parties and provide due diligence information (including access to an electronic data room). In support of the Company’s Marketing Process, the Company obtained approval of bidding and auction procedures for the orderly and value-maximizing marketing and sale of the Company’s business.

Following the Commencement Date, PJT contacted approximately one hundred and twenty-five (125) additional potential investors, twenty-two (22) of which entered into non-disclosure agreements and received access to the CIM. Pursuant to the Bidding Procedures Order, the deadline to submit non-binding indications of interest was July 16, 2019. The Debtors received five (5) IOIs indications of interest for the U.S. Business and six (6) IOIs for the Canadian Business. The Debtors, with the assistance of their financial advisors, engaged in numerous discussions with the parties that submitted IOIs in an attempt to increase the value of the bids contained therein.

Following extensive analysis of the IOIs received, and with the support of each of the Consultation Parties (as defined in the Bidding Procedures Order), on August 27, 2019, the Debtors filed a Notice of Election to Pursue Reorganization Transaction and Termination of U.S. Sale Process with the Bankruptcy Court (the “Notice of Election”). Notably, none of the IOIs would have resulted in any recovery to the Second Lien Lenders or other junior creditors. The Debtors considered this as a significant factor in their valuation of the Reorganization Transaction. Pursuant to the Restructuring Support Agreement, New Equity Interests and/or Special Warrants will be distributed to the holders of Allowed First Lien Claims. Pursuant to the Restructuring Support Agreement, the Requisite First Lien Lenders have consented to the termination of the Marketing Process for the U.S. Business and instead have elected to pursue the Reorganization Transaction. Fusion Connect is continuing to pursue the Marketing Process with respect to the Canadian Business.

J. Alternative Restructuring Proposals

Simultaneously with its negotiations with the First Lien Lender Group, the Company remained in discussions with other key stakeholders. The Company and the First Lien Lender Group have continued discussions with all key stakeholders during the Chapter 11 Cases.

IV.
OVERVIEW OF THE CHAPTER 11 CASES

A. Commencement of Chapter 11 Cases and First Day Motions

On June 3, 2019, the Debtors commenced the Chapter 11 Cases. The Debtors continue to manage their estates as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. To that end, the Debtors filed various motions seeking relief from the Bankruptcy Court to promote a seamless transition between the Debtors’ prepetition and postpetition business operations, facilitate a smooth restructuring through the Chapter 11 Cases, and minimize any disruptions to the Debtors’ operations (the “First Day Motions”). At the first day hearing held on June 4, 2019 and continued on June 10, 2019, the Bankruptcy Court granted substantially all of the relief requested in the First Day Motions and entered various orders authorizing the Debtors to, among other things:

■
continue paying employee wages and benefits;

■
continue to use the Debtors’ cash management system, bank accounts, and business forms;

■
pay certain critical vendors and obligations with respect to prepetition orders of goods and services to be delivered postpetition;

■
pay prepetition claims of shippers, warehousemen, and other lien claimants;

■
continue insurance and workers’ compensation programs, the processing of workers’ compensation claims, and continue the Debtors’ surety bond program;

■
continue to pay all taxes, fees, and similar charges and assessments, whether arising prepetition or postpetition, to the appropriate taxing, regulatory, or other governmental authority in the ordinary course;

■
continue customer programs;

■
establish procedures for utility companies to request adequate assurance of payment and to prohibit utility companies from altering or discontinuing services; and

■
obtain debtor-in-possession financing and use cash collateral, as discussed in more detail herein.

B. DIP Facility and Cash Collateral

1. DIP Facility

To pay their ordinary course operating expenses, finance the Chapter 11 Cases, and, ultimately, provide the Debtors with the flexibility to consummate the transactions contemplated by the Restructuring Support Agreement, the Debtors filed a motion (ECF No. 17) (the “DIP Motion”) to enter into the DIP Facility, which consists of (i) up to $39.5 million in new money term loans and (ii) up to $20.0 million in roll-up term loans. The DIP Facility ensures that the Debtors’ financing needs can be met during the Chapter 11 Cases. The term of the DIP Facility is four (4) months from the closing date of the DIP Facility, with an option for up to three (3) extensions, each for a term of one (1) month, if approved by the Requisite Lenders. The interim order granting the relief requested in the DIP Motion, including an interim draw of up to $20.0 million under the DIP Facility, can be found at ECF No. 57 (the “Interim DIP Order”) and the final order granting the relief requested in the DIP Motion, including a draw of up to $19.5 million under the DIP Facility, can be found at ECF No. 160 (the “Final DIP Order”, and, together with the Interim DIP Order, the “DIP Orders”).10

On October 4, 2019, the Debtors and the DIP Lenders executed an amendment to the Superpriority Secured Debtor-in-Possession Credit and Guaranty Agreement which, among other things, moved the Stated Maturity Date (as defined in the DIP Credit Agreement) from October 7, 2019 to November 7, 2019.

2. Cash Collateral

In addition, the Debtors are authorized, on an interim basis, to consensually use the cash collateral of the Prepetition Secured Parties. In exchange, the Debtors are providing the Prepetition Secured Parties with the following:

10
Capitalized terms used but not otherwise defined in this Section IV.B shall have the respective meanings ascribed to such terms in the DIP Orders.

(a)           Adequate Protection Liens

 The Prepetition Super Senior Agent, for itself and for the benefit of the Prepetition Super Senior Lenders, has, in the amount of the Prepetition Super Senior Secured Parties’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out and (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens and, solely with respect to the Vector Subordinated Note Collateral, the liens securing the claims of the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank arising under the Prepetition First Lien Credit Agreement).

The Prepetition First Lien Agent, for itself and for the benefit of the Prepetition First Lien Lenders, has, in the amount of the Prepetition First Lien Lenders’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out, (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens and, solely with respect to the Vector Subordinated Note Collateral, the liens securing the claims of the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank arising under the Prepetition First Lien Credit Agreement), (iii) the Super Senior Adequate Protection Liens, and (iv) Prepetition Super Senior Credit Facility Liens.

The Prepetition Second Lien Agent, for itself and for the benefit of the Prepetition Second Lie Lenders, has, in the amount of the Prepetition Second Lien Lenders’ Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral, in each case subject and subordinate only to (i) the Carve Out, (ii) the DIP Liens and any liens to which the DIP Liens are junior (including the Prepetition Permitted Prior Liens and Senior Permitted Liens), (iii) the Super Senior Adequate Protection Liens, (iv) the Prepetition Super Senior Credit Facility Liens, (v) the First Lien Adequate Protection Liens, and (vi) the Prepetition First Lien Credit Facility Liens.

(b)           507(b) Claims

The Prepetition Super Senior Agent, the Prepetition First Lien Agent, and the Prepetition Second Lien Agent, for itself and for the benefit of each of the Prepetition Super Senior Lenders, the Prepetition First Lien Lenders and the Prepetition Second Lien Lenders, respectively, are entitled to receive an administrative expense claim pursuant to section 507(b) of the Bankruptcy Code, for and equal in amount to the aggregate diminution in value of their collateral, if any, subject to the Carve-Out and the priorities set forth in the DIP Facility.

(c)           Adequate Protection Payment and Interest Accrual

Only after the DIP Obligations are fully discharged, the Prepetition Super Senior Agent, on behalf of the Prepetition Super Senior Lenders, until the Prepetition Debt Refinancing occurs, and the Prepetition First Lien Agent, on behalf of the Prepetition First Lien Lenders, will receive cash payments in an amount equal to the amount of the net cash proceeds received by the Debtors of the sale of any Prepetition Collateral (including, for the avoidance of doubt, net cash proceeds from the sale of Prepetition Collateral in connection with an Asset Sale (as such term is defined in the DIP Credit Agreement)), payable not later than the fifth business day following the date of receipt of such proceeds; provided, that, in the event that payment of such cash payments would result in the Debtors’ having less cash on hand than the amount of the Carve-Out, the costs associated with administering the Debtors’ estates payable under the Budget prior to any wind-down of the Debtors’ estates, and the reasonable expected costs associated with the wind-down of the Debtors’ estates (the “Reserve Amount”), such cash payments shall be reduced to the extent that, following the payment of such cash payments, the Debtors’ cash on hand is equal to the Reserve Amount. Until the Prepetition Debt Refinancing occurs, the Prepetition Super Senior Agent, on behalf of the Prepetition Super Senior Lenders, received or will receive, as applicable, (x) on the date of entry of the Interim DIP Order, all interest that accrued on the Prepetition Super Senior Loans and that was due and payable on June 3, 2019, (y) on the last business day of each month, all interest that accrued on the Prepetition Super Senior Loans during the monthly period (or portion thereof) ending on such last business day and (z) on the date that the Prepetition Debt Refinancing occurs, all accrued and unpaid interest on the Prepetition Super Senior Loans (with interest on the Prepetition Super Senior Loans, for purposes of clauses (y) and (z) of this sentence, being calculated based upon the non-default “Base Rate” plus the “Applicable Rate” applicable to “Base Rate Loans” as set forth in the Prepetition Super Senior Credit Agreement). The Prepetition First Lien Agent, on behalf of the Prepetition First Lien Lenders, received or will receive (i) on the date of entry of the Interim DIP Order, payment in-kind of all accrued and unpaid interest on the Prepetition First Lien Loans (which interest shall be capitalized and added to the principal amount of the applicable Prepetition First Lien Loans on the date hereof) and (ii) on the last business day of each month, payment in-kind of all interest that accrued on the Prepetition First Lien Loans during the monthly period (or portion thereof) ending on such last business day (which interest shall be capitalized and added to the principal amount of the applicable Prepetition First Lien Loans on such last business day), with interest on the Prepetition First Lien Loans, for purposes of this clauses (ii), being calculated based upon the non-default “Base Rate” plus the “Applicable Rate” applicable to such “Base Rate Loans” as set forth in the Prepetition First Lien Credit Agreement. In the event that it is determined by a final order, which order shall not be subject to any appeal, stay, reversal or vacatur, that (i) no Diminution in Collateral Value of any Prepetition First Lien Secured Party’s respective interests has occurred or (ii) such Prepetition First Lien Secured Party is determined to be undersecured, then a party in interest shall have the right to assert that such payments of adequate protection shall be applied toward repayment of the principal amount due on such Prepetition First Lien Debt as is owing to such Prepetition First Lien Secured Party.

(d)           Adequate Protection Fees and Expenses

The Prepetition Super Senior Agent shall receive, for the benefit of the Prepetition Super Senior Lenders, current cash payments of the reasonable and documented prepetition and postpetition fees and expenses of the Prepetition Super Senior Agent under the Prepetition Super Senior Credit Documents and the First Lien Lender Group, including, but not limited to, the reasonable and documented fees and out-of-pocket expenses of Arnold & Porter Kaye Scholer LLP (solely in its capacity as counsel to the Prepetition Super Senior Agent), Davis Polk & Wardwell LLP, Wiley Rein LLP, local counsel to the First Lien Lender Group, if any, Greenhill & Co., Inc., Altman Vilandrie & Company and its sub-agents, and any other advisors retained by the First Lien Lender Group, subject to the review procedures set forth in the DIP Orders. The Prepetition First Lien Agent shall receive, for the benefit of the Prepetition First Lien Lenders, current cash payments of the reasonable and documented prepetition and postpetition fees and expenses of (1) the Prepetition First Lien Agent under the Prepetition First Lien Credit Documents and the First Lien Lender Group, including, but not limited to, the reasonable and documented fees and out-of-pocket expenses of Arnold & Porter Kaye Scholer LLP (solely in its capacity as counsel to the Prepetition First Lien Agent), Davis Polk & Wardwell LLP, Wiley Rein LLP, local counsel to the First Lien Lender Group, if any, Greenhill & Co., Inc., Altman Vilandrie & Company and its sub-agents, and any other advisors retained by the First Lien Lender Group, to the extent not duplicative to the fees and expenses paid as Super Senior Adequate Protection Fees and Expenses, and (2) certain of the Prepetition First Lien Revolving Lenders constituting only those reasonable and documented fees and out-of-pocket disbursements of Simpson Thacher & Bartlett LLP, incurred directly in connection with matters specific to the Prepetition First Lien Revolving Lenders, each subject to the review procedures set forth in the DIP Orders.

(e)           Adequate Protection Milestones

The Prepetition Super Senior Secured Parties and Prepetition First Lien Secured Parties are entitled to performance of certain Adequate Protection Milestones, which cannot be waived, amended, modified or extended from time to time, in each case (i) as to the Prepetition Super Senior Secured Parties absent (a) order of the Court or (b) prior written consent of the Super Senior Requisite Lenders and (ii) as to the Prepetition First Lien Secured Parties, absent (a) order of the Court or (b) prior written consent of the First Lien Requisite Lenders, in certain instances as amended and reflected in the Final DIP Order.

(f)           Financial Covenant Compliance

The Prepetition Super Senior Secured Parties and the Prepetition First Lien Secured Parties are entitled to compliance by the Debtors of those certain financial covenants set forth in section 6.7 of the DIP Credit Agreement.

(g)           Information Rights

The Debtors will promptly provide the Prepetition Super Senior Agent, on behalf of itself and on behalf of the Prepetition Super Senior Lenders, the Prepetition First Lien Agent, on behalf of itself and on behalf of the Prepetition First Lien Lenders, and the Prepetition Second Lien Agent, on behalf of itself and on behalf of the Prepetition Second Lien Lenders, with all required written financial reporting and other periodic reporting that is required to be provided to the DIP Agent or the DIP Lenders under the DIP Documents.

(h)           Additional Adequate Protection

In the event the Debtors file, support, make a proposal or counterproposal to any party relating to, or take any other similar action in furtherance of (any of the foregoing, a “Non-Permitted Action”) a plan of reorganization that does not propose to pay all claims on account of the Prepetition First Lien Debt in cash or with such other consideration acceptable to the First Lien Requisite Lenders (such plan, a “Non-Permitted Plan”), the Debtors shall provide notice to counsel to the First Lien Lender Group not less than seven (7) business days before taking such Non-Permitted Action (the “Non-Permitted Plan Notice”). Upon delivery of a Non-Permitted Plan Notice, the Prepetition First Lien Secured Parties shall have the right to immediately terminate Debtors’ right to use Cash Collateral pursuant to the DIP Orders.

(i)           Vector Subordinated Note Collateral

Notwithstanding anything to the contrary in the DIP Orders or in any DIP Document, with respect to the Vector Subordinated Note Collateral, (i) each of the DIP Liens, the DIP Priming Liens, the DIP Superpriority Claims, the other Adequate Protection Liens, the other Adequate Protection Obligations, and the other Adequate Protection 507(b) Claims shall not prime, but are junior and subordinate to, the claims and Liens, including the First Lien 507(b) Claims, the First Lien Adequate Protection Liens and the other Adequate Protection Obligations, of the Prepetition First Lien Revolving Lenders and the Prepetition Issuing Bank in respect of the Vector Subordinated Note Collateral, and nothing therein shall be deemed to release the obligations of Vector SPV arising out of or related to the Vector Subordinated Note Collateral; and (ii) nothing in the DIP Orders or the DIP Documents shall impair the Prepetition First Lien Revolving Lenders’ and the Prepetition Issuing Bank’s rights or priority with respect to the Vector Subordinated Note Collateral.

C. Procedural Motions and Retention of Professionals

The Debtors have also filed several other motions that are common in chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases, including applications to retain various professionals to assist the Debtors in the Chapter 11 Cases.

D. Appointment of the Creditors’ Committee

On June 18, 2019, the Creditors’ Committee was appointed by the Office of the United States Trustee for Region 2 (the “U.S. Trustee”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in the Chapter 11 Cases (ECF No. 98). The members of the Creditors’ Committee are Abante Rooter and Plumbing, Inc., AT&T Services, Inc., and Equinix, Inc. The Creditors’ Committee retained Cooley LLP as its counsel and AlixPartners as its financial advisor. The Debtors intend to continue to consult with the Creditors’ Committee throughout the Chapter 11 Cases and have participated in numerous teleconferences and an in-person meeting with advisors to the Creditors’ Committee to discuss and consult with respect to the administration of the Chapter 11 Cases, the Marketing Process, and the Second Amended Plan. These discussions have resulted in, among other positive outcomes, the Global Settlement.

E. Schedules and Statements; Rule 2015.3 Financial Reports

On July 16, 2019, the Debtors each filed their schedules of assets and liabilities and statements of financial affairs (collectively, the “Schedules and Statements”) (ECF Nos. 6-8 and 191-228). The Schedules and Statements, as may be amended from time to time, and are incorporated into this Disclosure Statement by reference. On July 12, 2019, the Debtors filed a Rule 2015.3 financial report (the “Rule 2015.3 Report”) (ECF No. 179). The Rule 2015.3 Report is incorporated into the Disclosure Statement by reference.

F. Bar Date

On July 16, 2019, the Bankruptcy Court entered an order establishing (i) August 27, 2019 at 5:00 p.m. (prevailing Eastern Time), as the deadline for all non-governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “General Bar Date”); (ii)  December 2, 2019 at 5:00 p.m. (prevailing Eastern Time) as the deadline for all governmental units (as defined in section 101(27) of the Bankruptcy Code) to file proofs of claim in the Chapter 11 Cases (the “Governmental Bar Date”); (iii) the later of (a) the General Bar Date or the Governmental Bar Date, as applicable, and (b) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days after entry of an order approving rejection of any executory contract or unexpired lease of the Debtors as the deadline by which persons or entities asserting claims resulting from such rejection must file proofs of claim in the Chapter 11 Cases (the “Rejection Damages Bar Date”); and (iv) the later of the (a) General Bar Date or the Governmental Bar Date, as applicable, and (b) 5:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days from the date on which the Debtors provide notice of a previously unfiled Schedule or an amendment or supplement to a Schedule as the deadline by which persons or entities affected by such filing, amendment, or supplement must file proofs of claim in the Chapter 11 Cases (the “Amended Schedules Bar Date”).

G. Lease Rejection Motions

Before and during the Chapter 11 Cases, the Debtors and their advisors have conducted and are continuing to review their lease portfolio to identify leases that are no longer required and/or are burdensome to the Debtors. In conjunction with this review and to preserve value to the Estate, the Debtors have filed two (2) motions to reject certain unexpired leases of non-residential real property and to abandon certain property in connection therewith (ECF Nos. 236, 365), and orders were entered granting both motions on August 1, 2019 (ECF No. 281) and September 16, 2019 (ECF No. 400), respectively. The Debtors may elect, in their sole discretion, to file additional motions to reject non-residential real property on or after the Date of the Disclosure Statement.

H. Exclusivity

Section 1121(b) of the Bankruptcy Code provides for a period of 120 days after the commencement of a chapter 11 case during which time a debtor has the exclusive right to file a plan of reorganization (the “Exclusive Plan Period”). In addition, section 1121(c)(3) of the Bankruptcy Code provides that if a debtor files a plan within the Exclusive Plan Period, it has a period of 180 days after commencement of the chapter 11 case to obtain acceptances of such plan (the “Exclusive Solicitation Period,” and together with the Exclusive Plan Period, the “Exclusive Periods”). Pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend the Exclusive Periods.

On September 16, 2019, the Bankruptcy Court entered an order extending the Exclusive Plan Period to December 30, 2019 and the Exclusive Solicitation Period to February 28, 2020 (ECF No. 399). The Exclusive Periods may be further extended by the Bankruptcy Court subject to section 1121(d) of the Bankruptcy Code.

I. Litigation Matters

In the ordinary course of business, the Debtors are involved in disputes with a variety of different parties. The Company is also subject to regulatory and governmental examinations, information requests and subpoenas, inquiries, investigations, and threatened legal actions and proceedings. In connection with formal and informal inquiries, the Company receives occasional requests in connection with various aspects of the Company’s activities.

1. GrandSlam Capital Master Fund, Ltd. v. Rosen et al.

On June 7, 2019, a U.S. federal securities class action was filed in the Southern District of New York against the following current and former officers of the Company, Matthew D. Rosen, Kevin M. Dotts, and Keith Soldan. This case, captioned GrandSlam Capital Master Fund, Ltd. v. Rosen et al., No. 1:19-cv-05362-PGG, asserts claims for monetary relief under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, during a class period alleged to range from May 11, 2018 to April 2, 2019. On July 23, 2019, the court appointed a lead plaintiff and lead counsel in this action. A class has not yet been certified in this action.

2. Lingo Dispute

Lingo and the Company are involved in a dispute regarding (i) the value of assets transferred to Lingo in connection with the Company’s closing of the Birch Merger and (ii) Lingo’s failure to remit payments owed to the Company in connection with certain services the Company has provided to Lingo since the Birch Merger pursuant to a transition services agreement and a carrier services agreement. As of the Commencement Date, outstanding amounts remain due and owing to the Company. The Company has sent a litigation hold notice, demands for payment, and advised Lingo it will end service to Lingo absent payment. No litigation has commenced and the parties are still attempting to informally resolve the dispute.

3. Other Litigation

As mentioned above, in the ordinary course of business, the Company is involved in occasional disputes, including pending class action cases with the potential to result in high amounts of damages assessed against the Company. All actions and claims asserted against the Debtors in such actions are stayed pursuant to section 362 of the Bankruptcy Code during the pendency of the Chapter 11 Cases. On August 16, 2019, the Debtors filed a motion with the Court seeking an order approving a stipulation between the Debtors and 75 Broad, LLC that will lift the automatic stay solely with respect to a certain enumerated lawsuit between Fusion Telecommunications International, Inc. and 75 Broad LLC (ECF No. 336).

J. Marketing Process and Bidding Procedures

In support of the Marketing Process, the Debtors and their advisors developed bidding and auction procedures for the marketing and sale of their business in the Chapter 11 Cases in an orderly and value maximizing manner (the “Bidding Procedures”). Pursuant to the Bidding Procedures, parties had the opportunity to submit bids for the purchase of the U.S. Business, the Canadian Business, or the U.S. Business and the Canadian Business on a consolidated basis in accordance with the terms of the Bidding Procedures. The Bidding Procedures are filed at ECF No. 36.

K. Creditors’ Committee’s Investigation

Since its formation and through the date hereof, the Creditors’ Committee has sought, and continues to seek, informal discovery from the Debtors and other parties regarding the Litigation Trust Causes of Action. The advisors to the Creditors’ Committee are continuing to analyze the documents produced by the Debtors to date, and anticipate that the Debtors (and other parties) will be producing additional documents and materials in response to the Creditors’ Committee’s requests.

While the Creditors’ Committee’s investigation is ongoing, the Creditors’ Committee believes that the proceeds of any claims and causes of action may provide a meaningful source of potential value for distribution to holders of General Unsecured Claims. The Creditors’ Committee has also determined that the contribution of the Litigation Trust Initial Funding and Litigation Trust Loan Proceeds in exchange for the support by the Creditors’ Committee of the Second Amended Plan’s limited release and exculpatory provisions is reasonable under the circumstances and will provide the Litigation Trust with the necessary initial funding to pursue any claims that it identifies for the benefit of holders of Allowed General Unsecured Claims.

For the avoidance of doubt, the Second Amended Plan does not release any officers other than three officers who will continue serving the Company and Mr. Goldman. The Second Amended Plan further does not release: (a) the Released Parties from any claims arising out of a finding of gross negligence willful misconduct, or fraud (as determined by a Final Order); (b) the obligations of Vector SPV arising under the Vector Subordinated Note; (c) any post-Effective Date obligations of any Entity under the Second Amended Plan, the Confirmation Order, the Litigation Trust Agreement, or any other document executed to implement the Second Amended Plan; and (d) the Non-Released Parties. The Second Amended Plan does release (a) current non-Officer employees, (b) the First Lien Lenders who have provided significant consideration to the Debtors and their Estates as well as funding for the Litigation Trust, and (c) preference claims against vendors.

L. Plan Settlement Negotiations and the Global Settlement

The Debtors filed the Initial Plan on July 1, 2019 with the support of the First Lien Lender Group. The Creditors’ Committee, however, raised a number of informal concerns and potential objections with respect thereto. Since filing the Initial Plan, the Debtors and the First Lien Lender Group engaged the Creditors’ Committee regarding Plan-related issues to work towards a chapter 11 plan supported by the Creditors’ Committee. The Debtors, the Creditors’ Committee, and the First Lien Lender Group have reached a Global Settlement, the terms of which are incorporated in the Second Amended Plan filed contemporaneously herewith. Pursuant to the Global Settlement, the Debtors, the Creditors’ Committee, and the First Lien Lender Group have agreed to the following:

i.
the establishment of the Litigation Trust in accordance with Section 5.16 of the Second Amended Plan, and the governance and administration of the Litigation Trust with the Litigation Trust Agreement;

ii.
on the Effective Date, the Reorganized Debtors will transfer the Litigation Trust Causes of Action and the Litigation Trust Debtor Causes of Action and the Litigation Trust Initial Funding to the Litigation Trust, the proceeds of which (if any) will benefit holders of Allowed General Unsecured Claims, and holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust any direct Causes of Action they may assert solely in their capacities as Lenders under the Prepetition First Lien Credit Agreement relating to the Debtors, which, for the avoidance of doubt, shall not include any Cause of Action against any Prepetition First Lien Lender or the Prepetition First Lien Administrative Agent, to the extent such Causes of Action are not released or subject to the exculpation provisions under the Second Amended Plan, each free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code;

iii.
on the Effective Date, the Reorganized Debtors will issue an interest-bearing loan in the amount of $3,500,000 to the Litigation Trust and will invest cash in the amount of $1,500,000 in the Litigation Trust, and the Litigation Trust Loan shall accrue payment-in-kind interest at the same rate as the New First Lien Credit Facility;

iv.
on the Effective Date, all Preference Action against any Entity other than a Non-Released Party that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever released;

v.
the Litigation Trust will be overseen and controlled by the Litigation Trust Oversight Committee in accordance with the Litigation Trust Agreement, and shall (a) have the authority to determine whether to enforce, settle, release, or compromise the Litigation Trust Causes of Action, and (b) be solely responsible for selecting and retaining advisors to the Litigation Trust;

vi.
payment of Litigation Trust Expenses shall be deemed to be made first from the Litigation Trust Initial Funding and then from the Litigation Trust Loan Proceeds. The Litigation Trust shall be prohibited from using any Litigation Trust Loan Proceeds until no payment of the Litigation Trust Initial Funding is remaining;

vii.
the Litigation Trust Assets will be distributed to the Reorganized Debtors and the holders of the Litigation Trust Interests in accordance with the waterfall provisions set forth in Section 5.2(b)(vii) of the Second Amended Plan;

viii.
after payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, any Litigation Trust Assets that are proceeds of the Litigation Trust First Lien Lender Causes of Action shall be distributed in accordance with Section 5.2(b)(viii) of the Second Amended Plan;

ix.
holders of Allowed First Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim;

x.
holders of Allowed Second Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Second Lien Deficiency Claim;

xi.
Upon entry of the Confirmation Order, the Challenge Period (as defined in the Final DIP Order) will be deemed expired;

xii.
The Litigation Trust may be terminated in accordance with Section 5.16 of the Second Amended Plan and the Litigation Trust Agreement;

xiii.
The Litigation Trust shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process of General Unsecured Claims, including to object to, seek to subordinate, compromise, or settle any and all General Unsecured Claims against the Debtors;

xiv.
the Litigation Trust shall have authority under Bankruptcy Rule 2004 to issue subpoenas for documents and testimony in connection with the Litigation Trust Causes of Action;

xv.
on the Effective Date, Reorganized FCI shall enter into the Consulting Agreement;

xvi.
on the Effective Date, proofs of Claim nos. 724, 777 and 840 filed by Greenberg Traurig, LLP against the Debtors on account of services performed prior to the Commencement Date shall be deemed withdrawn and expunged with prejudice;

xvii.
the Other Officers and Directors shall be included in Section 10.8 of the Second Amended Plan;

xviii.
on the Effective Date, the Debtors shall pay the Settlement Restructuring Expenses;

xix.
on the Effective Date, the Debtors shall pay the Second Lien Lender Restructuring Expenses; and

xx.
as a condition precedent to consummation of the Global Settlement, the Creditors’ Committee, the First Lien Lender Group, the Second Lien Lender Group, and the Other Officers and Directors shall not object to the Disclosure Statement or the Second Amended Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the confirmation and consummation of the Second Amended Plan or approval of the Global Settlement.

The Debtors, the First Lien Lender Group, the Second Lien Lender Group, and the Creditors’ Committee believe the Global Settlement is fair and reasonable. The terms of the Global Settlement were negotiated by sophisticated parties and their advisors at arm’s-length, and the agreement therein preserves and funds potentially valuable causes of action for the benefit of the Reorganized Debtors and holders of allowed General Unsecured Claims. The terms of the Global Settlement allow the Debtors to achieve their goal of completing a speedy and efficient restructuring process that will allow the Debtors to emerge from chapter 11 with a de-levered balance sheet, enhanced liquidity, and the financing and support necessary to operate a successful business.

V.
SUMMARY OF AMENDED PLAN

This section of the Disclosure Statement summarizes the Second Amended Plan, a copy of which is annexed hereto as Exhibit A.

A. Administrative Expense and Priority Claims.

1. Administrative Expense Claims.

Except as otherwise set forth in the Second Amended Plan, and except to the extent that a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim, a DIP Claim, or a Restructuring Expense) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

2. Fee Claims.

(a)           All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to the Debtors or the Creditors’ Committee, as applicable, the U.S. Trustee, and counsel to the First Lien Lender Group, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Commencement Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtors, counsel to the First Lien Lender Group, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the party requesting compensation of a Fee Claim).

(b)           Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable. Notwithstanding the foregoing, any Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court may be paid at the times and in the amounts authorized pursuant to such orders.

(c)           On or about the Effective Date, holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services before the Effective Date to the Debtors, and the Debtors or Reorganized Debtors, as applicable, shall escrow such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Fee Claim does not provide an estimate, the Debtors or the Reorganized Debtors, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim. When all such Allowed Fee Claims have been paid in full, any remaining amount in such escrow shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Reorganized Debtors without any further action or order of the Bankruptcy Court.

(d)           The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date; (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtor reserves the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium; or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Commencement Date.

4. DIP Claims.

As of the Effective Date, the DIP Claims shall be Allowed in the full amount outstanding under the DIP Credit Agreement, including principal, interest, fees, and expenses. On the Effective Date, in full and final satisfaction of the DIP Claims, such claims shall be paid in full in Cash from the proceeds of the New Exit Facility. Notwithstanding anything to the contrary in the Second Amended Plan or the Confirmation Order, (i) the Contingent DIP Obligations shall survive the Effective Date and shall not be discharged or released pursuant to the Second Amended Plan or the Confirmation Order, and (ii) the DIP Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (1) the Contingent DIP Obligations and (2) the relationships among the DIP Agent and the DIP Lenders.

On the later of (1) the Effective Date and (2) the date on which such fees, expenses, or disbursements would be required to be paid under the terms of the DIP Order, the Debtors or Reorganized Debtors (as applicable) shall pay all fees, expenses, and disbursements of the DIP Agent and DIP Lenders, in each case that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the DIP Order. After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agent and the DIP Lenders for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent and the DIP Lenders after the Effective Date in accordance with the terms thereof and/or the DIP Order. The Reorganized Debtors shall pay all of the amounts that may become payable to the DIP Agent or any of the DIP Lenders on account of any Contingent DIP Obligations in accordance with the terms of the DIP Documents and the DIP Order.

5. Restructuring Expenses.

During the period commencing on the Commencement Date through the Effective Date, the Debtors will promptly pay in full in Cash any Restructuring Expenses in accordance with the terms of the RSA. Without limiting the foregoing, to the extent that any Restructuring Expenses remain unpaid as of the Business Day prior to the Effective Date, on the Effective Date, the Reorganized Debtors shall pay in full in Cash any outstanding Restructuring Expenses that are invoiced without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than ten (10) business days of receiving an invoice.

B. Classification of Claims and Interests.

1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Second Amended Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Second Amended Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

2. Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtor and specifies which of those Classes are (a) Impaired or Unimpaired by the Second Amended Plan; (b) entitled to vote to accept or reject the Second Amended Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or reject the Second Amended Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to accept)
2	Other Secured Claims	Unimpaired	No (Presumed to accept)
3	First Lien Claims	Impaired	Yes
4	Second Lien Claims	Impaired	Yes
5	General Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Unimpaired	No (Presumed to accept)
7	Intercompany Interests	Unimpaired	No (Presumed to accept)
8	Parent Equity Interests	Impaired	No (Deemed to reject)
9	Subordinated Securities Claims	Impaired	No (Deemed to reject)

3. Special Provision Governing Unimpaired Claims.

Nothing under the Second Amended Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtors that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Second Amended Plan for purposes of voting to accept or reject the Second Amended Plan, and disregarded for purposes of determining whether the Second Amended Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

C. Treatment of Claims and Interests.

1. Priority Non-Tax Claims (Class 1).

(a)           Classification: Class 1 consists of Priority Non-Tax Claims.

(b)           Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable; (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated; or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)           Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Second Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

2. Other Secured Claims (Class 2).

(a)           Classification: Class 2 consists of the Other Secured Claims. To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Second Amended Plan and receiving distributions under the Second Amended Plan.

(b)           Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) Reinstatement of such holder’s Allowed Other Secured Claim; or (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired.

(c)           Voting: Class 2 is Unimpaired, and holders of Other Secured Claims are conclusively presumed to have accepted the Second Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

3. First Lien Claims (Class 3).

(a)           Classification: Class 3 consists of First Lien Claims.

(b)           Allowance: The First Lien Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code against the Debtors in the aggregate principal amount of $585,481,310.80 consisting of (i) $545,150,569.11 in aggregate outstanding principal amount of term loans, (ii) $39,818,694.44 in aggregate outstanding principal amount of revolving loans, and (iii) $512,047.25 in aggregate outstanding face amount of letters of credit issued, in each case, under the Prepetition First Lien Credit Agreement, plus accrued and unpaid prepetition interest, accrued and unpaid post-petition interest, fees, expenses and other amounts arising under the Prepetition First Lien Credit Agreement.

(c)           Treatment: Except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such First Lien Claim, each such holder thereof (or, with respect to any New Equity Interests to be issued pursuant to the First Lien Lender Equity Distribution, such holder’s permitted designee) shall receive on the Effective Date such holder’s Pro Rata share of (a) the First Lien Lender Equity Distribution; provided, that notwithstanding anything in the Second Amended Plan to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism; (b) the loans under the New First Lien Credit Facility; and (c) cash or other proceeds, if any, from the sale of the Debtors’ Canadian business unless otherwise agreed to by the Requisite First Lien Lenders.

For the avoidance of doubt, on the Effective Date, the Prepetition First Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.09 of the Second Amended Plan) without further action by or order of the Bankruptcy Court.

(d)
Voting: Class 3 is Impaired, and holders of First Lien Claims in Class 3 are entitled to vote to accept or reject the Second Amended Plan.

4. Second Lien Claims (Class 4).

(a)           Classification: Class 4 consists of Second Lien Claims in the aggregate principal amount of $85,000,000 of term loans issued under the Prepetition Second Lien Credit Agreement, plus interest, fees, expenses and other amounts arising under the Prepetition Second Lien Credit Agreement.

Treatment: Except to the extent that a holder of an Allowed Second Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Second Lien Claim, each such holder thereof shall receive on the Effective Date such holder’s Pro Rata share of the Second Lien Lender Special Warrant Distribution.

For the avoidance of doubt, on the Effective Date, the Prepetition Second Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.09 of the Second Amended Plan) without further action by or order of the Bankruptcy Court.

(b)           Voting: Class 4 is Impaired, and holders of Second Lien Claims are entitled to vote to accept or reject the Second Amended Plan.

5. General Unsecured Claims (Class 5).

(a)           Classification: Class 5 consists of General Unsecured Claims.

(b)           Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive such holder’s Pro Rata share of the Litigation Trust Interests on the Effective Date.

(c)           Voting: Class 5 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Second Amended Plan.

6. Intercompany Claims (Class 6).

(a)           Classification: Class 6 consists of Intercompany Claims.

(b)           Treatment: On or after the Effective Date, all Intercompany Claims will be adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion, but not paid in Cash.

(c)           Voting: Class 6 is Unimpaired, and holders of Intercompany Claims are conclusively presumed to have accepted the Second Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

7. Intercompany Interests (Class 7).

(a)           Classification: Class 7 consists of Intercompany Interests.

(b)           Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled, reinstated, or receive such other treatment as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion.

(c)           Voting: Class 7 is Unimpaired, and holders of Intercompany Interests are conclusively presumed to have accepted the Second Amended Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

8. Parent Equity Interests (Class 8).

(a)           Classification: Class 8 consists of Parent Equity Interests.

(b)           Treatment: on the Effective Date, all Parent Equity Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise. To the extent permitted by applicable law, on or promptly after the Effective Date, the Reorganized Debtors shall file with the SEC a Form 15 for the purpose of terminating the registration of any of FCI’s publicly traded securities.

(c)           Voting: Class 8 is Impaired, and holders of Parent Equity Interests are conclusively deemed to have rejected the Second Amended Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Parent Equity Interests are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders will not be solicited with respect to such Parent Equity Interests.

9. Subordinated Securities Claims (Class 9).

(a)           Classification: Class 9 consists of Subordinated Securities Claims.

(b)           Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Second Amended Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)           Voting: Class 9 is Impaired, and the holders of Subordinated Securities Claims are conclusively deemed to have rejected the Second Amended Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Second Amended Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

D. Means for Implementation

1. No Substantive Consolidation

The Second Amended Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. However, this Plan contemplates and is predicated upon the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor with the Estate and Chapter 11 Case of each other Debtor for purposes of distributions made by the Litigation Trust only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Fusion Connect, Inc. and shall be deemed a single Claim against and a single obligation of Fusion Connect, Inc. for purposes of distributions made by the Litigation Trust only and the claims register shall be updated accordingly. This limited substantive consolidation effected pursuant to this Section 5.1 of the Second Amended Plan shall not affect the vesting of any Litigation Trust Cause of Action in the Litigation Trust, nor shall it affect the prosecution of any Litigation Trust Cause of Action by the Litigation Trust.

2. Compromise and Settlement of Claims, Interests, and Controversies

(a)           Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Second Amended Plan, the provisions of the Second Amended Plan and the Global Settlement shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

(b)           The Second Amended Plan incorporates and reflects the following compromise and settlement by and among the Debtors, the Creditors’ Committee, the Consenting First Lien Lenders, and the Consenting Second Lien Lenders (the “Global Settlement”).

(i)           On the Effective Date, the Litigation Trust shall be established in accordance with Section 5.16 of the Second Amended Plan and shall be governed and administered in accordance with the Litigation Trust Agreement.

(ii)           On the Effective Date, or as soon as reasonably practicable thereafter, (1) the Debtors shall be deemed to transfer to the Litigation Trust the Litigation Trust Debtor Causes of Action, (2) the Reorganized Debtors shall transfer to the Litigation Trust the Litigation Trust Initial Funding and (3) holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust any direct Cause of Action they may assert solely in their capacities as lenders under the Prepetition First Lien Credit Agreement relating to the Debtors, which, for the avoidance of doubt, shall not include any Cause of Action against any Prepetition First Lien Lender or the Prepetition First Lien Administrative Agent, to the extent such Causes of Action are not released or subject to the exculpation provisions under the Second Amended Plan (the “Litigation Trust First Lien Lender Causes of Action”), each free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code. All of the Litigation Trust Assets, as well as the rights and powers of the Debtors’ Estates applicable to the Litigation Trust Assets, shall vest in the Litigation Trust, for the benefit of the holders of Litigation Trust Interests and Reorganized FCI.

(iii)           On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors and Litigation Trust shall enter into the Litigation Trust Loan Agreement pursuant to which the Reorganized Debtors shall agree to lend the Litigation Trust Loan Proceeds to the Litigation Trust. The Litigation Trust Loan Proceeds shall be available to be drawn in $1,000,000 installments six (6) and twelve (12) months after the Effective Date, and $500,000 installments eighteen (18), twenty-four (24), and thirty (30) months after the Effective Date. The Litigation Trust Loan shall accrue payment-in-kind interest at same rate as the New First Lien Credit Facility. The amount of the Litigation Trust Loan may be increased post-Effective Date upon the agreement of the Reorganized Debtors and the Litigation Trust. In the event the Reorganized Debtors fail to honor a Litigation Trust Loan draw installment when due, such failure shall be deemed to be an automatic exercise of the Termination Right (as defined below) without the consent of the member the Creditors’ Committee appointed to the Litigation Trust Oversight Committee.

(iv)           On the Effective Date, all Preference Actions against any Entity other than a Non-Released Party that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released.

(v)           The Litigation Trust shall be overseen and controlled by the Litigation Trust Oversight Committee in accordance with the Litigation Trust Agreement. The Litigation Trust Oversight Committee shall have the authority to determine whether to enforce, settle, release, or compromise the Litigation Trust Causes of Action (or decline to do any of the foregoing). The Litigation Trust Oversight Committee shall be solely responsible for selecting and retaining advisors to the Litigation Trust.

(vi)           In accordance with the Litigation Trust Agreement, payment of Litigation Trust Expenses shall be deemed to be made first from the Litigation Trust Initial Funding and then from the Litigation Trust Loan Proceeds. The Litigation Trust shall be deemed to be prohibited from using any Litigation Trust Loan Proceeds until no portion of the Litigation Trust Initial Funding is remaining.

(vii)           After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, the Litigation Trust Assets (other than any proceeds of the Litigation Trust First Lien Lender Causes of Action) shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to Reorganized FCI under the Litigation Trust Loan; second, distribution of up to $180,000 to Reorganized FCI; third, distribution to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Second Amended Plan of up to $1,500,000 (the “GUC Payment”); fourth, to the extent the remaining Litigation Trust Assets are equal to or less than $20,000,000, sixty percent (60%) of such Litigation Trust Assets shall be distributed to Reorganized FCI and forty percent (40%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Second Amended Plan; and fifth, to the extent there are any remaining Litigation Trust Assets greater than $20,000,000, fifty percent (50%) of such Litigation Trust Assets shall be distributed to Reorganized FCI and fifty percent (50%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Second Amended Plan.

(viii)         After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, any Litigation Trust Assets that are proceeds of the Litigation Trust First Lien Lender Causes of Action shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to the Reorganized Debtors under the Litigation Trust Loan; second, eighty-five percent (85%) of such Litigation Trust Assets shall be distributed to the Reorganized FCI and fifteen percent (15%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Second Amended Plan.

(ix)           Holders of Allowed First Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim.

(x)           Holders of Allowed Second Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Second Lien Deficiency Claim.

(xi)           Upon entry of the Confirmation Order, the Challenge Period (as defined in the DIP Order) shall be deemed expired.

(xii)           The Litigation Trust may be terminated in accordance with Section 5.16 of the Second Amended Plan and the Litigation Trust Agreement.

(xiii)                      The Litigation Trust shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process of General Unsecured Claims, including to object to, seek to subordinate, compromise or settle any and all General Unsecured Claims against the Debtors.

(xiv)                      The Litigation Trust shall have authority under Bankruptcy Rule 2004 to issue subpoenas for documents and testimony in connection with the Litigation Trust Causes of Action.

(xv)                       On the Effective Date, Reorganized FCI shall enter into the Consulting Agreement.

(xvi)                      On the Effective Date, proofs of Claim nos. 724, 777, and 840 filed by Greenberg Traurig, LLP against the Debtors on account of services performed prior to the Commencement Date shall be deemed withdrawn and expunged with prejudice.

(xvii)                     The Other Officers and Directors shall be included in Section 10.8 of the Second Amended Plan.

(xviii)                    On the Effective Date, the Debtors shall pay the Settlement Restructuring Expenses.

(xix)                      On the Effective Date, the Debtors shall pay the Second Lien Lender Restructuring Expenses.

(xx)                     As a condition precedent to consummation of the Global Settlement, the Creditors’ Committee, the First Lien Lender Group, the Second Lien Lender Group, and the Other Officers and Directors shall not object to the Disclosure Statement or the Second Amended Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the confirmation and consummation of the Second Amended Plan or approval of the Global Settlement.

3. Sources of Consideration for Plan Distributions Implementing the Reorganization Transaction

The Debtors shall fund distributions and satisfy applicable Allowed Claims and Allowed Interests under the Second Amended Plan with Cash on hand, the proceeds of the New Exit Facility, loans under the New First Lien Credit Facility, the New Equity Interests, and the Special Warrants, and through the issuance and distribution of the Litigation Trust Interests.

The Litigation Trust Causes of Action exclude all Preference Actions against any Entity other than a Non-Released Party, and on the Effective Date, all such Preference Actions will be released. Providing vendors with assurance that they will not be subject to Preference Actions was necessary for the Debtors’ preservation of go-forward trade relationships and, absent such a provision, would have dampened the Debtors’ business prospects and threatened the Debtors’ successful emergence from chapter 11. The Debtors also believe that the value of any Preference Action claims would be very low, as the majority of transfers or payments made to creditors within the ninety (90) days preceding commencement of the Cases were made to vendors, suppliers, or services providers, many of whom are paid regularly under contracts with the Debtors. The Debtors have disclosed all known transfers or payments made within the ninety (90) days preceding the Commencement Date on their Schedules and Statements. The Debtors will be assuming most of their vendor contracts upon Confirmation. The Debtors believe all of the Releases in the Second Amended Plan are appropriate and note that both the Creditors’ Committee and the First Lien Lender Group agreed to exclude these certain Preference Actions from the Litigation Trust Causes of Action through arm’s-length negotiations, and as part of the Global Settlement.

4. Reorganization Transaction

(a)           The Debtors shall implement the Reorganization Transaction as set forth in the Second Amended Plan.

(b)           New First Lien Credit Facility

(i)           On the Effective Date, the New First Lien Credit Agreement shall be executed and delivered, and the Reorganized Debtors shall be authorized to execute, deliver and enter into, the New First Lien Credit Documents, without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(ii)           The obligations arising under the New First Lien Credit Agreement shall be secured by a senior priority perfected security interest (junior to the liens securing the New Exit Facility Credit Agreement) in substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Reorganized Debtors, wherever located, including, without limitation, all accounts, inventory, equipment, capital stock in subsidiaries of the Reorganized Debtors, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, subject to any exceptions and materiality thresholds reasonably acceptable to the Requisite New First Lien Lenders (as defined in the New First Lien Term Sheet).

(iii)           The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New First Lien Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(c)           New Exit Facility.

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, enter into and perform under the New Exit Facility Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(d)
Authorization and Issuance of New Equity Interests and Special Warrants.

(i)           On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to issue or cause to be issued and shall issue the New Equity Interests and Special Warrants in accordance with the terms of the Second Amended Plan, the Amended Organizational Documents, the Special Warrant Agreement, and the Equity Allocation Mechanism without the need for any further corporate or stockholder action. All of the New Equity Interests issuable under the Second Amended Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, and the Special Warrants issued pursuant to the Second Amended Plan shall be duly authorized and validly issued. For the avoidance of doubt, the acceptance of New Equity Interests and/or Special Warrants by a holder of an Allowed First Lien Claim or Second Lien Claim shall be deemed as such holder’s agreement to the Amended Organizational Documents and/or the Special Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents.

(ii)           The distribution of the New Equity Interests and Special Warrants pursuant to the Second Amended Plan may be made by means of book-entry registration on the books of a transfer agent for shares of New Equity Interests and Special Warrants or by means of book-entry exchange through the facilities of a transfer agent reasonably satisfactory to the Debtors, in accordance with the customary practices of such agent, as and to the extent practicable.

(e)           Continued Corporate Existence.

(i)           The Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a private company in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Organizational Documents unless otherwise determined in accordance with Section 5.09 of the Second Amended Plan.

(ii)           On or after the Effective Date, the Reorganized Debtors may take such reasonable action that may be necessary or appropriate as permitted by applicable law and the Amended Organizational Documents, as the Reorganized Debtors may reasonably determine is reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Second Amended Plan, including, without limitation, taking necessary steps to dissolve or merge out of existence any of the Reorganized Debtors that are reasonably determined to be unnecessary for the continued successful performance of the Reorganized Debtors.

(f)           Officers and Board of Directors.

(i)           Upon the Effective Date, the New Board shall consist of seven (7) directors. If known, the identities of the directors and officers of the Reorganized Debtors shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(ii)           Except to the extent that a member of the board of directors, managers, or limited partners, as applicable, of a Debtor continues to serve as a director, manager, or limited partner of such Debtor on and after the Effective Date, the members of the board of directors, managers, or limited partners of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director, manager or limited partner will be deemed to have resigned or shall otherwise cease to be a director, manager or limited partner of the applicable Debtor on the Effective Date.

(g)           Reorganized Debtors’ Authority.

(i)           The Reorganized Debtors shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Second Amended Plan, including, without limitation, to: (a) except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors, other than with respect to General Unsecured Claims; (b) make distributions to holders of Allowed Claims in accordance with the Second Amended Plan, other than with respect to General Unsecured Claims; (c) prosecute all Causes of Action on behalf of the Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, other than with respect to the Litigation Trust Causes of Action; (d) retain professionals to assist in performing their duties under the Second Amended Plan; (e) maintain the books, records, and accounts of the Debtors; (f) complete and file, as necessary, all final or otherwise required federal, state, and local tax returns for the Debtors; and (g) perform other duties and functions that are consistent with the implementation of the Second Amended Plan.

(ii)           After the Effective Date, the Reorganized Debtors may operate the Debtors’ business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5. FCC Licenses and State PUC Authorizations

The required FCC Applications were filed prior to the date of the Second Amended Plan, as were applications seeking the consent of State PUCs with jurisdiction over the Reorganized Debtors to the transactions contemplated by the Reorganization Transaction (which, for the avoidance of doubt, excludes any transactions which may occur on or after the Exercise Date, as defined in the Equity Allocation Mechanism). As a result, any Entity that acquires a First Lien Claim may be issued Special Warrants in lieu of any New Equity Interests that would otherwise be issued to such Entity under the Second Amended Plan. In addition, the Debtors may request that the Bankruptcy Court implement restrictions on trading of Claims and Interests that might adversely affect the FCC approval or State PUC approval processes that will be sought on or prior to the Effective Date.

The Petition for Declaratory Ruling and the FCC and/or state transfer of control applications necessary to enable the exercise of the Special Warrants (the “Post-Effective Date Transfer Applications”) shall be filed as promptly as practicable following the Effective Date. The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute all FCC Applications and the State PUC Applications associated with the Reorganization Transaction and, after the Effective Date, the Post-Effective Date Transfer Applications and the Petition for Declaratory Ruling. The Debtors or Reorganized Debtors, as applicable, shall promptly provide such additional documents or information requested by the FCC or any State PUC in connection with the respective agencies’ review of the foregoing applications.

6. Employee Matters

(a)           Subject to Section 5.6(c) of the Second Amended Plan, on the Effective Date, the Reorganized Debtors shall be deemed (i) to have assumed all Benefit Plans and (ii) to have rejected any employment agreements, offer letters, or award letters to which the Debtors are a party (collectively, the “Employee Arrangements”), unless set forth on the Assumption Schedule. With respect to any Benefit Plan and Employee Arrangement that is set forth on the Assumption Schedule, upon the Effective Date such Benefit Plan and Employee Arrangement shall be deemed to be amended where applicable to provide and clarify that the consummation of the Reorganization Transaction and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under such Benefit Plan or Employee Arrangement.  To the extent that the Benefit Plans or any Employee Arrangements set forth on the Assumption Schedule are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless an Assumption Dispute is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure Amount of zero dollars. However, notwithstanding anything else in the Second Amended Plan, the assumed Benefit Plans and Employee Arrangements, if any, shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

(b)           Following the Effective Date, the applicable Reorganized Debtors shall enter into the Management Incentive Plan. All awards issued under the Management Incentive Plan will be dilutive of all other New Equity Interests issued pursuant to the Second Amended Plan (including those issued upon the exercise of any Special Warrants).

(c)           For the avoidance of doubt, if an Employee Arrangement or a Benefit Plan provides for an award or potential award of Interests or consideration based on the value of Interests prior to the Effective Date, such Interest shall be treated in accordance with Section 4.8 of the Second Amended Plan and cancelled notwithstanding assumption of the applicable Employee Arrangement or Benefit Plan.

(d)           On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all prepetition Key Employee Retention Agreements. Notwithstanding anything to the contrary in Section 5.6(a), the consummation of the Restructuring Transactions and any associated organizational changes shall constitute a “Change of Control” under all prepetition Key Employee Retention Agreements.

7. Effectuating Documents; Further Transactions

(a)           On or as soon as practicable after the Effective Date, the Reorganized Debtors shall take such reasonable actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Second Amended Plan and the Global Settlement, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Second Amended Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Second Amended Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution and the Amended Organizational Documents pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule; (v) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the distribution of the Litigation Trust Interests to be issued pursuant hereto without the need for any approvals, authorizations, actions, or consents; and (vi) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or to reincorporate in another jurisdiction, subject, in each case, to the Amended Organizational Documents.

(b)           Each officer, manager, limited partner or member of the board of directors of the Debtors is (and each officer, manager, limited partner or member of the board of directors of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Second Amended Plan and the securities issued pursuant to the Second Amended Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders, limited partners, directors or managers of the Debtors, the Reorganized Debtors) except for those expressly required pursuant to the Second Amended Plan.

(c)           In order to preserve the Reorganized Debtors’ ability to utilize certain tax attributes that exist as of the Effective Date, the charter, bylaws, and other organizational documents may restrict certain transfers of the New Equity Interests.

(d)           The Reorganization Transaction and the Global Settlement, including the creation of the Litigation Trust, shall be conducted in a manner that, in the business judgment of the Debtors, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), ensures that the Reorganized Debtors receive favorable and efficient tax treatment, given the totality of the circumstances.

(e)           All matters provided for in the Second Amended Plan involving the corporate structure of the Debtors, Reorganized Debtors, to the extent applicable, or any corporate or related action required by the Debtors, or the Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, limited partners, directors or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, limited partners, directors, managers, or officers, as applicable, of the Debtors, or the Reorganized Debtors.

8. Section 1145 Exemption

(a)           The offer, issuance, and distribution of (i) the New Equity Interests and the Special Warrants to holders of the First Lien Claims; (ii) the Special Warrants hereunder to holders of the Second Lien Claims; and (iii) the Litigation Trust Interests (to the extent they are deemed to be securities) to holders of General Unsecured Claims shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b)           The New Equity Interests shall be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (iii) any reasonable restrictions, to the extent necessary for the Debtors to preserve their ability to utilize certain tax attributes that exist as of the Effective Date, on the transferability and ownership of New Equity Interests; (iv) applicable regulatory approval; (v) the Stockholders Agreement; (vi) the Amended Organizational Documents and (vii) any other applicable law.

9. Cancellation of Existing Securities and Agreements

(a)           Except for the purpose of evidencing a right to a distribution under the Second Amended Plan and except as otherwise set forth in the Second Amended Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtors, and subject in all respects to the Prepetition Intercreditor Agreement (as applicable), on the Effective Date, all agreements, instruments, and other documents evidencing or issued pursuant to the DIP Documents, the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Agreement and any other “Credit Document” as defined in the Second Amended Plan, the Prepetition Subordinated Notes, or any indebtedness or other obligations thereunder, and any Interest in any of the Debtors (other than Intercompany Interests), or any other certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document of any character directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged, and of no force or effect, and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.

(b)           Notwithstanding such cancellation and discharge, the DIP Documents, the Prepetition First Lien Credit Documents and the Prepetition Second Lien Credit Agreement, the Prepetition Subordinated Notes and any other indenture or agreement that governs the rights of a holder of an Allowed Claim shall continue in effect to the extent necessary (i) to allow the holders of such Claims to receive distributions under the Second Amended Plan; (ii) to allow the Debtors, the Reorganized Debtors, the DIP Agent, the Prepetition First Lien Administrative Agent, and the Prepetition Second Lien Administrative Agent to make post-Effective Date distributions or take such other action pursuant to the Second Amended Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims; (iii) to allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan document or other agreement; (iv) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce their rights, claims, and interests vis-à-vis any party other than the Debtors, including any rights with respect to priority of payment and/or to exercise charging liens; (v) to preserve any rights of the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable, including any rights to priority of payment and/or to exercise charging liens; (vi) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce any obligations owed to it under the Second Amended Plan; (vii) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to exercise rights and obligations relating to the interests of lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable; (viii) to permit the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to perform any function necessary to effectuate the foregoing; (ix) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the DIP Documents, the Prepetition First Lien Credit Agreement or the Prepetition Second Lien Credit Agreement; provided that, nothing in Section 5.9 of the Second Amended Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Second Amended Plan; and (x) to preserve all rights of the Prepetition First Lien Lenders to the extent necessary for the Litigation Trust to pursue the Litigation Trust First Lien Lender Causes of Action.

(c)           Except for the foregoing, subsequent to the performance by the DIP Agent of its obligations pursuant to the Second Amended Plan, the DIP Agent and its agents shall be relieved of all further duties and responsibilities related to the DIP Documents. Nothing in Section 5.9 of the Second Amended Plan shall in any way affect or diminish the rights of the DIP Agent to exercise any charging lien against distributions to holders of DIP Claims with respect to any unpaid fees.

(d)           Except for the foregoing, subsequent to the performance by the Prepetition First Lien Administrative Agent of its obligations pursuant to the Second Amended Plan, the Prepetition First Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition First Lien Credit Agreement. Nothing in Section 5.9 of the Second Amended Plan shall in any way affect or diminish the rights of the Prepetition First Lien Administrative Agent to exercise any charging lien against distributions to holders of First Lien Claims with respect to any unpaid fees.

(e)           Except for the foregoing, subsequent to the performance by the Prepetition Second Lien Administrative Agent of its obligations pursuant to the Second Amended Plan, the Prepetition Second Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition Second Lien Credit Agreement. Nothing in Section 5.9 of the Second Amended Plan shall in any way affect or diminish the rights of the Prepetition Second Lien Administrative Agent to exercise any charging lien against distributions to holders of Second Lien Claims with respect to any unpaid fees.

(f)           Notwithstanding anything to the contrary in the Second Amended Plan, all rights under the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement shall remain subject to the Prepetition Intercreditor Agreement.

(g)           Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Second Amended Plan shall be deemed null and void and shall be of no force and effect. Nothing contained in the Second Amended Plan shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or unexpired lease to the extent such executory contract or unexpired lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

10. Cancellation of Liens

Except as otherwise specifically provided in the Second Amended Plan, on the Effective Date, any Lien securing an Allowed Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

11. Subordination Agreements

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements, including but not limited to, the Prepetition Intercreditor Agreement, governing Claims or Interests shall be enforced in accordance with such agreement’s terms.

12. Nonconsensual Confirmation

The Debtors intend to undertake to have the Bankruptcy Court confirm the Second Amended Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Second Amended Plan.

13. Closing of Chapter 11 Cases

After an Estate has been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

14. Notice of Effective Date

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

15. Separability

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Second Amended Plan for purposes of economy and efficiency, the Second Amended Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Second Amended Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors, confirm the Second Amended Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

16. Litigation Trust

(a)           Interest in the Litigation Trust

Any and all interests in the Litigation Trust will not constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of Section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust. Any and all interests in the Litigation Trust shall not be certificated, shall be subject to certain restrictions, and all interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law.

(b)           Creation and Governance of the Litigation Trust

On the Effective Date, the Debtors shall be deemed to transfer the Litigation Trust Debtor Causes of Action to the Litigation Trust, the Reorganized Debtors shall transfer the Litigation Trust Initial Funding to the Litigation Trust, the holders of Allowed First Lien Claims shall be deemed to transfer the Litigation Trust First Lien Lender Causes of Action to the Litigation Trust and the Reorganized Debtors (solely in their capacity as successors to the Debtors), the Litigation Trust Oversight Committee and the Creditors’ Committee shall execute the Litigation Trust Agreement and shall take all steps necessary to establish the Litigation Trust in accordance with the Second Amended Plan and the beneficial interests tin the Second Amended Plan, which shall be for the benefit of the holders of Litigation Trust Interest and Reorganized FCI. In the event of any conflict between the terms of the Second Amended Plan and the terms of the Litigation Trust Agreement, the terms of the Second Amended Plan shall govern. Additionally, on the Effective Date, (1) the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Debtor Causes of Action (2) the Reorganized Debtors shall transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Initial Funding and (3) the holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust First Lien Lender Causes of Action, and in accordance with section 1141 of the Bankruptcy Code, the Litigation Trust Debtor Causes of Action, the Litigation Trust Initial Funding and the Litigation Trust First Lien Lender Causes of Action shall automatically vest in the Litigation Trust free and clear of all Claims and Liens and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Litigation Trust Oversight Committee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Debtor Cause of Action shall be transferred to the Litigation Trust to be distributed in accordance with the Second Amended Plan. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trust Oversight Committee. The powers, rights, and responsibilities of the Litigation Trust Oversight Committee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in Section 5.16 of the Second Amended Plan. The Litigation Trust Oversight Committee shall hold and distribute the Litigation Trust Assets in accordance with the provisions of the Second Amended Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trust Oversight Committee shall be as set forth in the Litigation Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the Litigation Trust Assets except as set forth in the Litigation Trust Agreement.

(c)           Litigation Trust Oversight Committee and Litigation Trust Agreement

The Litigation Trust Agreement generally will provide for, among other things: (i) the transfer of the Litigation Trust Assets to the Litigation Trust; (ii) the payment of Litigation Trust Expenses; (iii) the retention of counsel, accountants, financial advisors, or other professionals; (iv) litigation of any Litigation Trust Causes of Action, which may include the prosecution, settlement, abandonment or dismissal of any such Causes of Action; and (v) making distributions to holders of Litigation Trust Interests and to Reorganized FCI, as provided in the Second Amended Plan and in the Litigation Trust Agreement. The Litigation Trust Oversight Committee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of those professionals without further order of the Bankruptcy Court from the Litigation Trust Assets in accordance with the Second Amended Plan and the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trust Oversight Committee by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the Litigation Trust Assets. The Litigation Trust Oversight Committee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement.

(d)           Cooperation of Reorganized Debtors

The Reorganized Debtors shall reasonably cooperate with the Litigation Trust and its agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (i) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (ii) contesting, settling, compromising, reconciling, and objecting to General Unsecured Claims, and (iii) administering the Litigation Trust (collectively, “Trust Responsibilities”) and in each case, the Litigation Trust agrees to reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Reorganized Debtors shall take all reasonable efforts to assist the Litigation Trust with the Trust Responsibilities and the Litigation Trust may enter into agreements with the Reorganized Debtors and/or the Creditors’ Committee in order to obtain information from the Reorganized Debtors and/or the Creditors’ Committee on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. The Litigation Trust’s receipt of documents, information or communications from the Reorganized Debtors shall not constitute a waiver of any privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Reorganized Debtors in fulfilling its obligations under this Section.

(e)           Cooperation Agreements

To the extent requested by the Committee, with the consent of the First Lien Lender Group (not to be unreasonably withheld), any of the Specified Officers and Directors shall enter into an agreement prior to the Effective Date pursuant to which he will agree to cooperate with the Litigation Trust and provide reasonable assistance to the Litigation Trust until the Litigation Trust is terminated, regardless of whether he remains an officer of the Reorganized Debtors.

(f)           Litigation Trust Assets

The Litigation Trust Oversight Committee shall have the exclusive right in respect of all Litigation Trust Causes of Action to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Litigation Trust Causes of Action without any further order of the Bankruptcy Court or consent of any other party, except as otherwise provided in the Second Amended Plan or in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trust Oversight Committee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. In connection with the investigation, prosecution and/or compromise of the Litigation Trust Causes of Action, the Litigation Trust Oversight Committee may expend such portion of the Litigation Trust Assets as the Litigation Trust Oversight Committee deems necessary.

(g)           Litigation Trust Fees and Expenses

From and after the Effective Date, the Litigation Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Litigation Trust Expenses, including but not limited to reasonable fees and expenses of the Litigation Trust Oversight Committee and the fees and expenses of any professionals retained by the Litigation Trust from the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement. The Reorganized Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

(h)           Tax Treatment

In furtherance of Section 5.16 of the Second Amended Plan, (i) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of Litigation Trust Interests, consistent with the terms of the Second Amended Plan; (ii) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with the Second Amended Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Litigation Trust Interests, followed by the deemed transfer of such assets to the Litigation Trust); (iv) all parties shall report consistently with the valuation of the Litigation Trust Assets transferred to the Litigation Trust as determined by the Litigation Trust Oversight Committee (or its designee); (v) the Litigation Trust Oversight Committee shall be responsible for filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the Litigation Trust Oversight Committee shall annually send to each holder of Litigation Trust Interests a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Oversight Committee of a private letter ruling if the Litigation Trust Oversight Committee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Oversight Committee), the Litigation Trust Oversight Committee, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld or delayed), may timely elect to (i) treat any portion of the Litigation Trust allocable to Disputed General Unsecured Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed General Unsecured Claims, all distributions shall be net of any expenses, including taxes, relating to the retention or disposition of such assets, and the Litigation Trust Oversight Committee shall be responsible for payment, out of the assets of such retained assets, of any taxes imposed on or in respect of such assets.  All parties (including, without limitation, the Debtors, the Reorganized Debtors, the Litigation Trust and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

(i)           Termination and Dissolution of the Litigation Trust

The Litigation Trust Oversight Committee shall have the right to terminate the Litigation Trust, when it determines, in its sole discretion, that the pursuit of additional Litigation Trust Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such claims (the “Termination Right”). The Litigation Trust Oversight Committee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trust Oversight Committee exercises its Termination Right and (ii) all distributions required to be made by the Litigation Trust Oversight Committee under the Second Amended Plan and the Litigation Trust Agreement have been made. Upon termination and dissolution of the Litigation Trust, any remaining Litigation Trust Proceeds shall be distributed to holders of Litigation Trust Interests and Reorganized FCI in accordance with Section 5.2(b) of the Second Amended Plan and the Litigation Trust Agreement; provided, that in the event the Litigation Trust Oversight Committee exercises its Termination Right without the consent (which may not be unreasonably withheld, conditioned or delayed) of the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee, the Litigation Trust shall distribute the GUC Payment before making any other distributions pursuant to Section 5.2 of the Second Amended Plan (with the GUC Payment deemed to have been made for purposes of the waterfall set forth in Section 5.2(b)(vi)); provided that the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee may choose to use the GUC Payment to either (a) make a distribution to holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims or (b) continue the Litigation Trust and prosecute Litigation Trust Causes of Action for the sole benefit of holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims.

(j)           Single Satisfaction of Allowed Claims From Litigation Trust

Notwithstanding anything to the contrary in the Second Amended Plan, in no event shall holders of Litigation Trust Interests recover more than the full amount of their Allowed Claims from the Litigation Trust.

E. Distributions

1. Distributions Generally

Except as otherwise provided in the Second Amended Plan and the Litigation Trust Agreement, one or more Disbursing Agents shall make all distributions under the Second Amended Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Second Amended Plan.

2. Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Second Amended Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests. The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or assumption disputes, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

3. Date of Distributions

Except as otherwise provided in the Second Amended Plan and in the Litigation Trust Agreement, any distributions and deliveries to be made under the Second Amended Plan shall be made on the Effective Date or as otherwise determined in accordance with the Second Amended Plan, including, without limitation, the treatment provisions of V.C of the Second Amended Plan, or as soon as practicable thereafter; provided, that the Litigation Trust Oversight Committee shall from time to time determine distribution dates of Litigation Trust Assets as and when they determine to be appropriate.

4. Disbursing Agent

All distributions under the Second Amended Plan shall be made by the Disbursing Agent on and after the Effective Date as provided in the Second Amended Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or the Reorganized Debtors’ books and records. The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Second Amended Plan.

5. Rights and Powers of Disbursing Agent

(a)           From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Second Amended Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Second Amended Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Second Amended Plan or for implementing provisions of the Second Amended Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b)           A Disbursing Agent shall be empowered to (i) effect all reasonable actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (ii) make all distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Second Amended Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Second Amended Plan.

6. Expenses of Disbursing Agent

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ and other professional fees and expenses) on or after the Effective Date shall be paid in Cash.

7. No Postpetition Interest on Claims

Except as otherwise provided in the Second Amended Plan, the Confirmation Order, the DIP Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Commencement Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

8. Delivery of Distributions

(a)           Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtors. In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing in the Second Amended Plan shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 6.19 of the Second Amended Plan.

(b)           Notwithstanding the foregoing, all distributions of Cash on account of First Lien Claims or Second Lien Claims, if any, shall be deposited with the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, as applicable, for distribution to holders of First Lien Claims or Second Lien Claims in accordance with the terms of the Prepetition Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. All distributions other than of Cash on account of First Lien Claims or Second Lien Claims, if any, may, with the consent of the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, be made by the Disbursing Agent directly to holders of First Lien Claims and Second Lien Claims in accordance with the terms of the Second Amended Plan, the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. To the extent the Prepetition First Lien Administrative Agent or the Prepetition Second Lien Administrative Agent effectuates, or is requested to effectuate, any distributions hereunder, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent shall be deemed a “Disbursing Agent” for purposes of the Second Amended Plan.

9. Distributions after Effective Date

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

10. Unclaimed Property

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors or the Litigation Trust, as applicable, until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors, Reorganized Debtors, or Litigation Trust, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution. After such date all unclaimed property or interest in property shall revert to the Reorganized Debtors or Litigation Trust, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

11. Time Bar to Cash Payments

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Disbursing Agent or Litigation Trust Oversight Committee, as applicable, by the holder of the Allowed Claim to whom such check was originally issued.

12. Manner of Payment under Plan

Except as otherwise specifically provided in the Second Amended Plan, at the option of the Debtors, the Reorganized Debtors, or Litigation Trust Oversight Committee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

13. Satisfaction of Claims

Except as otherwise specifically provided in the Second Amended Plan, any distributions and deliveries to be made on account of Allowed Claims under the Second Amended Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

14. Fractional Stock and Notes

If any distributions of New Equity Interests pursuant to the Second Amended Plan would result in the issuance of a fractional share of New Equity Interests, then the number of shares of New Equity Interests to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Equity Interests to be distributed in connection with the Second Amended Plan shall be adjusted as necessary to account for the rounding provided for in Section 6.14 of the Second Amended Plan. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors, nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Equity Interests.

15. Minimum Cash Distributions

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any distribution is not made pursuant to Section 6.15 of the Second Amended Plan, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

16. Setoffs and Recoupments

The Debtors or the Reorganized Debtors, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

17. Allocation of Distributions between Principal and Interest

Except as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

18. No Distribution in Excess of Amount of Allowed Claim

Except as provided in Section 6.7 of the Second Amended Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

19. Withholding and Reporting Requirements

(a)           Withholding Rights

In connection with the Second Amended Plan, any party issuing any instrument or making any distribution described in the Second Amended Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Second Amended Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Second Amended Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Second Amended Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Second Amended Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)           Forms

Any party entitled to receive any property as an issuance or distribution under the Second Amended Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors or Litigation Trust, as applicable (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Entity designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

F. Procedures for Disputed Claims

1. Objections to Claims

The Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Reorganized Debtors or the Litigation Trust Oversight Committee, as applicable, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to proofs of Claim shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) on such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors that is filed before the date that is one-hundred and eighty (180) days after the Effective Date. The expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims asserted in the ordinary course of business other than through a proof of Claim.

2. Resolution of Disputed Claims

On and after the Effective Date, (a) the Debtors or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims (other than General Unsecured Claims) without approval of the Bankruptcy Court, other than with respect to Fee Claims; and (b) upon the creation of the Litigation Trust, the Litigation Trust Oversight Committee shall have the exclusive authority to compromise, settle, otherwise resolve, or withdraw any objections to General Unsecured Claims without approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, and the Litigation Trust Oversight Committee shall cooperate with respect to any objections to Claims that seek to convert Claims into General Unsecured Claims or General Unsecured Claims into other Claims. The rights and defenses of the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, to any such objections are fully preserved.

3. Payments and Distributions with Respect to Disputed Claims

Notwithstanding anything in the Second Amended Plan to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

4. Distributions after Allowance

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in the Second Amended Plan, without interest, as provided in Section 7.9 of the Second Amended Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

5. Disallowance of Claims

Except to the extent otherwise agreed to by the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, or as provided in Section .2(b) of the Second Amended Plan, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable.

6. Estimation of Claims

The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may (a) determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7. No Distributions Pending Allowance

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Second Amended Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

8. Claim Resolution Procedures Cumulative

All of the objection, estimation, and resolution procedures in the Second Amended Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Second Amended Plan without further notice or Bankruptcy Court approval.

9. Interest

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date, except as provided in Section 6.7 of the Second Amended Plan.

10. Insured Claims

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Second Amended Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

G. Executory Contracts and Unexpired Leases

1. General Treatment

(a)           As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (iv) is identified in section 5.7(a) of the Second Amended Plan; (v) is identified in section 8.4 of the Second Amended Plan; or (vi) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

(b)           Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections provided for in the Second Amended Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Reorganized Debtors or the Successful Bidder, as applicable, have provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Second Amended Plan shall vest in and be fully enforceable by the Reorganized Debtors or the Successful Bidder, as applicable, in accordance with its terms, except as modified by the provision of the Second Amended Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

2. Determination of Assumption Disputes and Deemed Consent

(a)           Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.

(b)           The Debtors shall file, as part of the Plan Supplement, the Assumption Schedule. The Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed or assumed and assigned reflecting the Debtors’ intention to assume or assume and assign the contract or lease in connection with the Second Amended Plan and, where applicable, setting forth the proposed Cure Amount (if any), in accordance with the Disclosure Statement Order. Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed and served in accordance with the Disclosure Statement Order. Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Second Amended Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor under such executory contract or unexpired lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Second Amended Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in Section 8.2(b) of the Second Amended Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Second Amended Plan.

(c)           If there is an Assumption Dispute pertaining to assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(d)           To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such Assumption Dispute; provided, that the Debtors or the Reorganized Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(e)           Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Second Amended Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired lease. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

3. Rejection Damages Claims

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such executory contract or unexpired lease, any Claim for such damages shall be classified and treated in Class 5 (General Unsecured Claims). Such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Reorganized Debtors, as applicable, no later than forty-five (45) days after the filing and service of the notice of the occurrence of the Effective Date.

4. Insurance Policies

Notwithstanding anything to the contrary in the Definitive Documents, the Second Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing,: on the Effective Date, (a) all insurance policies issued or providing coverage to the Debtors and all related agreements shall be assumed in their entirety by the Debtors or the Reorganized Debtors, as applicable pursuant to sections 105 and 365(a) of the Bankruptcy Code, shall continue in full force and effect thereafter in accordance with their respective terms, and upon such assumption, the Reorganized Debtors shall remain liable in full for any and all now existing or hereinafter arising obligations, liabilities, terms, provisions, and covenants of any of the Debtors under such insurance policies and agreements, without the need or requirement for an insurer to file a proof of Claim, Administrative Claim, or objection to any cure amount; (b) the Debtors or the Reorganized Debtors, as applicable, shall not sell, assign or otherwise transfer any insurance policies or related agreements except in accordance with the terms of thereof and applicable non-bankruptcy law; and (c) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in the Second Amended Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against an insurer under applicable non-bankruptcy law to proceed with their claims; and (ii) the insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing.

5. Intellectual Property Licenses and Agreements

Notwithstanding anything to the contrary in the Definitive Documents, the Second Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Second Amended Plan and shall, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Second Amended Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Second Amended Plan.

6. Tax Agreements

Notwithstanding anything to the contrary in the Definitive Documents, the Second Amended Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, any tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Second Amended Plan and, to the extent the Debtors determine, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), that such agreements are beneficial to the Debtors, shall be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, unless any such tax sharing agreement (of which the principal purpose is the allocation of taxes) otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Second Amended Plan. Unless otherwise noted hereunder, all other tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Second Amended Plan.

7. Assignment

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect with respect to any assignment pursuant to the Second Amended Plan.

8. Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Second Amended Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

9. Reservation of Rights

(a)           The Debtors, with the consent of the Requisite First Lien Lenders, which consent may not be unreasonably withheld, may amend the Assumption Schedule and any cure notice until the Business Day immediately prior to the commencement of the Confirmation Hearing in order to (i) add, delete, or reclassify any executory contract or unexpired lease or amend a proposed assignment and/or (ii) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to the Business Day immediately prior to the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b)           Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Second Amended Plan or in the Plan Supplement, nor anything contained in the Second Amended Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, the Reorganized Debtors or their respective Affiliates have any liability thereunder.

(c)           Except as otherwise provided in the Second Amended Plan, nothing in the Second Amended Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(d)           Nothing in the Second Amended Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

H. Conditions Precedent to Confirmation of Plan and Effective Date

(a)           Conditions Precedent to Confirmation of Plan

The following are conditions precedent to entry of the Confirmation Order:

i.
the Disclosure Statement Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

ii.
the Plan Supplement and all of the schedules, documents, and exhibits contained tin the Second Amended Plan shall have been filed;

iii.
the RSA shall not have been terminated and shall be in full force and effect; and

iv.
the DIP Order and the DIP Documents shall be in full force and effect in accordance with the terms thereof, and no event of default shall have occurred and be continuing thereunder.

(b)           Conditions Precedent to Effective Date

i.
The following are conditions precedent to the Effective Date of the Second Amended Plan:

1.
the Confirmation Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

2.
no event of default under the DIP Documents shall have occurred or be continuing and an acceleration of the obligations or termination of the DIP Lenders’ commitments under the DIP Documents shall not have occurred;

3.
all actions, documents, and agreements necessary to implement and consummate the Second Amended Plan shall have been effected or executed and binding on all parties thereto and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

4.
all applicable governmental, regulatory and/or third-party approvals and consents, including FCC Approval, approval of State PUCs, and Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Second Amended Plan shall have been obtained (including approval of the FCC Applications), not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

5.
the RSA shall not have been terminated and shall be in full force and effect, and no notice shall have been delivered in accordance with the RSA that, upon expiration of a cure period, would give rise to a Lender Termination Event (as defined in the RSA);

6.
the Global Settlement shall have been approved by the Bankruptcy Court without material modification (unless the modification is consented to by the Debtors, the Requisite First Lien Lenders, and the Creditors’ Committee);

7.
all accrued and unpaid Restructuring Expenses, Second Lien Lender Restructuring Expenses, and Settlement Restructuring Expenses shall have been paid in Cash to the extent invoiced at least two (2) business days prior to the Effective Date (or such shorter period as the Debtors may agree); provided that, any modification to the Second Amended Plan that adversely affects the treatment of Second Lien Claims or the rights of the Second Lien Lender Group to receive the Second Lien Lender Restructuring Expenses shall be in form and substance reasonably acceptable to the Second Lien Lender Group;

8.
the Amended Organizational Documents shall have been filed with the appropriate governmental authority, as applicable;

9.
the Special Warrant Agreement shall have been executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith;

10.
the New First Lien Credit Documents and the New Exit Facility Credit Documents, shall (i) have been (or deemed) executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith, (ii) be in full force and effect and binding upon the relevant parties; and (iii) contain terms and conditions consistent in all material respects with the RSA; and

11.
the Consulting Agreement shall have been executed and delivered, and any conditions precedent therein shall have been satisfied or waived in accordance therewith and be in full force and effect and binding on the relevant parties.

ii.
Notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Second Amended Plan, such condition precedent shall be deemed to have occurred simultaneously upon the occurrence of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Second Amended Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

(c)           Waiver of Conditions Precedent

i.
Except as otherwise provided in the Second Amended Plan, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 of the Second Amended Plan may be waived in writing by the Debtors with the prior written consent of (i) the Requisite First Lien Lenders, which consent shall not be unreasonably withheld (and (a) solely with respect to the condition set forth in Section 9.1(d) and 9.2(a)(ii) of the Second Amended Plan, with the consent of the DIP Agent, such consent not to be unreasonably withheld, and (b) solely with respect to the condition set forth in Section 9.2(a)(xi) of the Second Amended Plan, with the consent of Matthew D. Rosen, such consent not to be unreasonably withheld) without leave of or order of the Bankruptcy Court, and (ii) the Creditors’ Committee, with respect to Section 9.2(a)(vii) of the Second Amended Plan, which consent shall not be unreasonably withheld. If the Second Amended Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.16 of the Second Amended Plan, only the conditions applicable to the Debtor or Debtors for which the Second Amended Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

ii.
The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

(d)           Effect of Failure of a Condition

If the conditions listed in Section 9.2 of the Second Amended Plan are not satisfied or waived in accordance with Section 9.2(c)(i) of the Second Amended Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Second Amended Plan shall be null and void in all respects and nothing contained in the Second Amended Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite First Lien Lenders, or any other Entity.

I. Effect of Confirmation of Plan

(a)           Vesting of Assets

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all remaining property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Second Amended Plan, the Confirmation Order, the Litigation Trust Agreement, the New First Lien Credit Documents, or the New Exit Facility Credit Documents. On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of its businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided in the Second Amended Plan. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

(b)           Binding Effect

As of the Effective Date, the Second Amended Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders (a) were Impaired or Unimpaired under the Second Amended Plan; (b) were deemed to accept or reject the Second Amended Plan; (c) failed to vote to accept or reject the Second Amended Plan; (d) voted to reject the Second Amended Plan; or (e) received any distribution under the Second Amended Plan.

(c)           Discharge of Claims and Termination of Interests

Upon the Effective Date, and in consideration of the distributions to be made hereunder, except as otherwise expressly provided under the Second Amended Plan, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors, the Reorganized Debtors, or any of their Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

(d)           Term of Injunctions or Stays

Unless otherwise provided under the Second Amended Plan, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

(e)           Injunction

i.
Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Second Amended Plan in relation to any Claim or Interest extinguished, discharged, or released pursuant to the Second Amended Plan.

ii.
Except as expressly provided in the Second Amended Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Second Amended Plan or are presumed to have accepted or deemed to have rejected the Second Amended Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Second Amended Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors, the Reorganized Debtors, or the Litigation Trust, or against property or interests in property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust, except as contemplated or Allowed by the Second Amended Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Second Amended Plan.

iii.
Each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Second Amended Plan will be deemed to have affirmatively and specifically consented to be bound by the Second Amended Plan, including, without limitation, the injunctions set forth in section 10.5 of the Second Amended Plan.

iv.
The injunctions in section 10.5 of the Second Amended Plan shall extend to any successors of the Debtors, the Reorganized Debtors, and the Litigation Trust, and their respective property and interests in property.

(f)           Releases

i.
Estate Releases

As of the Confirmation Date, pursuant to section 1123(b) of the Bankruptcy Code, except for the rights that remain in effect from and after the Confirmation Date to enforce the Second Amended Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring, and except as otherwise provided in the Second Amended Plan or in the Confirmation Order, the Released Parties will be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever released and discharged, to the maximum extent permitted by law, by the Debtors and their Estates, the Reorganized Debtors, and the Litigation Trust, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, or the Reorganized Debtors, as applicable, the Litigation Trust, or the Estates, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violations of federal or state securities law, or otherwise, that the Debtors or the Reorganized Debtors (as applicable), the Litigation Trust, or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Confirmation Date from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Second Amended Plan, the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any of the Debtors and any Released Party, the restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the RSA, and the Second Amended Plan (including, for the avoidance of doubt, the Plan Supplement) and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation of any documents or transactions in connection with any of the foregoing, the solicitation of votes with respect to the Second Amended Plan, the pursuit of the confirmation and consummation of the Second Amended Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date; provided, that nothing in Section 10.6(a) of the Second Amended Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in Section 10.6(a) of the Second Amended Plan shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement). The Debtors, the Reorganized Debtors and their Estates, and the Litigation Trust, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under Section 10.6(a) of the Second Amended Plan against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in the Second Amended Plan, the releases set forth above do not release any post-Confirmation Date obligations of any Entity under the Second Amended Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Second Amended Plan.

ii.
Consensual Releases by Holders of Impaired Claims

As of the Confirmation Date, except (i) for the right to enforce the Second Amended Plan or any right or obligation arising under the Definitive Documents that remains in effect or becomes effective after the Confirmation Date or (ii) as otherwise expressly provided in the Second Amended Plan or in the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Second Amended Plan and the contributions of the Released Parties to facilitate and implement the Second Amended Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Confirmation Date, the Released Parties shall be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by:

a.
the holders of Impaired Claims who voted to accept the Second Amended Plan;

b.
the Consenting First Lien Lenders;

c.
the Consenting Second Lien Lenders;

d.
the Creditors’ Committee and each of its members in their capacity as such; and

e.
with respect to any Entity in the foregoing clauses (a) through (c), such Entity’s (x) predecessors, successors and assigns, (y) subsidiaries, Affiliates, managed accounts or funds, managed or controlled by such Entity and (z) all Persons entitled to assert Claims through or on behalf of such Entities with respect to the matters for which the releasing entities are providing releases.

in each case, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violation of federal or state securities law, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising prior to the Confirmation Date from, in whole or in part, the Debtors, the restructuring, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Second Amended Plan, the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Second Amended Plan (including the Plan Supplement), the RSA, the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes with respect to the Second Amended Plan, the pursuit of the confirmation and consummation of the Second Amended Plan, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date; provided, that nothing in Section 10.6(b) of the Second Amended Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. The Persons and Entities in (a) through (d) of Section 10.6(b) of the Second Amended Plan shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under Section 10.6(b) of the Second Amended Plan against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in the Second Amended Plan, the releases set forth above do not release any post-Confirmation Date obligations of any Entity under the Second Amended Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Second Amended Plan.

(g)           Exculpation

To the maximum extent permitted by Section 1125(e) of the Bankruptcy Code and without affecting or limiting either the estate release set forth in Section 10.6(a) of the Second Amended Plan or the consensual releases by holders of Impaired Claims set forth in Section 10.6(b) of the Second Amended Plan, and notwithstanding anything in the Second Amended Plan to the contrary, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security of the Debtors; the postpetition negotiation and pursuit of the Disclosure Statement, the RSA, the Reorganization Transaction, the Second Amended Plan, the solicitation of votes for, or confirmation of, the Second Amended Plan or the Litigation Trust Agreement; the funding or consummation of the Second Amended Plan; the occurrence of the Effective Date; the administration of the Second Amended Plan or the property to be distributed under the Second Amended Plan, including but not limited to the issuance and distribution of the Litigation Trust Interests; the issuance of Securities under or in connection with the Second Amended Plan; or the transactions in furtherance of any of the foregoing; provided, that nothing in Section 10.7 of the Second Amended Plan shall be construed to release or exculpate an Exculpated Party from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in Section 10.7 of the Second Amended Plan shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement).

(h)           Limitations on Executable Assets with Respect to Certain Causes of Action

The Independent Directors and Other Officers and Directors shall remain legally obligated to pay for any wrongful acts to the extent of the Debtors’ available D&O Policies’ combined limits, subject to the following: any recovery by or on behalf of the Litigation Trust (and the beneficiaries thereof) on account of any Litigation Trust Causes of Action (other than with respect to claims for gross negligence, willful misconduct, or fraud) or the Reorganized Debtors on account of any Causes of Action (other than with respect to claims for gross negligence, willful misconduct, or fraud) against any Independent Directors or Other officers and Directors, each solely in his capacity as a director or officer of the Debtors prior to the Effective Date, including in each case by way of settlement or judgment, shall be limited to the Debtors’ available D&O Policies’ combined limits, after payment from such D&O Policies of any and all covered costs and expenses incurred by the covered parties in connection with the defense of any Litigation Trust Causes of Action or Causes of Action.

(i)           SEC Rights and Powers

Notwithstanding any language to the contrary contained in the Second Amended Plan, Disclosure Statement or the Confirmation Order, no provision of the Second Amended Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum.

(j)           FCC Rights and Powers

No provision in the Second Amended Plan or the Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act and the rules, regulations and orders promulgated thereunder by the FCC. No transfer of any FCC license or authorization held by Debtors or transfer of control of any Debtor, or transfer of control of a FCC licensee controlled by Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing in the Second Amended Plan shall proscribe or constrain the FCC’s exercise of such power or authority.

(k)           Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Second Amended Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors (or the Litigation Trust, solely with respect to General Unsecured Claims) reserve the right, with the consent of the Required First Lien Lenders, which consent shall not be unreasonably withheld, to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

(l)           Retention of Causes of Action/Reservation of Rights

Except as otherwise provided in Sections 10.5, 10.6, and 10.7 of the Second Amended Plan, nothing contained in the Second Amended Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action (including, for the avoidance of doubt, Litigation Trust Causes of Action), rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of their Estates or itself in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, any affirmative Causes of Action against parties with a relationship with the Debtors including actions arising under chapter 5 of the Bankruptcy Code. Except as provided in any order entered by the Bankruptcy Court, the Reorganized Debtors or the Litigation Trust Oversight Committee, in connection with the pursuit of Litigation Trust Causes of Action or objection to General Unsecured Claims, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not retain any Claims or Causes of Action released or barred pursuant to the Second Amended Plan against the Released Parties.

(m)           Solicitation of Plan

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Second Amended Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Second Amended Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Second Amended Plan or the offer and issuance of any securities under the Second Amended Plan.

(n)           Corporate and Limited Liability Company Action

Upon the Effective Date, all actions contemplated by the Second Amended Plan shall be deemed authorized and approved in all respects, including (a) those set forth in Sections 5.5 and 5.6 of the Second Amended Plan; (b) the performance of the RSA; and (c) all other actions contemplated by the Second Amended Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms hereof. All matters provided for in the Second Amended Plan involving the corporate, limited liability company or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company or partnership action required by the Debtors or the Reorganized Debtors in connection with the Second Amended Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, limited partners or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the authorized officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Second Amended Plan (or necessary or desirable to effect the transactions contemplated by the Second Amended Plan) in the name and on behalf of the Reorganized Debtors, including, but not limited to: (i) the Amended Organizational Documents; (ii) the New First Lien Credit Agreement; (iii) the New Exit Facility Credit Agreement; (iv) the Litigation Trust Agreement; and (v) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Section 10.11 of the Second Amended Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

J. Retention of Jurisdiction

(a)           Retention of Jurisdiction

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

i.
to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

ii.
to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

iii.
to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Second Amended Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Second Amended Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

iv.
to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

v.
to resolve disputes concerning Disputed Claims or the administration thereof;

vi.
to hear and determine all Fee Claims and Restructuring Expenses;

vii.
to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code;

viii.
to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

ix.
to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Second Amended Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

x.
to hear and determine any application to modify the Second Amended Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Second Amended Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

xi.
to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Second Amended Plan, the Plan Supplement, the Global Settlement, the Litigation Trust Agreement, the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

xii.
to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Second Amended Plan;

xiii.
to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

xiv.
to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

xv.
to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Second Amended Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

xvi.
to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located;

xvii.
to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

xviii.
to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Reorganized Debtors or the Litigation Trust pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

xix.
to enter one or more final decrees closing the Chapter 11 Cases;

xx.
to consider any motion brought under or in connection with Bankruptcy Rule 2004; and

xxi.
to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

(b)           Courts of Competent Jurisdiction

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Second Amended Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

K. Miscellaneous Second Amended Plan Provisions

(a)           Payment of Statutory Fees

On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code with the Chapter 11 Cases, or until such time as a final decree is entered closing the Chapter 11 Cases, a Final Order converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Chapter 11 Cases is entered.

(b)           Substantial Consummation of the Second Amended Plan

On the Effective Date, the Second Amended Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

(c)           Plan Supplement

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

(d)           Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the dissolution of the Debtors.

(e)           Exemption from Certain Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Second Amended Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Second Amended Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Second Amended Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the New Exit Facility and the New First Lien Credit Facility, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Second Amended Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

(f)           Amendments

i.
Plan Modifications. Subject to the terms of the RSA, (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Second Amended Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtors may, upon order of the Court, amend, modify or supplement the Second Amended Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Second Amended Plan and subject to the reasonable consent of the Requisite First Lien Lenders (and the Creditors’ Committee, solely as it pertains to the Global Settlement or treatment of General Unsecured Claims), the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Second Amended Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Second Amended Plan, and any holder of a Claim or Interest that has accepted the Second Amended Plan shall be deemed to have accepted the Second Amended Plan as amended, modified, or supplemented.

ii.
Other Amendments. Subject to the terms of the RSA, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Second Amended Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

(g)           Effectuating Documents and Further Transactions

Each of the officers, managers, limited partners or members of the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such reasonable actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Second Amended Plan.

(h)           Revocation or Withdrawal of Plan

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw the Second Amended Plan prior to the Effective Date. If the Second Amended Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Second Amended Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Second Amended Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Second Amended Plan, and any document or agreement executed pursuant to the Second Amended Plan shall be deemed null and void; and (c) nothing contained in the Second Amended Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors, any Consenting First Lien Lenders, or any other Entity. This provision shall have no impact on the rights of the Consenting First Lien Lenders or the Debtors, as set forth in the RSA, in respect of any such revocation or withdrawal.

(i)           Dissolution of Statutory Committees

On the Effective Date, any statutory committee (a “Committee”) formed in these Chapter 11 Cases shall dissolve and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of such Committee and each professional retained by such Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on such Committee, the Second Amended Plan, or the Chapter 11 Cases, except with respect to any matters concerning any Fee Claims held or asserted by any professional retained by such Committee.

(j)           Severability of Plan Provisions

If, before the entry of the Confirmation Order, any term or provision of the Second Amended Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Second Amended Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Second Amended Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Second Amended Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) nonseverable and mutually dependent.

(k)           Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Second Amended Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, however, that corporate or entity governance matters relating to any Debtors or Reorganized Debtors shall be governed by the laws of the state of incorporation or organization of the applicable Debtors or Reorganized Debtors.

(l)           Time

In computing any period of time prescribed or allowed by the Second Amended Plan, unless otherwise set forth in the Second Amended Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

(m)           Dates of Actions to Implement the Second Amended Plan

In the event that any payment or act under the Second Amended Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

(n)           Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Second Amended Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

(o)           Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Second Amended Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Second Amended Plan and the Confirmation Order.

(p)           Successor and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Second Amended Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

(q)           Entire Agreement

On the Effective Date, the Second Amended Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Second Amended Plan.

(r)           Exhibits to Plan

All exhibits, schedules, supplements, and appendices to the Second Amended Plan (including the Plan Supplement) are incorporated into and are a part of the Second Amended Plan as if set forth in full in the Second Amended Plan.

(s)           Notices

All notices, requests, and demands hereunder to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided in the Second Amended Plan, shall be deemed to have been duly given or made when actually delivered as follows:

i.
If to the Debtors or the Reorganized Debtors:

Fusion Connect, Inc.,
210 Interstate North Parkway, Suite 300,
Atlanta, Georgia 30339
Attn:	James P. Prenetta, Jr., Executive Vice President and General Counsel
Email:	JPrenetta@fusionconnect.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:	Gary T. Holtzer
Sunny Singh
Gaby Smith
Telephone:	(212) 310-8000
Email:	gary.holtzer@weil.com
sunny.singh@weil.com
gaby.smith@weil.com

ii.
If to the Consenting First Lien Lenders:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:	Damian S. Schaible
Adam L. Shpeen
Email:	damian.schaible@davispolk.com
adam.shpeen@davispolk.com

i.
If to the Debtors or the Reorganized Debtors:

Fusion Connect, Inc.,
210 Interstate North Parkway, Suite 300,
Atlanta, Georgia 30339
Attn: James P. Prenetta, Jr., Executive Vice President and General Counsel
Email: JPrenetta@fusionconnect.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:             Gary T. Holtzer
Sunny Singh
Gaby Smith
Telephone:    (212) 310-8000
Email:           gary.holtzer@weil.com
sunny.singh@weil.com
gaby.smith@weil.com

ii.  If to the Consenting First Lien Lenders:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:           Damian S. Schaible
Adam L. Shpeen
Email:        damian.schaible@davispolk.com
adam.shpeen@davispolk.com

iii.  If to members of the Ad Hoc Group of Tranche A Term Loans / Revolving Lenders:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn:          Sandeep Qusba
Hyang Sook Lee
Edward R. Linden
Email:        squsba@stblaw.com
slee@stblaw.com
edward.linden@stblaw.com

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

VI.
TRANSFER RESTRICTIONS AND
CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

The offer, issuance, and distribution of the Special Warrants and the New Equity Interests shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act and all rules and regulations promulgated thereunder, and any state or local law requiring registration for the offer, issuance, and distribution of Securities.

Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer, issuance, or sale under a chapter 11 plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a claim against, or an interest in, the debtor or such affiliate, or principally in such exchange and partly for cash. In reliance upon this exemption, the New Equity Interests and the Special Warrants will be exempt from the registration requirements of the Securities Act, and state and local securities laws. These securities may be resold without registration under the Securities Act or other federal or state securities laws pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to ordinary trading transactions, (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution or (d) is an issuer, as used in Section 2(a)(11) of the Securities Act, with respect to such securities, which includes control persons of the issuer. Further, based on the legislative history of Section 1145 of the Bankruptcy Code, a creditor who owns 10% or more of the voting securities of a reorganized debtor and/or has the right to appoint a director to the board of directors of a reorganized debtor may be presumed to be a control person, and therefore, an underwriter.

Notwithstanding the foregoing, control person underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 of the Securities Act which, in effect, permit the resale of securities received by such underwriters pursuant to a chapter 11 plan, subject to applicable volume limitations, notice and manner of sale requirements, and certain other conditions. Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own legal advisers as to the availability of the exemption provided by Rule 144.

In any case, recipients of New Equity Interests and/or Special Warrants issued under the Second Amended Plan are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability. In order to preserve the ability to utilize tax attributes following the Effective Date, the charter, bylaws, and other organizational documents, as applicable, of the Reorganized Debtors may restrict certain transfers of the New Equity Interests and/or Special Warrants.

Legends. To the extent certificated, certificates evidencing New Equity Interests and Special Warrants held by holders of 10% or more of the outstanding New Equity Interests and Special Warrants or who are otherwise underwriters as defined in Section 1145(b) of the Bankruptcy Code, will bear a legend substantially in the form below:

THE NEW EQUITY INTERESTS AND SPECIAL WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS FUSION CONNECT RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

VII.
REGULATORY MATTERS

The Debtors’ operations are subject to varying degrees of regulation by the FCC under the Communications Act and the FCC rules and regulations promulgated thereunder, as well as by the State PUCs and their respective authorizing statutes and regulations. Obtaining approval from the FCC and a number of State PUCs is generally required for the issuance, renewal, transfer of control, assignment, or modification of operating licenses.

The Fusion Licensees were required to submit applications notifying the FCC upon entry into chapter 11. Following the Commencement Date, the Fusion Licensees filed the requisite applications informing the FCC of the pro forma transfer of the FCC licenses to the Fusion Licensees as “debtors in possession” under chapter 11. The FCC provided notice of those filings in a Public Notice dated June 13, 2019 and labeled as Report No. TEL-01964, DA No. 19-552.11

On the Effective Date, Telecom Holdings, LLC (“Telecom Holdings”) will acquire over fifty percent (50%) of the New Equity Interests, resulting in de jure control of Reorganized FCI. Consequently, the emergence transaction will effect a transfer of control of the Fusion Licensees. The New Equity Interests that are not issued to Telecom Holdings will be held by certain other holders of First Lien Claims, none of whom will hold New Equity Interests that represent voting or equity interests of ten percent (10%) or more of Reorganized FCI. On July 24, 2019 and August 2, 2019, 2019, the Fusion Licensees and Telecom Holdings submitted applications to the FCC to obtain its consent for the proposed transfer of control of the Fusion Licensees and separately filed applications to the requisite State PUCs on or prior to August 9, 2019.

Following its review of the FCC Applications submitted by the Fusion Licensees, the FCC will issue a public notice (or notices) announcing the acceptance of the FCC Applications for filing (each, a “Public Notice”). For purposes of the wireless licenses, pursuant to Section 309(d) of the Communications Act and related FCC rules, any party that qualifies as a “party in interest” may file a “petition to deny” the FCC Applications within thirty (30) days of the date of a Public Notice. If such petitions to deny are filed, the Fusion Licensees will have the opportunity to file oppositions and the petitioners will have the opportunity to reply, with the formal pleading cycle closing approximately fifteen (15) days following the deadline for petitions to deny (unless a different schedule is set by the FCC).

Pursuant to Section 214 of the Communications Act and related FCC rules, a party may file comments or file a petition to deny the international and domestic Section 214 applications within fourteen (14) days of the Public Notice. For domestic Section 214 applications, parties are also permitted to file reply comments within twenty-one (21) days of the Public Notice. The Fusion Licensees will have the opportunity to respond to any such comments. Thereafter, unless the FCC notifies the Fusion Licensees otherwise, the Fusion Licensees may consummate the transfer of control on the thirty-first day (31st) after the Public Notice with respect to the domestic Section 214 authority and on the fourteenth day (14th) after the Public Notice with respect to the international Section 214 authority.

11
As a consequence of entry into chapter 11, the wireless licenses held by FCS were assigned to FCS, as debtor in possession, in File Nos. 000868350 and 0008686355, effective as of July 9, 2019.

As a practical matter, however, the FCC is not expected to grant any of the applications until after all required periods for the FCC Applications have passed. In any event, the Reorganization Transaction cannot be consummated until, among other things, all required FCC Approvals have been obtained.

Following the Debtors’ emergence from Chapter 11 on the Effective Date, the proposed exercise of Special Warrants or any other conditional interests issued pursuant to the Second Amended Plan will result in (i) a second transfer of control of the Fusion Licensees because Telecom Holdings’ interests in Reorganized FCI will drop below fifty (50) percent, constituting a “negative transfer of control” for FCC purposes. Moreover, the exercise of the Special Warrants on the Exercise Date will result in the aggregate foreign ownership of the Fusion Licensees exceeding twenty-five percent (25%), which is prohibited by federal law unless the FCC issues a declaratory ruling as discussed below. Therefore, as soon as practicable following the Effective Date, the Fusion Licensees and Telecom Holdings will file an additional set of applications with the FCC and State PUCs (as required), as well as a Petition for Declaratory Ruling seeking FCC approval for the proposed foreign ownership of the Fusion Licensees that will take place on the Exercise Date. Consistent with the Second Amended Plan, no Special Warrants or other conditional interests in Reorganized FCI that are issued on the Effective Date may be exercised until all of the conditions for the Exercise Date have been met.

A.
State Public Service Commissions

The Fusion Licensees were required to notify certain State PUCs upon entry into chapter 11. Following the Commencement Date, therefore, the Fusion Licensees filed notices informing the State PUCs in all states where the Fusion Licensees operate of the Fusion Licensees’ status as debtors in possession under chapter 11.

The Fusion Licensees and Telecom Holdings were also required to submit applications to certain State PUCs to request approval of the transfer of control of the Fusion Licensees to Telecom Holdings. The Fusion Licensees and Telecom Holdings filed the requisite State PUC Applications in California, Colorado, the District of Columbia Georgia, Hawaii, Indiana, Louisiana, Maryland, Minnesota, Mississippi, Nebraska, New Jersey, New York, Ohio, Pennsylvania, Texas, Virginia and West Virginia on behalf of each entity that holds intrastate telecommunications authority in these states. The level of review undertaken by the State PUCs, and the length of time until an approval of a State PUC Application will be granted, will vary by state. One or more State PUCs may issue its grant of approval contingent upon issuance of approvals by the FCC and/or the Bankruptcy Court.

In order to comply with any applicable regulatory requirements in states where approval of a transfer of control is not required and where a Fusion Licensee holds authority to provide telecommunications services, the Fusion Licensees (together with Telecom Holdings) are filing the State PUC Notices with the respective State PUCs regarding the transfer of control that will occur as a result of the Reorganization Transaction.

In connection with the exercise of Special Warrants on the Exercise Date, and the resulting material change to the ownership of the Fusion Licensees, advance approvals will have to be obtained from certain State PUCs. Prior to the Exercise Date but after the Effective Date, the Fusion Licensees and Telecom Holdings will file additional State PUC applications for such approvals as required and will file additional State PUC notices in the states where notice (but not approval) is required for the change to ownership. Consistent with the Second Amended Plan, no Special Warrants or other conditional interests in Reorganized FCI that may be exercised until all of the conditions for the Exercise Date have been met.

The following is important information concerning the FCC approval process and the ownership requirements and restrictions that must be met in order for parties to hold equity interests in Reorganized FCI. The following summary of certain FCC rules and policies is for informational purposes only and is not a substitute for careful planning and advice based upon the individual circumstances pertaining to a Holder of an Allowed First Lien Claim or an Allowed Second Lien Claim. Holders of Allowed First Lien Claims or Allowed Second Lien Claims are urged to consult their own advisors as to FCC ownership issues and other consequences of the Second Amended Plan.

B.
Information Required from Prospective Stockholders of Reorganized FCI

In processing applications for consent to a transfer of control or assignment of FCC licenses, the FCC considers, among other things, whether the prospective owners or new licensee, as applicable, possess the legal, character, and other qualifications to hold FCC licenses in a manner consistent with the public interest.

As described in the Equity Allocation Mechanism, Holders of Allowed First Lien Claims will receive New Equity Interests and/or Special Warrants on account of such Claims. Holders of Allowed Second Lien Claims will receive Special Warrants on account of such Claims. In accordance with the terms of the Special Warrant Agreement, the Special Warrants will automatically be exercised for New Equity Interests, to the extent legally permissible, upon the Exercise Date, which will not occur until all prerequisites are met, including upon obtaining a declaratory ruling from the FCC and grants of approvals of the transfer of control of Reorganized FCI from the FCC and applicable State PUC approvals.

Each holder of an Allowed First Lien Claim must submit an Ownership Certification providing information regarding the prospective stockholder to establish that issuance of the New Equity Interests and/or Special Warrants to such holder would not result in a violation of law, impair the qualifications of the Reorganized Debtors to hold FCC Licenses, or impede the grant of any FCC Applications on behalf of the Reorganized Debtors.

Each holder of an Allowed First Lien Claim will be required to provide information regarding the extent of their direct and indirect ownership and control by non-U.S. persons sufficient to establish whether any non-U.S. persons will hold a direct or indirect ownership interest in Reorganized FCI. Based on the Results of the Ownership Certifications, holders will receive a mix of New Equity Interests and Special Warrants as set forth in the Warrant Agreement and the Equity Allocation Mechanism.

Consistent with the Special Warrant Agreement, holders of Allowed First Lien Claims or Allowed Second Lien Claims that are directly or indirectly owned or controlled by a non-U.S. individual or entity will only be permitted to exercise Special Warrants upon the Exercise Date, at which time, such holder may only exercise Special Warrants and/or other conditional interest insofar as permitted by the FCC’s Declaratory Ruling. For the avoidance of doubt, holders of Allowed First Lien Claims or Allowed Second Lien Claims shall not be permitted to exercise Special Warrants if the non-U.S. ownership or voting percentage of such prospective holders, as calculated in accordance with FCC rules, would result in an amount in excess of the foreign ownership amount permitted by the Declaratory Ruling.

On September 23, 2019, The Court entered an order (ECF No. 425) approving the Motion of Debtors for Authority to Establish Procedures for Compliance with Federal Communications Law (the “Ownership Procedures Motion”) for entry of an order (i) approving procedures to comply with foreign ownership restrictions and other ownership disclosure requirement of the federal communications law and the FCC12, including the forms of Ownership Certification and Notice of Ownership Certification Procedures and deadlines by which holders of Allowed First Lien Claims must submit an Ownership Certification to Prime Clerk as the Certification Agent to facilitate the allocation of New Equity Interests and Special Warrants under the Second Amended Plan; and (ii) authorizing Prime Clerk to serve as the Certification Agent and to perform the relevant services related to the certification process (each as defined in the Ownership Procedures Motion).

Any holder that fails to timely provide an Ownership Certification by October 25, 2019 (the “Ownership Certification Deadline”) or that fails to deliver an Ownership Certification that allows the Debtors to clearly determine such holder’s foreign ownership in compliance with the limitations set forth in the Equity Allocation Mechanism will be treated as a one hundred percent (100%) foreign-owned, non-U.S. holder, unless the Debtors, in their sole discretion, elect to treat an Ownership Certification delivered after the Ownership Certification Deadline (but prior to the Effective Date) as if such Ownership Certification had been delivered prior to the Ownership Certification Deadline.

C.
FCC Foreign Ownership Restrictions and Ownership Disclosure Requirements

On the Effective Date, Telecom Holdings will hold over fifty percent (50%) of the New Equity Interests. The membership interests in Telecom Holdings on the Effective Date will be held by twelve (12) U.S. Holders (as defined herein), none of whom will hold a direct or indirect economic interest in Reorganized FCI of ten percent (10%) or more.

Section 310 of the Communications Act prohibits foreign individuals and foreign entities from having direct or indirect ownership or voting rights totaling in the aggregate more than twenty-five percent (25%) in a U.S. corporation that controls a U.S. broadcast, common carrier, or aeronautical fixed or en route radio station licensee (“Licensee”). The FCC, which has adopted rules to implement Section 310(b), may authorize aggregate foreign equity ownership or voting interests to exceed the twenty-five percent (25%) limitation by granting a declaratory ruling in response to the filing of a Petition for Declaratory Ruling by the applicable Licensee. In addition, if the parent company of a Licensee already has, or proposes to have, foreign ownership that exceeds the twenty-five percent (25%) Ownership Limitations, any entity (including entities subject to aggregation under applicable FCC rules) that has or would receive in excess of either five percent (5%) or, in certain cases, ten percent (10%) of the equity ownership or voting rights in the Licensee’s parent company must receive specific approval from the FCC (a “Specific Approval”). The determination of whether the five percent (5%) or ten percent (10%) Specific Approval threshold applies to an entity is determined pursuant to the FCC’s foreign ownership rules.

To ensure compliance with the twenty-five percent (25%) limitation, the distribution of New Equity Interests to holders of Allowed First Lien Claims is being structured in a manner that will prevent the aggregate foreign equity ownership or aggregate foreign voting percentage in Reorganized FCI from exceeding twenty-two and one-half percent (22.5%) (the “22.5 Percent Limitation”). Any distribution of New Equity Interests on the Effective Date in contravention of the preceding sentence will be deemed automatically adjusted to the minimum extent necessary to comply with this limitation. Historically, warrants and other future or conditional interests have not been taken into account in determining foreign ownership compliance.

12
See, e.g., 47 C.F.R. § 1.5000 et seq. (implementing the Ownership Limitations of Section 310 of the Communications Act for broadcast, common carrier, aeronautical en route, and aeronautical fixed radio station licensees and common carrier spectrum lessees); 47 C.F.R. § 63.04, 18) (requiring disclosure of certain equity ownership and voting interest in Section 214 transfer of control applications).

Ownership Limitations also apply to partnerships and limited liability companies. The FCC historically has treated partnerships with foreign partners as foreign-controlled if there are any foreign general partners. The interests of any foreign limited partners or foreign members of limited liability companies are considered in determining the equity ownership and voting rights held by such entities. The interests of limited partners or limited liability company members that are not properly insulated from active involvement in the management or operation of the company are considered to have the same voting interest in the licensee as the entity itself. Limited partners and members of limited liability companies that are properly insulated are deemed to have a voting interest that is the same as their own equity interest.

The FCC’s rules implementing Section 214 of the Communications Act require a U.S. company that holds domestic and international Section 214 telecommunications service authority to disclose the identity of all direct or indirect holders of ten percent (10%) or more of the voting or equity ownership in such company when applying for authority or consent to a transfer of control or assignment. To ensure that the FCC Applications have disclosed all such holders, with the exception of distributions to Telecom Holdings, the distribution of New Equity Interests to any holders of Allowed First Lien Claims is being limited to nine and three-quarters percent (9.75%) of the equity or voting percentage of Reorganized FCI (the “9.75 Percent Limitation”). Holders that are subject to restriction pursuant to the 9.75 Percent Limitation will receive a mix of New Equity Interests and Special Warrants. Any distribution of New Equity Interests on the Effective Date that would contravene the 9.75 Percent Limitation will be deemed automatically adjusted to the minimum extent necessary to comply with this limitation.

In order to ensure Reorganized FCI’s compliance with the FCC’s foreign ownership rules, the Equity Allocation Mechanism provides for the distribution of New Equity Interests and Special Warrants on the Effective Date to Holders of Allowed First Lien Claims. Holders that receive Special Warrants will be permitted to exercise their Special Warrants only in accordance with the terms of the Special Warrant Agreement on the Exercise Date, which is a date occurring within five (5) business days of the satisfaction of the following conditions: (i) the FCC has issued all requisite approvals for the transfer of control of Reorganized FCI that will result from the exercise of the Special Warrants; (ii) for any common carrier radio station licenses held by FCS on the Exercise Date, the FCC has granted the requisite approvals under Section 310 of the Communications Act for the transfer of control of a wireless license that will arise from the exercise of the Special Warrants; (iii) the FCC has granted the Declaratory Ruling allowing Reorganized FCI or its affiliates, as applicable, to exceed twenty-five percent (25%) foreign ownership; and (iii) the State PUCs grant any requisite approvals for the change of ownership that will arise from the exercise of the Special Warrants.

As set forth in the Special Warrant Agreement, if the FCC adopts a Declaratory Ruling allowing one hundred percent (100%) foreign ownership of Reorganized FCI (the “100% Declaratory Ruling”), then, subject to having received any needed Specific Approval, all Non-U.S. Holders that complete and deliver an Ownership Certification that is satisfactory to Reorganized FCI will be deemed to have exercised their Special Warrants on the Exercise Date and will receive the corresponding number of New Equity Interests; provided, however, that a Non-U.S. Holder of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC.

If the FCC adopts a Declaratory Ruling allowing foreign ownership of Reorganized FCI between twenty-five percent (25%) and ninety-nine and nine-tenths percent (99.9%) (the “Partial Declaratory Ruling Percentage” and the “Partial Declaratory Ruling”), then, subject to having received any needed Specific Approval, each Non-U.S. Holder of Special Warrants that completes and delivers an Ownership Certification that is satisfactory to Reorganized FCI will have all or a portion of its Special Warrants exercised and converted into New Equity Interests on the Exercise Date, according to the following principles: (i) each such Non-U.S. Holder’s ownership of New Equity Interests will be maximized to the extent possible taking into account such Non-U.S. Holder’s foreign equity and voting percentage and Reorganized FCI’s aggregate foreign equity percentage upon completion of all such exercises; provided, however, that Non-U.S. Holders of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC; (ii) each such Non-U.S. Holder shall be entitled to receive New Equity Interests corresponding to its domestic equity percentage and/or its domestic voting percentage, as determined by Reorganized FCI; and (iii) after taking into account the exercise of the Special Warrants described above, the remaining Special Warrants held by each such Non-U.S. Holder will be exercised on a pro rata basis based upon the aggregate number of Special Warrants held by all such Non-U.S. Holders.

If the FCC does not issue a Declaratory Ruling, then Non-U.S. Holders may not elect to exercise their Special Warrants and must either hold such Special Warrants or transfer them, except to the extent that Reorganized FCI reasonably determines that such exercise will not cause a violation of the 22.5 Percent Limitation, 9.75 Percent Limitation, or any other limitations on equity ownership set forth in the Special Warrants.

Because the proposed exercise of Special Warrants will cause Telecom Holdings to hold less than fifty percent (50%) of the ownership of Reorganized FCI, Reorganized FCI and Telecom Holdings shall file the requisite applications under Sections 214 and 310 of the Communications Act and any requisite State PUC applications for consent to the transfer of control. If the exercise of the Special Warrants would result in any holder, besides Telecom Holdings, holding ten percent (10%) or more of the New Equity Interests, Reorganized FCI, and Telecom Holdings shall also disclose the identity or identities of such holder(s) in the requisite applications. The FCC and applicable State PUCs must grant such applications as a condition to such holders of a Special Warrant(s) to exercise its rights to exchange its Special Warrant(s) for New Equity Interests.

D.
Commitment to Obtain Approvals

The Debtors have agreed to use reasonable best efforts to file all notices and obtain all consents and approvals of any governmental entity or third party required in connection with the Reorganization Transaction. Regulators may object to the Reorganization Transaction and/or impose conditions or restrictions on approvals that are materially adverse to the Debtors, Reorganized Debtors, and/or Telecom Holdings. In no event will the Debtors, Reorganized Debtors, Telecom Holdings, or any of their affiliates be required (i) to divest or hold separate assets, including any assets acquired by the Debtors, Reorganized Debtors, Telecom Holdings, or any of their respective affiliates in connection with the Reorganization Transaction, or agree to limit their future activities, method or place of doing business, (ii) to commence any litigation against any person in order to facilitate the consummation of the Reorganization Transaction, or (iii) to defend against any litigation filed with or brought by any governmental entity seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated by the Reorganization Transaction.

E.
Receipt of Regulatory Approvals

The Debtors estimate that the requisite regulatory approvals to effectuate the Reorganization Transaction pursuant to the Second Amended Plan will be obtained no later than December 30, 2019, although the receipt of such approvals cannot be assured or guaranteed.

VIII.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF SECOND AMENDED PLAN

The following discussion summarizes certain material U.S. federal income tax consequences of the implementation of the Second Amended Plan to the Debtors (which, as used herein, includes the Reorganized Debtors) and to holders of certain Claims. This discussion does not address the U.S. federal income tax consequences to holders of Claims or equity interests who are unimpaired or deemed to reject the Second Amended Plan (e.g., the holders of Parent Equity Interests).

The discussion of U.S. federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, published positions of the IRS, and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). The U.S. federal income tax consequences of the contemplated transactions are complex and subject to significant uncertainties. The Debtors have not requested an opinion of counsel or a ruling from the IRS or any other taxing authority with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or any court. No assurance can be given that the IRS will not assert, or that a court will not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, or local tax consequences of the contemplated transactions, nor does it purport to address the U.S. federal income tax consequences of the transactions to special classes of taxpayers (e.g., non-U.S. taxpayers, small business investment companies, regulated investment companies, real estate investment trusts, banks and certain other financial institutions, insurance companies, tax-exempt organizations, retirement plans, individual retirement and other tax-deferred accounts, holders that are, or hold their Claims through, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark-to-market their securities, persons subject to the “Medicare” tax on net investment income, persons subject to special accounting rules under Section 451(b) of the Tax Code, and persons whose Claims are part of a straddle, hedging, constructive sale, or conversion transaction). In addition, this discussion does not address U.S. federal taxes other than income taxes, nor does it apply to any person that acquires any of the New Equity Interests or New First Lien Term Loans in the secondary market, unless otherwise provided herein.

For purposes of the discussion below, all references to New Equity Interests are intended to apply equally to the Special Warrants, which are economically equivalent to, and thus generally should be treated the same as, the New Equity Interests for U.S. federal income tax purposes (unless otherwise indicated).

This discussion also assumes that the New Equity Interests and the New First Lien Term Loans will be held as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Tax Code, and that the various debt and other arrangements to which any of the Debtors is a party will be respected for U.S. federal income tax purposes in accordance with their form.

The following summary of certain U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances of Claim holders. Holders are urged to consult their own tax advisor for the U.S. federal, state, local, non-U.S., and other tax consequences applicable under the Second Amended Plan.

A. Consequences to the Debtors.

For U.S. federal income tax purposes, Fusion Connect is a common parent of an affiliated group of companies that files a single consolidated U.S. federal income tax return (the “Fusion Tax Group”), of which the other Debtors are members or are disregarded entities directly or indirectly wholly-owned by a member of the group. The Debtors estimate that, as of the Commencement Date, the Fusion Tax Group had available net operating loss (“NOL”) carryforwards of at least approximately $150 million (which is subject to certain existing annual and other limitations) and disallowed business interest carryforwards of at least approximately $29 million, that may be used to offset current or future taxable income. Technically, the Fusion Tax Group also has estimated additional NOL carryforwards of at least $500 million; however, due to existing limitations, such NOLs are effectively unusable against future taxable income but are an available tax attribute for purposes of reduction under the cancellation of debt (“COD”) rules, which are discussed below.

The amount of any NOL carryforwards and other tax attributes, as well as the application of any limitations, remain subject to review and adjustment by the IRS. In addition, equity trading activity and certain other actions prior to the Effective Date could result in an ownership change of Fusion Connect independent of the Second Amended Plan which could adversely affect the ability to utilize the Fusion Tax Group’s NOL carryforwards. In an attempt to minimize the likelihood of such an ownership change occurring, at the inception of the Chapter 11 Cases the Debtors obtained an interim order from the Bankruptcy Court authorizing certain protective equity trading and worthless stock deduction claim procedures (ECF No. 52).

As discussed below, in connection with the implementation of the Reorganization Transaction, the Debtors expect that the amount of the Fusion Tax Group’s NOLs, and possibly certain other tax attributes, will be reduced. In addition, the subsequent utilization of any remaining NOLs and other tax attributes remaining following the Effective Date may be severely restricted.

1. Cancellation of Debt

In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes — such as NOL carryforwards (whether or not such NOLs can otherwise be used to offset future taxable income) and current year NOLs, capital loss carryforwards, certain tax credits, and tax basis in assets — by the amount of any COD incurred pursuant to a confirmed chapter 11 plan. Although not free from doubt, it is expected that carryover of disallowed business interest expense would not be a tax attribute subject to such reduction. In applying the attribute reduction rule to the tax basis in assets, the tax law limits the reduction in tax basis to the amount by which the tax basis immediately following the discharge exceeds the debtor’s post-emergence liabilities. The amount of COD incurred is generally the amount by which the indebtedness discharged exceeds the value of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes. If advantageous, the debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOL carryforwards or other tax attributes. Where the debtor joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group must also be reduced. Any reduction in tax attributes in respect of COD generally does not occur until after the determination of the debtor’s net income or loss for the taxable year in which the COD is incurred.

The Debtors expect to incur a substantial amount of COD as a result of the implementation of the Second Amended Plan. The amount of such COD and resulting tax attribute reduction will depend primarily on the fair market value of the New Equity Interests, the issue price (as defined below) of the New First Lien Term Loan and the amount of any Net Cash Proceeds. Aside from any current year NOLs, the Debtors expect that a significant portion of the required attribute reduction will reduce NOL carryforwards that would otherwise be unusable. Accordingly, the Debtors expect that a substantial portion of the NOL carryforwards and other tax attributes of the Fusion Tax Group currently available to offset future taxable income will be unaffected by the required attribute reduction.

2. Limitation of NOL Carryforwards and Other Tax Attributes

Following the Effective Date, any NOL carryforwards and certain other tax attributes (collectively, “Pre-Change Losses”) may be subject to additional limitations under section 382 and 383 of the Tax Code. Any such limitation applies in addition to, and not in lieu of, the reduction of tax attributes that results from COD income arising in connection with the Second Amended Plan.

Under section 382 of the Tax Code, if a corporation (or consolidated group) undergoes an “ownership change” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in section 382(l)(5) of the Tax Code discussed below, the amount of its Pre-Change Losses that may be utilized to offset future taxable income or tax liability is subject to an annual limitation. The Debtors anticipate that the distribution of the New Equity Interests pursuant to the Second Amended Plan will result in an “ownership change” of the Fusion Tax Group.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” will be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (e.g., 1.77% for ownership changes in October 2019). As discussed below, this annual limitation potentially may be increased in the event the corporation (or consolidated group) has an overall “built-in” gain in its assets at the time of the ownership change. For a corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation (or the parent of the consolidated group) is generally determined immediately after (rather than before) the ownership change, but subject to certain adjustments; in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation’s assets.

If the loss corporation (or consolidated group) has a net unrealized “built-in” gain at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), any built-in gains recognized (or, according to an IRS notice, treated as recognized) during the sixty (60) month period following the ownership change (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its regular annual allowance. Alternatively, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then built-in losses (including, but not limited to, amortization or depreciation deductions attributable to such built-in losses) recognized during the sixty (60) month period following the “ownership change” (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses, the deductibility of which will be subject to the annual limitation. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that joined the consolidated group within the preceding five (5) years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) fifteen percent (15%) of the fair market value of its assets (with certain adjustments) before the ownership change. It is currently uncertain whether the Fusion Tax Group will have a net unrealized built-in loss or a net unrealized built-in gain as of the Effective Date.

Any unused annual limitation may be carried forward and therefore available to be utilized in a subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two (2) years after the ownership change, the regular annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses, absent any increases due to recognized built-in gains. Where a corporation (or consolidated group) is subject to one or more prior annual limitations, each annual limitation applies, effectively subjecting any Pre-Change Losses which pre-date the prior ownership change to the more restrictive of the limitations.

Under section 382(l)(5) of the Tax Code, an exception to the foregoing annual limitation rules generally applies where qualified creditors of a debtor corporation receive, in respect of their claims, at least fifty percent (50%) of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. The Debtors do not anticipate that such exception will apply in the present case.

3. Transfer of Assets to, and Continuing Interest in, the Litigation Trust

Pursuant to the Second Amended Plan, on the Effective Date, the Debtors will transfer the Litigation Trust Assets (including all of the Debtors’ right, title and interest in the Litigation Causes of Action) to the Litigation Trust, on behalf of the holders of Allowed General Unsecured Claims. In addition, the Debtors will retain an interest in the Litigation Trust Assets. As structured, the Litigation Trust is intended to be treated as a “liquidating trust” for federal income tax purposes, and the transfer of the Litigation Trust Assets by the Debtors to the Litigation Trust (other than the Litigation Trust First Lien Lender Causes of Action) is intended to be treated as an exchange of an undivided interest in such assets to holders of Allowed General Unsecured Claims in full or partial satisfaction of their Claims. See Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests,” below. Accordingly, the transfer of assets by the Debtors may result in the recognition of gain or income by the Debtors, depending in part on the value of such assets on the Effective Date and the Debtors’ tax basis in such assets, and thus a current tax liability to the Debtors, in the event or to the extent available NOL carryforwards are insufficient (due to existing limitations) to offset such income or gain. In addition, the Debtors may have additional income or gain over time in respect of its continued interest in the Litigation Trust Assets.

There is no assurance, however, that the IRS will not take a contrary position as to the ownership of the Litigation Trust Assets for U.S. federal income tax purposes, due to the retained interest. For example, it is possible that the Debtors could continue to be viewed for U.S. federal income tax purposes as owners of the Litigation Trust Assets (other than possibly the Litigation Trust First Lien Lender Causes of Action), with an obligation to make contingent payments to the holders of Claims that received Litigation Trust Interests. In such event, the U.S. federal income tax treatment to the Debtors would differ from those described, in that the Debtors could have increased income or gain over time as the underlying causes of action are resolved (rather than recognizing any income or gain on the exchange date), potentially with partially offsetting deductions in respect of any contingent amounts actually payable to holders of Allowed General Unsecured Claims. All holders of Claims are urged to consult their tax advisors regarding the U.S. federal income tax treatment of the Litigation Trust.

B. Consequences to Holders of Certain Claims

This summary discusses the U.S. federal income tax consequences to holders of Allowed First Lien Claims, Allowed Second Lien Claims, and Allowed General Unsecured Claims who are U.S. Holders and does not discuss tax consequences for those who are not U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner that is, for U.S. federal income tax purposes:

●
an individual who is a citizen or resident of the United States;

●
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes holds First Lien Claims, Second Lien Claims, General Unsecured Claims, New First Lien Term Loans, or New Equity Interests, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Any partner in such a partnership holding any of such instruments should consult its own tax advisor.

The U.S. federal income tax consequences of the Second Amended Plan to a U.S. Holder of Allowed First Lien Claims depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes – which can differ for the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans – and whether the New First Lien Term Loan constitutes a “security” of Fusion Connect. Similarly, the U.S. federal income tax consequences to a U.S. Holder of an Allowed Second Lien Claim depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes. See “—1. Consequences to Holders of First Lien Claims” and “—2. Consequences to Holders of Second Lien Claims,” below.

The term “security” is not defined in the Tax Code or in the Treasury regulations and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended or not. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten (10) years or more constitute securities. Additionally, the IRS has ruled that new debt obligations with a term of less than five (5) years issued in exchange for and bearing the same terms (other than interest rate) as securities should also be classified as securities for this purpose, since the new debt represents a continuation of the holder’s investment in the corporation in substantially the same form. The Tranche A Term Loans and the Revolving Loans had a four (4) year maturity at original issuance and the Tranche B Term Loans had a five (5) year maturity at the time of original issuance. Such loans, however, underwent a deemed reissuance for U.S. federal income tax purposes in mid-April 2019 as a result of certain modifications.

Although the determination of whether a new instrument issued in exchange for an original instrument constitutes a security is generally made by looking to the terms of the new instrument, based on the IRS ruling mentioned above, that determination may be governed by whether the original instrument constituted a security. The Second Lien Term Loans had a five and a half (5 1/2) year maturity at original issuance. The discussion herein takes no position as to whether any of the First Lien Claims or Second Lien Claims constitutes a security, but does assume that the New First Lien Term Loans (which will have a four (4) year maturity) do not constitute a security. Each holder of a First Lien Claim or / and a Second Lien Claim is urged to consult its own tax advisor regarding the appropriate status for U.S. federal income tax purposes of its Claim and, if applicable, the New First Lien Term Loan.

As indicated above, the Special Warrants are economically equivalent to, and generally should be treated the same, as New Equity Interests for U.S. federal income tax purposes; thus, for purposes of the tax discussion herein, all references to New Equity Interests are intended to apply equally to the Special Warrants (unless otherwise indicated).

1. Consequences to Holders of First Lien Claims

Pursuant to the Second Amended Plan, holders of Allowed First Lien Claims generally will receive New Equity Interests (and/or Special Warrants) and New First Lien Term Loans in complete and final satisfaction of their First Lien Claims. A holder of an Allowed First Lien Claim that would otherwise receive Special Warrants may, in lieu thereof, receive an alternative distribution; the following discussion assumes that each holder receives New Equity Interests and/or Special Warrants.

As mentioned above, the U.S. federal income tax consequences of the Second Amended Plan to a U.S. Holder of Allowed First Lien Claims depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes – which can differ for the Revolving Loans, the Tranche A Term Loans and the Tranche B Term Loans – and whether the New First Lien Term Loan constitutes a “security” of Fusion Connect. If an Allowed First Lien Claim does not constitute a security, the receipt of consideration in satisfaction of such Claim will be a fully taxable transaction. Alternatively, if the Claim is a security of Fusion Connect, the transaction will qualify for “recapitalization” treatment for U.S. federal income tax purposes. Each of these alternatives is discussed below.

(a) Fully Taxable Transaction—First Lien Claim that does not constitute a Security. If an Allowed First Lien Claim does not constitute a security, the distribution to such U.S. Holder will be a fully taxable transaction. In such event, a U.S. Holder of an Allowed First Lien Claim should generally recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the New Equity Interests received, the amount of cash received and either (a) the issue price (as defined below) of the New First Lien Term Loan received or (b) in the event the New First Lien Term Loan is considered a contingent payment debt obligation (as discussed below in B.7.b. — “Ownership and Disposition of the New First Lien Term Loan – Treatment as a Contingent Payment Debt Instrument”), the issue price of the New First Lien Term Loan increased by the fair market value of any contingent payments on the New First Lien Term Loan (other than any consideration received in respect of a First Lien Claim for accrued but unpaid interest and possibly accrued original issue discount, “OID”), and (ii) the holder’s adjusted tax basis in the Allowed First Lien Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.5 — “Character of Gain or Loss,” below. In addition, a U.S. Holder of an Allowed First Lien Claim will have ordinary interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or accrued OID) not previously included in income. See B.4 — “Distributions in Discharge of Accrued Interest,” below.

The “issue price” of the New First Lien Term Loan for U.S. federal income tax purposes depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, the New First Lien Term Loan or the Tranche B Term Loan (regardless whether the holder’s Claim is a Tranche B Term Loan) is considered traded on an “established market.” Pursuant to applicable Treasury regulations, an “established market” need not be a formal market. It is sufficient if there is a readily available sales price for an executed purchase or sale of the New First Lien Term Loan or the Tranche B Term Loan, or if there are one or more “firm quotes” or “indicative quotes” with respect to the New First Lien Term Loan or for the Tranche B Term Loan, in each case as such terms are defined in applicable Treasury regulations. If the New First Lien Term Loan received is considered traded on an established market, the issue price of the New First Lien Term Loan for U.S. federal income tax purposes will equal its fair market value as of the Effective Date. If the New First Lien Term Loan is not considered traded on an established market but the Tranche B Term Loan is so treated, the issue price of the New First Lien Term Loan will be based on the fair market value of the Tranche B Term Loan (with appropriate adjustments, such as for the fair market value of the New Equity Interests and any cash received). Alternatively, if neither the New First Lien Term Loan nor the Tranche B Term Loan is considered traded on an established market, the issue price of the New First Lien Term Loan generally will be its stated principal amount. If the Debtors determine that the New First Lien Term Loan or the Tranche B Term Loan is traded on an established market, such determination and the determination of issue price will be binding on a U.S. Holder unless such holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the Effective Date that such holder’s determination is different from Debtors’ determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.

In the case of a taxable exchange, a U.S. Holder of an Allowed First Lien Claim will have a tax basis in the New First Lien Term Loan received equal to its issue price and a tax basis in the New Equity Interests received equal to their fair market value. The U.S. Holder’s holding period in such New First Lien Term Loan and New Equity Interests received should begin on the day following the exchange date.

(b)
Recapitalization Treatment—First Lien Claim that Constitutes a Security. If an Allowed First Lien Claim constitutes a security for U.S. federal income tax purposes, the distribution to such U.S. Holder will qualify for recapitalization treatment for U.S. federal income tax purposes. In such event, a U.S. Holder of an Allowed First Lien Claim generally will not recognize loss, but will recognize gain (computed as described above in the case of a fully taxable exchange) to the extent of any “boot” received, i.e., any consideration other than stock or “securities” of Fusion Connect. In the present case, the boot received would equal the sum of the amount of any cash received and the amount taken into account with respect to the New First Lien Term Loan in determining the amount of gain or loss in a fully taxable exchange (assuming, for purposes of the discussion herein as indicated above, that the New First Lien Term Loan does not constitute a “security”). See B.1.a. — “Consequences to Holders of First Lien Claims – Fully Taxable Transaction”. In addition, even within an otherwise tax-free exchange, a U.S. Holder will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or OID) not previously included in income. See B.4 — “Distributions in Discharge of Accrued Interest,” below.

In a recapitalization exchange, a U.S. Holder’s aggregate tax basis in the New Equity Interests will equal such holder’s aggregate adjusted tax basis in its Allowed First Lien Claim exchanged therefor, increased by any gain or interest income recognized in the exchange and decreased by the amount of boot received in the exchange and any deductions claimed in respect of any previously accrued but unpaid interest or OID. The U.S. Holder’s holding period in the New Equity Interests will include its holding period in the Allowed First Lien Claim exchanged therefor, except to the extent of any exchange consideration received in respect of accrued but unpaid interest (and possibly OID, depending on whether the increase in a holder’s adjusted basis for recently accrued OID retains its short-term character for holding period purposes).

The U.S. Holder will have a tax basis in the New First Lien Term Loan received equal to the amount taken into account as boot with respect to the New First Lien Term Loan. The holding period in the New First Lien Term Loan received generally will begin on the day following the Effective Date.

2. Consequences to Holders of Second Lien Claims

Pursuant to the Second Amended Plan, holders of Allowed Second Lien Claims generally will receive Special Warrants (which, as indicated above, are generally treated like New Equity Interests for U.S. federal income tax purposes and are thus referred to as New Equity Interests in this section B) in complete and final satisfaction of their Second Lien Claims. A holder of an Allowed Second Lien Claim that would otherwise receive Special Warrants may, in lieu thereof, receive an alternative distribution; the following discussion assumes that each holder of Allowed Second Lien Claims receives Special Warrants.

As mentioned above, the U.S. federal income tax consequences to a U.S. Holder of an Allowed Second Lien Claim depends, in part, on whether such Claim constitutes a “security” of Fusion Connect for U.S. federal income tax purposes. If an Allowed Second Lien Claim does not constitute a security, the receipt of consideration in satisfaction of such Claim will be a fully taxable transaction. Alternatively, if the Claim is a security of Fusion Connect, the transaction will qualify for “recapitalization” treatment for U.S. federal income tax purposes. Each of these alternatives is discussed below.

(a) Fully Taxable Transaction—Second Lien Claim that Does Not Constitute a Security. A U.S. Holder of an Allowed Second Lien Claim that does not constitute a security for U.S. federal income tax purposes should recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of any New Equity Interests received (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (ii) the holder’s adjusted tax basis in the Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.5 — “Character of Gain or Loss,” below. In addition, a U.S. Holder of an Allowed Second Lien Claim will have ordinary interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or accrued OID) not previously included in income. See B.4 — “Distributions in Discharge of Accrued Interest,” below.

In the case of a taxable exchange, a U.S. Holder of Allowed Second Lien Claims will have a tax basis in the New Equity Interests received equal to their fair market value. A U.S. Holder’s holding period in any such New Equity Interests generally will begin the day following the exchange date.

(b)
Recapitalization Treatment—Second Lien Claim Constitutes a Security. If an Allowed Second Lien Claim constitutes a security for U.S. federal income tax purposes, the distribution to such U.S. Holder will qualify for recapitalization treatment for U.S. federal income tax purposes. In such event, a U.S. Holder of an Allowed Second Lien Claim generally will not recognize loss, and generally will not recognize gain. Even within an otherwise tax-free exchange, a U.S. Holder will have interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or OID) not previously included in income. See B.4 — “Distributions in Discharge of Accrued Interest,” below.

In a recapitalization exchange, a U.S. Holder’s aggregate tax basis in the New Equity Interests generally will equal such holder’s aggregate adjusted tax basis in its Allowed Second Lien Claim exchanged therefor, increased by any gain or interest income recognized in the exchange and decreased by any deductions claimed in respect of any previously accrued but unpaid interest or OID. The U.S. Holder’s holding period in the New Equity Interests will include its holding period in the Allowed Second Lien Claim exchanged therefor, except to the extent of any exchange consideration received in respect of accrued but unpaid interest (and possibly OID, depending on whether the increase in a holder’s adjusted basis for recently accrued OID retains its short-term character for holding period purposes).

3. Consequences to Holders of General Unsecured Claims

Pursuant to the Second Amended Plan, holders of Allowed General Unsecured Claims will receive Litigation Trust Interests in complete and final satisfaction of their General Unsecured Claims.

As discussed below (see Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests”), the Litigation Trust has been structured to qualify as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each holder of an Allowed General Unsecured Claim receiving a Litigation Trust Interest is intended to be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, an undivided interest in the Litigation Trust Assets (consistent with its economic rights in the trust). Accordingly, the following discussion assumes such treatment. However, due to the Debtors’ retained interest in the Litigation Trust Assets (other than the Litigation Trust First Lien Lender Causes of Action), it is possible that the Debtors could continue to be viewed for U.S. federal income tax purposes as the owners of such assets, with an obligation to make contingent payments to the Litigation Trust. Each holder of a General Unsecured Claim is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the Litigation Trust. Pursuant to the Second Amended Plan, the Litigation Trust Oversight Committee will determine the fair market value of the non-cash assets transferred to the Liquidating Trust, and all parties to the Liquidating Trust (including holders of Allowed General Unsecured Claims receiving Liquidating Trust Interests) must consistently use such valuation for all U.S. federal income tax purposes.

It is possible that the fair market value of the undivided interest received in the Litigation Trust First Lien Lender Causes of Action may be treated as ordinary income to U.S. Holders of Allowed General Unsecured Claims as some form of payment to accept or not to object to the Second Amended Plan, rather than as additional consideration in respect of their Claim for purposes of determining gain or loss. The following discussion assumes such amounts are treated as additional consideration in respect of their Claims, but each holder should consult its own tax advisor.

Accordingly, a U.S. Holder of an Allowed General Unsecured Claim generally should recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of any cash and the fair market value of the undivided interest in the Litigation Trust Causes of Action deemed received by the holder for U.S. federal income tax purposes (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID), and (ii) the holder’s adjusted tax basis in the Claim exchanged (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See B.5 — “Character of Gain or Loss,” below. In addition, a U.S. Holder of an Allowed General Unsecured Claim will have ordinary interest income to the extent of any exchange consideration allocable to accrued but unpaid interest (or accrued OID) not previously included in income. See B.4 — “Distributions in Discharge of Accrued Interest,” below.

After the Effective Date, a holder’s share of any recoveries received on the assets of the Litigation Trust (other than as a result of the subsequent disallowance of Disputed Claims) should not be included, for federal income tax purposes, in the holder’s amount realized in respect of its Allowed General Unsecured Claim but should be separately treated as amounts realized in respect of such holder's ownership interest in the underlying assets of the Liquidating Trust.

In the event of the subsequent disallowance of any Disputed General Unsecured Claim, it is possible that a holder of a previously Allowed General Unsecured Claim may receive additional distributions in respect of its Claim. Accordingly, it is possible that the recognition of any loss realized by a holder with respect to an Allowed General Unsecured Claim may be deferred until all General Unsecured Claims are Allowed or Disallowed. Alternatively, it is possible that a holder will have additional gain in respect of any additional distributions received due to the disallowance of a Disputed General Unsecured Claim. See also Section C, “Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests,” below.

A U.S. Holder of General Unsecured Claims will have an aggregate tax basis in its undivided interest in the Litigation Trust Assets equal to the fair market value of such interest increased by its share of the Debtors’ liabilities to which such assets remain subject upon transfer to the Litigation Trust. A U.S. Holder’s holding period in any such Litigation Trust Assets generally will begin the day following the exchange date.

4. Distributions in Discharge of Accrued Interest

In general, to the extent that any exchange consideration received pursuant to the Second Amended Plan by a U.S. Holder of an Allowed First Lien Claim, Second Lien Claim or General Unsecured Claim (whether stock, notes or cash) is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder’s gross income). Conversely, a U.S. Holder may be entitled to recognize a deductible loss to the extent any accrued interest or amortized OID was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a “security” of a corporate issuer, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a U.S. Holder of an Allowed First Lien Claim or an Allowed Second Lien Claim that does not constitute a “security” would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

The Second Amended Plan provides that, except as otherwise required by law (as reasonably determined by the Debtors), consideration received in respect of an Allowed Claim is allocable first to the principal amount of the Allowed Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remaining portion of the Allowed Claim. See Section 6.17 of the Second Amended Plan. There is no assurance that the IRS will respect such allocation for U.S. federal income tax purposes. Holders of Allowed Claims are urged to consult their own tax advisor regarding the allocation of consideration received under the Second Amended Plan, as well as the deductibility of accrued but unpaid interest (including OID) and the character of any loss claimed with respect to accrued but unpaid interest (including OID) previously included in gross income for U.S. federal income tax purposes.

5. Character of Gain or Loss

Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.

A U.S. Holder that purchased its Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code. In general, a debt instrument is considered to have been acquired with “market discount” if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount. Under these rules, any gain recognized on the exchange of Claims (other than in respect of a Claim for accrued but unpaid interest) generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the holder, on a constant yield basis) during the U.S. Holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued. If a U.S. Holder of a Claim did not elect to include market discount in income as it accrued and, thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its Claim, such deferred amounts would become deductible at the time of the exchange but, if the exchange qualifies for recapitalization treatment, only up to the amount of gain that the holder recognizes in the exchange.

In the case of an exchange of an Allowed First Lien Claim or Allowed Second Lien Claim that qualifies for recapitalization treatment, the Tax Code indicates that any accrued market discount in respect of the Claim should not be currently includible in income under Treasury Regulations to be issued. Any accrued market discount that is not included in income should carry over to any nonrecognition property received in exchange therefor, i.e., to the New Equity Interests received. Any gain recognized by a U.S. Holder upon a subsequent disposition of such New Equity Interests should then be treated as ordinary income to the extent of any accrued market discount not previously included in income. To date, specific Treasury Regulations implementing this rule have not been issued.

6. Disposition of New Equity Interests

Unless a nonrecognition provision applies and subject to the discussion in the preceding section with respect to market discount and the discussion below, U.S. Holders generally will recognize capital gain or loss upon the sale or exchange of the New Equity Interests in an amount equal to the difference between (i) the holder’s adjusted tax basis in the New Equity Interests held and (ii) the sum of the cash and the fair market value of any property received from such disposition. Any such gain or loss generally should be long-term capital gain or loss if the U.S. Holder’s holding period for its New Equity Interests is more than one year at that time. A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders. The deductibility of capital loss is subject to significant limitations.

In general, any gain recognized by a U.S. Holder upon a disposition of the New Equity Interests (or any stock or property received for such interests in a later tax-free exchange) received in exchange for an Allowed First Lien Claim or an Allowed Second Lien Claim will be treated as ordinary income for U.S. federal income tax purposes to the extent of (i) any ordinary loss deductions previously claimed as a result of the write-down of the Claim, decreased by any income (other than interest income) recognized by the holder upon exchange of the Claim, and (ii) with respect to a cash-basis holder and in addition to clause (i) above, any amounts which would have been included in its gross income if the holder’s Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

7. Ownership and Disposition of the New First Lien Term Loan

Based on the preliminary terms of the New First Lien Term Loan that mandate its repayment, in whole or in part, upon the occurrence of certain contingencies (including excess cash flow), it is possible that, the New First Lien Term Loan may be treated as a “contingent payment debt instrument” under the applicable Treasury Regulations (unless such contingencies would be treated as “remote” thereunder). The terms of the New First Lien Term Loan remain under negotiation and thus are subject to change. Ultimately, the Debtors’ determination of whether the New First Lien Term Loan is a contingent payment debt instrument will be made based on the facts and circumstances as of the Effective Date. However, the Debtors’ treatment of the New First Lien Term Loan is not binding on the IRS. Accordingly, holders are urged to consult their tax advisors regarding the application of the contingent payment debt regulations to the New First Lien Term Loan.

The taxation of contingent payment debt instruments is complex. In general, the rules applicable to such instruments could require a U.S. Holder to accrue ordinary income at a higher rate than the stated interest rate and the rate that would otherwise be imputed under the OID rules, and to treat as ordinary income (rather than capital gain) any gain recognized on the taxable disposition of the New First Lien Term Loan.

(a)           Not Treated as a Contingent Payment Debt Instrument. If the New First Lien Term Loan is not treated as a contingent payment debt instrument, it will be subject to the OID provisions of the Tax Code. The amount of OID will be equal to the excess of the “stated redemption price at maturity” of such loan over its “issue price” (as defined above, see B.1.a. — Consequences to Holders of First Lien Claims – Fully Taxable Transaction”). For this purpose, the general rule is that the stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of “qualified stated interest”. Stated interest is “qualified stated interest” if it is payable in cash at least annually. All of the stated interest on the New First Lien Term Loan is payable in cash at a constant rate, and so all the interest is expected to be treated as qualified stated interest. Such portion will be includible in the U.S. Holder’s income in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. Accordingly, the New First Lien Term Loan will be considered to be issued with OID for U.S. federal income tax purposes only if the principal amount of the New First Lien Term Loan exceeds the issue price by at least a de minimis amount.

A U.S. Holder will be required to include any OID in income for U.S. federal income tax purposes as it accrues, regardless of its regular method of accounting, in accordance with a constant-yield method, before the receipt of cash payments attributable to this income. Under this method, a U.S. Holder generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Upon the sale or other taxable disposition of a New First Lien Term Loan, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and its adjusted tax basis in the New First Lien Term Loan. A U.S. Holder’s adjusted tax basis in a New First Lien Term Loan generally will equal its initial tax basis in the New First Lien Term Loan, increased by any OID previously included in income with respect to the New First Lien Term Loan and decreased by payments on the New First Lien Term Loan other than payments of qualified stated interest. For these purposes, the amount realized does not include any amount attributable to accrued interest, which will be taxable as interest if not previously included in income. Gain or loss recognized on the sale or other taxable disposition of a New First Lien Term Loan will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale or other taxable disposition, the New First Lien Term Loan is treated as held for more than one (1) year.

(b)           Treatment as a Contingent Payment Debt Instrument. If the New First Lien Term Loan is treated as a contingent payment debt instrument, the Debtors must construct a “projected payment schedule.” U.S. Holders of contingent payment debt instruments generally must recognize all interest income with respect to such loans (including stated interest) on a constant yield basis (regardless of their method of accounting) at a rate determined based on the “issue price” and the projected payment schedule for such loans, subject to certain adjustments if actual contingent payments differ from those projected. In the present case, the projected payment schedule generally will be determined by including each noncontingent payment and the “expected value” as of the issue date of each projected contingent payment of principal and interest on the contingent payment debt instrument, adjusted as necessary so that the projected payments discounted at the “comparable yield” (which is the greater of the yield at which the Debtors would issue a fixed-rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, as applicable, or the applicable federal rate) equals the issue price for such debt.

The amount of interest that is treated as accruing during an accrual period on a contingent payment debt instrument is the product of the “comparable yield” and debt’s adjusted issue price at the beginning of such accrual period. The “adjusted issue price” of a contingent payment debt instrument is the issue price of such debt increased by interest previously accrued on such instrument (determined without adjustments for differences between the projected payments and the actual payments on such debt), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on such debt.

Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a U.S. Holder of a contingent payment debt instrument is the portion that accrues while such holder holds such instrument (with the amount attributable to each accrual period allocated ratably to each day in such period). If actual payments differ from projected payments, then the U.S. Holder generally would be required in any given taxable year either to include additional interest in gross income (i.e., where the actual payments exceed projected payments in such taxable year) or to reduce the amount of interest income otherwise accounted for on the contingent payment debt instrument (i.e., where the actual payments are less than the projected payments in such taxable year), as applicable. If the negative adjustment exceeds the interest for the taxable year that otherwise would have been accounted for on the contingent payment debt instrument, the excess would be treated as ordinary loss. However, the amount treated as an ordinary loss in any taxable year is limited to the amount by which the U.S. Holder’s total interest inclusions on such contingent payment debt instrument exceed the total amount of the net negative adjustments the U.S. Holder treated as ordinary loss on such contingent payment debt instrument in prior taxable years. Any remaining excess would be a negative adjustment carryforward and may be used to offset interest income in succeeding years. If a contingent term loan is sold, exchanged or retired, any negative adjustment carryforward from the prior year would reduce the U.S. Holder’s amount realized on the sale, exchange or retirement.

The yield, timing and amounts set forth on the projected payment schedules are for U.S. federal income tax purposes only and are not assurances by the Debtors with respect to any aspect of the contingent payment debt instrument. After issuance, any holder of a contingent payment debt instrument may obtain the comparable yield, the projected payment schedule, the issue price, the amount of OID, and the issue date for the contingent payment debt instrument by writing to the Debtors. For U.S. federal income tax purposes, a U.S. Holder generally must use the Debtors’ comparable yield and projected payment schedule for a contingent payment debt instrument in determining the amount and accrual of OID on such loan unless such schedule is unreasonable and the U.S. Holder explicitly discloses in accordance with the contingent payment debt regulations its differing position and why the Debtors’ schedule is unreasonable. The IRS generally is bound by the Debtors’ comparable yield and projected payment schedule unless either is unreasonable.

Upon a disposition of the New First Lien Term Loans and unless a non-recognition provision applies, a U.S. Holder generally will recognize gain or loss upon the sale, redemption (including at maturity) or other taxable disposition of a contingent payment debt instrument equal to the difference, if any, between such holder’s adjusted tax basis in such debt and the amount realized on the sale, redemption or other disposition (with any negative adjustment carryforward from the prior year reducing such holder’s amount realized). Any gain recognized on the sale, redemption or other taxable disposition of a contingent payment debt instrument generally will be ordinary interest income, and any loss will be an ordinary loss to the extent a U.S. Holder’s total interest inclusions on such debt exceed the total amount of ordinary loss such holder took into account through the date of the disposition with respect to differences between actual payments and projected payments (and any additional loss generally will be a capital loss).

For purposes of computing gain or loss, a U.S. Holder’s adjusted tax basis in a contingent payment debt instrument generally will equal the holder’s initial tax basis in such debt, increased by the amount of any interest previously accrued on such debt (determined without adjustments for differences between the projected payment schedule and the actual payments on such debt) up through the date of the sale, redemption or taxable disposition, and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on such debt.

Each holder of a New First Lien Term Loan is urged to consult its tax advisor regarding the application of the OID rules, including the contingent payment debt rules, to the New First Lien Term Loan.

8. Recent legislation

Pursuant to recent legislation, for taxable years beginning after December 31, 2017 (and for taxable years beginning after 2018 in the case of OID), an accrual method taxpayer that reports revenues on an applicable financial statement generally must recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is taken into account as revenue in the applicable financial statement. It is unclear how this rule applies to U.S. Holders of debt instruments issued with OID or contingent payment debt instruments. Accordingly, this rule could potentially require such a taxpayer to recognize income for U.S. federal income tax purposes with respect to the New First Lien Term Loan prior to the time such income would otherwise have been recognized. Each holder is urged to consult its tax advisor regarding the possible application of the recent legislation to the New First Lien Term Loan.

C. Tax Treatment of Litigation Trust and Holders of Litigation Trust Interests

1. Classification of a Liquidating Trust

The Litigation Trust is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust will be structured with the intention of complying with such general criteria. In conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the trustee of the Litigation Trust and holders of Allowed Claims that receive a beneficial interest in the Litigation Trust) are required pursuant to the Second Amended Plan to treat the transfer of assets to the Litigation Trust, except to the extent the Debtors retain an interest in the Litigation Trust, as (1) a transfer of the assets (subject to any obligations relating to those assets) directly to the holders of Allowed Claims that receive Litigation Trust Interests (other than to the extent any assets are allocable to Disputed Claims), followed by (2) the transfer of the assets by such holders to the Litigation Trust in exchange for Litigation Trust Interests. Accordingly, except in the event of contrary definitive guidance, holders of Litigation Trust Interests will be treated, and required to report, for U.S. federal income tax purposes as the grantors and direct owners of an undivided interest in their respective share of the underlying assets of the Litigation Trust (other than such assets as are allocable to Disputed Claims).

Although the following discussion assumes that the Litigation Trust will be respected as a liquidating trust for U.S. federal income tax purposes, no ruling is currently contemplated from the IRS concerning the tax status of the Litigation Trust as a grantor trust. If the IRS were to successfully challenge such classification, the U.S. federal income tax consequences to the trust and to U.S. Holders of Allowed Claims receiving Litigation Trust Interests could vary from those discussed herein. Each holder of a General Unsecured Claim is urged to consult its own tax advisor regarding the receipt and ownership of a Litigation Trust Interest.

2. General Tax Reporting of a Liquidating Trust and Holders of Liquidating Trust Interests

All parties will be required to treat the Litigation Trust as a grantor trust for all applicable U.S. federal income tax purposes of which holders of Allowed Claims who receive Litigation Trust Interests are the owners and grantors. The trustee of the Litigation Trust will file tax returns treating the Litigation Trust as a grantor trust pursuant to section 1.671-4(a) of the Treasury Regulations. The trustee also will annually provide to each holder a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes.

Accordingly, each holder of a Litigation Trust Interest will be treated for U.S. federal income tax purposes as the direct owner of an undivided interest in the underlying assets of the Litigation Trust (other than any assets allocable to Disputed Claims), consistent with its economic interests therein. As discussed above, however, there is a risk that the Litigation Trust may be treated as owning a right to contingent payments from the Debtors, rather than having actual ownership of the Litigation Trust Assets (other than the Litigation Trust First Lien Lender Causes of Action). See Section B.3, “Consequences to Holders of Certain Claims – Consequences to Holders of General Unsecured Claims,” above.

All taxable income and loss of the Litigation Trust will be allocated among, and treated as directly earned and incurred by, the holders of Litigation Trust Interests with respect to such holder’s interest in the assets of the Litigation Trust (and not as income or loss with respect to its prior Claims), with the possible exception of any taxable income and loss allocable to any assets allocable to, or retained on account of, Disputed Claims. The character of any income and the character and ability to use any loss would depend on the particular situation of the holder.

All parties will be required to report for U.S. federal income tax purposes consistent with the valuation of the assets (and the amount of cash assets) transferred to the Litigation Trust as determined by the Litigation Trust Oversight Committee (or its designee). The valuation will be made available, from time to time, as relevant for tax reporting purposes.

The U.S. federal income tax obligations of a holder of Litigation Trust Interests will not be dependent on the Litigation Trust distributing any cash or other proceeds. Thus, a holder may incur a U.S. federal income tax liability with respect to its allocable share of Litigation Trust income even if the Litigation Trust does not make a concurrent distribution to the holder. In general, other than in respect of cash retained on account of Disputed Claims, a distribution of cash by the Litigation Trust will not be separately taxable to a holder of Litigation Trust Interests since the holder will already be regarded for U.S. federal income tax purposes as owning the underlying assets (and will have been taxed at the time the cash was earned or received by the Litigation Trust). Holders of Allowed Claims are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of any subsequent distributions of cash originally retained by the Litigation Trust on account of Disputed Claims. See also “—3. Tax Reporting for Assets Allocable to Disputed General Unsecured Claims,” below.

The trustee of the Litigation Trust will comply with all applicable governmental withholding requirements (see section 6.19 of the Second Amended Plan).

3. Tax Reporting for Assets Allocable to Disputed General Unsecured Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Oversight Committee of an IRS private letter ruling if the Litigation Trust Oversight Committee so requests, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trust Oversight Committee), the Litigation Trust Oversight Committee, with the consent of the Requisite First Lien Lenders, which consent shall not be unreasonably withheld, (A) may elect to treat any Litigation Trust Assets allocable to, or retained on account of, Disputed General Unsecured Claims (herein referred to loosely as a reserve) as a “disputed ownership fund” governed by section 1.468B-9 of the Treasury Regulations, if applicable, and (B) to the extent permitted by applicable law, will report consistently for state and local income tax purposes.

Accordingly, if a “disputed ownership fund” election is made with respect to a Litigation Trust Assets allocable to, or retained on account of, Disputed General Unsecured Claims, such reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to the Litigation Trust Assets (including any gain recognized upon the disposition of such assets). All distributions from such reserve (which distributions may be net of any expenses, including taxes, relating to the retention or disposition of such assets) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Litigation Trust and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

The reserve will be responsible for payment, out of the assets of the reserve, of any taxes imposed on the reserve or its assets. In the event, and to the extent, any cash of the reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of the reserve (including any income that may arise upon the distribution of the assets in such reserve), assets of the reserve may be sold to pay such taxes.

D. Information Reporting and Withholding

Payments of interest (including accruals of OID) or dividends and any other reportable payments, possibly including amounts received pursuant to the Second Amended Plan and payments of proceeds from the sale, retirement or other disposition of the exchange consideration, may be subject to “backup withholding” (currently at a rate of 24%) if a recipient of those payments fails to furnish to the payor certain identifying information and, in some cases, a certification that the recipient is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts deducted and withheld generally should be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is timely provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments who is required to supply information but who does not do so in the proper manner. Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. A holder of a Claim is urged to consult its own tax advisor regarding its qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

As indicated above, the foregoing discussion of the U.S. federal income tax consequences of the Second Amended Plan does not generally address the consequences to non-U.S. holders; accordingly, such holders should consult their tax advisors with respect to the U.S. federal income tax consequences of the Second Amended Plan, including owning Litigation Trust Interests.

The foregoing summary has been provided for informational purposes only and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of a Claim. All holders of Claims are urged to consult their tax advisors concerning the federal, state, local, non-U.S., and other tax consequences applicable under the Second Amended Plan.

IX.
CERTAIN RISK FACTORS TO BE CONSIDERED

Prior to voting to accept or reject the Second Amended Plan, holders of Claims and Interests should read and carefully consider the risk factors set forth below, in addition to the other information set forth in this Disclosure Statement including any attachments, exhibits, or documents incorporated by reference.

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE SECOND AMENDED PLAN. THE FACTORS BELOW SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE SECOND AMENDED PLAN OR ITS IMPLEMENTATION. ADDITIONAL RISK FACTORS IDENTIFIED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC MAY ALSO BE APPLICABLE TO THE MATTERS SET OUT HEREIN AND SHOULD BE REVIEWED AND CONSIDERED IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT, TO THE EXTENT APPLICABLE. THE RISK FACTORS SET FORTH IN FUSION CONNECT’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017 FILED WITH THE SEC ON MARCH 22, 2018, AS UPDATED BY THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2018 FILED WITH THE SEC ON MAY 6, 2018, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2018 FILED WITH THE SEC ON AUGUST 14, 2018, AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2018 FILED WITH THE SEC ON NOVEMBER 3, 2018 ARE HEREBY INCORPORATED BY REFERENCE. ANY CURRENT REPORTS ON FORM 8-K (OTHER THAN INFORMATION FURNISHED PURSUANT TO ITEMS 2.02 OR 7.01 AND ANY RELATED EXHIBITS OF ANY FORM 8-K, UNLESS EXPRESSLY STATED OTHERWISE THEREIN), QUARTERLY REPORTS ON FORM 10-Q OR ANNUAL REPORTS ON FORM 10-K FILED BY FUSION CONNECT WITH THE SEC AFTER THE DATE OF THIS DISCLOSURE STATEMENT MAY ALSO INCLUDE RISK FACTORS AND WILL BE CONSIDERED A PART OF THIS DISCLOSURE STATEMENT FROM THE DATE OF THE FILING OF SUCH DOCUMENTS. NEW FACTORS, RISKS AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS AND UNCERTAINTIES.

A. Certain Bankruptcy Law Considerations

1. General

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to the Company’s business, the Debtors cannot be certain that this will be the case. Although the Second Amended Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Second Amended Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Second Amended Plan could have an adverse effect on the Company’s business. Among other things, it is possible that bankruptcy proceedings could adversely affect the Company’s relationships with its key vendors, suppliers, customers and employees. In addition, the bankruptcy proceedings may divert some of the attention of the Debtors’ management away from business operations and the Company will incur additional expenses.

2. Risk of Non-Confirmation of Second Amended Plan

Although the Debtors believe that the Second Amended Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Second Amended Plan will not be required for confirmation or that such modifications will not necessitate re-solicitation of votes. Moreover, the Debtors can make no assurances that they will receive the requisite acceptances to confirm the Second Amended Plan, and even if the Voting Classes voted in favor of the Second Amended Plan or the requirements for “cramdown” are met with respect to any Class that rejected the Second Amended Plan, the Bankruptcy Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Second Amended Plan. If the Second Amended Plan is not confirmed, it is unclear what distributions (if any) holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of reorganization.

3. Risk of Failing to Satisfy Vote Requirement

In the event that the Debtors are unable to obtain sufficient votes from the Voting Classes, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to holders of Allowed Claims as those proposed in the Second Amended Plan.

4. Releases, Injunctions, and Exculpations Provisions May Not Be Approved

Section 10 of the Second Amended Plan provides for certain releases, injunctions, and exculpations, for claims and Causes of Action that may otherwise be asserted against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Second Amended Plan are subject to objection by parties in interest and may not be approved. If the releases and exculpations are not approved, certain parties may not be considered Released Parties or Exculpated Parties, and certain Released Parties or Exculpated Parties may withdraw their support for the Second Amended Plan.

5. Risk of Non-Consensual Confirmation

In the event that any impaired class of Claims or Interests does not accept or is deemed not to accept the Second Amended Plan, the Bankruptcy Court may nevertheless confirm such Second Amended Plan at the request of the Debtors if at least one impaired class has accepted the Second Amended Plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the Second Amended Plan, the Bankruptcy Court determines that the Second Amended Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. Should any Class vote to reject the Second Amended Plan, then these requirements must be satisfied with respect to such rejecting Classes. The Debtors believe that the Second Amended Plan satisfies these requirements.

6. Risk of Non-Occurrence of Effective Date

There can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in the Second Amended Plan have not occurred or have not been waived as set forth in Section 9.3 of the Second Amended Plan, then the Confirmation Order may be vacated, in which event no distributions will be made under the Second Amended Plan, the Debtors and all holders of Claims or Interests will be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

7. Risk of Termination of Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the parties the ability to terminate the Restructuring Support Agreement if various conditions are not satisfied. As noted above, termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Company’s relationships with regulators, government agencies, vendors, suppliers, employees, and customers. If the Restructuring Support Agreement is terminated, each vote or any consent given by any Consenting First Lien Lender (as defined in the Restructuring Support Agreement) prior to such termination will be deemed null and void ab initio. If the termination of the Restructuring Support Agreement takes place when Bankruptcy Court approval is required for a Consenting First Lien Lender to change or withdraw its vote to accept the Second Amended Plan, the Company has agreed to support and not oppose any such attempt to change or withdraw a vote. Future termination of the Restructuring Support Agreement is an “Event of Default” under the DIP Facility. If the Debtors lose access to the DIP Facility, the Debtors may be forced to liquidate.

8. Risk Related to Parties in Interest Objecting to Debtors’ Classification of Claims and Interests

Bankruptcy Code Section 1122 provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Second Amended Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that a party in interest will not object or that the Bankruptcy Court will approve the classifications.

9. Risk Related to Possible Objections to Second Amended Plan

There is a risk that certain parties could oppose and object to the Second Amended Plan in the Bankruptcy Court either in its entirety or to specific provisions thereof. While the Debtors believe that the Second Amended Plan complies with all relevant Bankruptcy Code provisions, there can be no guarantee that a party in interest will not file an objection to the Second Amended Plan or that the Bankruptcy Court will not sustain such an objection.

10. Conversion to Chapter 7 Case

If no plan of reorganization is confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. See Article XIII.C hereof, as well as the Liquidation Analysis attached hereto as Exhibit D, for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests.

B. Additional Factors Affecting Value of Reorganized Debtors

1. Claims Could Be More than Projected

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than projected, which, in turn, could cause the value of distributions to be reduced substantially. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results. Therefore, the actual amount of Allowed Claims may vary from the Debtors’ projections and feasibility analysis, and the variation may be material.

2. Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain of the information contained in this Disclosure Statement is, by nature, forward-looking, and contains (i) estimates and assumptions that might ultimately prove to be incorrect and (ii)  projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the financial projections and as a result, the actual total enterprise value of the Reorganized Debtors may be significantly higher or lower than the estimated range herein.

C. Risks Relating to Debtors’ Business and Financial Condition

1. Risks Associated with Debtors’ Business and Industry

The Debtors’ business is subject to extensive regulation by federal, state and local governmental and regulatory authorities. Further, in recent years the policies, laws, rules and regulations applicable to the Debtors’ business have been rapidly evolving. Such changes, as well as the actual or alleged failure to comply with applicable federal, state, and local laws and regulations may have an adverse consequence on the Company or its business, in addition to the following factors, risks or uncertainties that may affect the Company or its business:

■
Limitations, restrictions or complete bans on the Debtors’ business or various segments of the business;

■
Damage to the Debtors’ reputation;

■
Scrutiny of the industry by, and potential enforcement actions by, federal and state authorities;

■
The substantial resources (including senior management time and attention) the Company devotes to, and the significant compliance costs the Company incurs in connection with, regulatory compliance and regulatory examinations and inquiries, and any redress, fines, penalties or similar payments made in connection with resolving such matters;

■
Potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations, enforcements and other legal proceedings, and uncertainties relating to the reaction of key counterparties to the announcement of any such matters;

■
Risks related to a significant amount of senior management turnover and employee reductions;

■
Risks related to the substantial level of indebtedness, including ability to comply with covenants contained in debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, if at all, as well as the ability to incur substantially more debt;

■
The success of the business strategy in returning to sustained profitability;

■
Risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against the Company or its vendors; the Company’s ability to adequately respond to actual or attempted cyber-attacks; and the Company’s ability to implement adequate internal security measures and protect confidential customer information;

■
Risks and potential costs associated with the implementation of new or more current technology, the use of vendors, or the transfer of the Company’s servers or other infrastructure to new data center facilities;

■
Risks related to the Company’s reliance upon proprietary rights in the Company’s technology, systems, and business processes, including the potential risk that the compromise of such rights could impact the Company’s ability to compete or to achieve its projected business and financial results;

■
Risks related to the Company’s deferred tax asset, risk of an “ownership change,” including uncertainties as to the Company’s ability to preserve the tax assets through and after a bankruptcy filing;

■
The effects of competition on existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation;

■
The ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions;

■
The ability to implement and maintain effective internal controls over financial reporting and disclosure controls and procedures;

■
Increased taxation and / or government regulations of the cloud communications industry;

■
Administrative fines and financial penalties;

■
The adoption of new regulations, in addition to the potential that existing laws and regulations may be applied to telecommunications, cloud, VoIP, and/or internet service providers, which could hinder the Company’s growth

■
Litigation, including class action lawsuits; and

■
Civil and criminal liability.

2. Downgrade in the Company’s Credit Ratings

Standard & Poor’s and Moody’s rate Fusion Connect’s debt securities. Certain of these ratings have been downgraded in the past, and any of these ratings may be downgraded in the future. Any such downgrade could adversely affect the Company, its financial condition, or results of operations.

3. DIP Facility

The DIP Facility is intended to provide liquidity to the Debtors during the pendency of the Chapter 11 Cases. If the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust or lose access to their financing. There is no assurance that the Debtors will be able to obtain additional financing from the Debtors’ existing lenders or otherwise. In either such case, the liquidity necessary for the orderly functioning of the Debtors’ business may be materially impaired.

4. Post-Effective Date Indebtedness

Following the Effective Date, in the Reorganization Transaction only, the Reorganized Debtors expect to have outstanding funded debt of up to approximately $400 million. The Reorganized Debtors’ ability to service their debt obligations will depend on, among other things, the Debtors’ compliance with affirmative and negative covenants, the Debtors’ future operating performance, which depends partly on economic, financial, competitive, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing, or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

D. Factors Relating to Securities to be Issued Under Second Amended Plan, Generally

1. Market for Securities

There is currently no market for the New Equity Interests or the Special Warrants, and there can be no assurance as to the development or liquidity of any market for any such securities. The Reorganized Debtors are under no obligation to list any securities on any national securities exchange. Therefore, there can be no assurance that any of the foregoing securities will be tradable or liquid at any time after the Effective Date. If a trading market does not develop or is not maintained, holders of the foregoing securities may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in this Disclosure Statement depending upon many factors including, without limitation, prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtors.

2. Potential Dilution

The ownership percentage represented by the New Equity Interests distributed on the Effective Date under the Second Amended Plan will be subject to dilution from the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence, including the Special Warrants or any securities issued under the Management Incentive Plan.

In the future, similar to all companies, additional equity financings or other share issuances by any of the Reorganized Debtors could adversely affect the value of the New Equity Interests and/or the Special Warrants. The amount and dilutive effect of any of the foregoing could be material.

3. Risks Related to the Litigation Trust

There is no guarantee that the Litigation Trust Oversight Committee will choose to prosecute any of the Litigation Trust Causes of Action. Furthermore, to the extent the Litigation Trust Oversight Committee determines to prosecute a potential Litigation Trust Cause of Action, there is no guarantee as to the success of the Litigation Trust Oversight Board in pursuing the Litigation Trust Causes of Action. The success of the Litigation Trust Oversight Board in pursuing any Litigation Trust Cause of Action, as well as the expenses incurred in investigating and prosecuting the Litigation Trust Causes of Action, may materially affect the recoveries for the beneficiaries of the Litigation Trust Causes of Action.

E. Risk Related to Obtaining Exit Financing

During the course of these Chapter 11 Cases, the Debtors will solicit commitments to provide exit financing to refinance the DIP Facility. However, there is no assurance that such commitments will be obtained, which will hinder the Debtors’ ability to consummate the Reorganization Transaction.

F. Risks Related to Investment in New Equity Interests

1. Significant Holders

Pursuant to the Second Amended Plan, certain holders of First Lien Claims may acquire a significant ownership interest in the New Equity Interests. If such holders of New Equity Interests were to act as a group, such holders would be in a position to control all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New Equity Interests. In addition, the SEC has special considerations in connection with its foreign ownership rules with respect to “groups.”

2. New Equity Interests Subordinated to Reorganized Debtors’ Indebtedness

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Equity Interests will rank below all debt claims against the Reorganized Debtors. As a result, holders of the New Equity Interests will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to its debt holders have been satisfied.

3. Implied Valuation of New Equity Interests Not Intended to Represent Trading Value of New Equity Interests

The valuation of the Reorganized Debtors may not represent the trading value of the New Equity Interests in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) conditions in the financial markets; (ii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iii) other factors that generally influence the prices of securities. The actual market price of the New Equity Interests is likely to be volatile. Many factors including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Equity Interests to rise and fall. Accordingly, the implied value, stated herein and in the Second Amended Plan, of the New Equity Interests, does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Equity Interests in the public or private markets.

4. No Intention to Pay Dividends

The Reorganized Debtors do not anticipate paying any dividends on the New Equity Interests as they expect to retain any future cash flows for debt reduction and to support operations. As a result, the success of an investment in the New Equity Interests will depend entirely upon any future appreciation in the value of the New Equity Interests. There is, however, no guarantee that the New Equity Interests will appreciate in value or even maintain its initial value. In addition, holders of Special Warrants would likely not be able to participate in the distribution of any dividends.

G. Additional Factors

1. Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

2. No Representations Outside Disclosure Statement are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Second Amended Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Second Amended Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Second Amended Plan.

3. No Legal or Tax Advice is Provided by Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Claim or Interest holder should consult their own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest. This Disclosure Statement is not legal advice. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Second Amended Plan.

4. No Admission Made

Nothing contained herein or in the Second Amended Plan constitutes an admission of, or will be deemed evidence of, the tax or other legal effects of the Second Amended Plan on the Debtors or on holders of Claims or Interests.

5. Certain Tax Consequences

For a discussion of certain tax considerations to the Debtors and certain holders of Claims in connection with the implementation of the Second Amended Plan, see Article VIII thereof.

X.
VOTING PROCEDURES AND REQUIREMENTS

Before voting to accept or reject the Second Amended Plan, each holder of a Claim in Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) (each, an “Eligible Holder” and, collectively, the “Eligible Holders”) should carefully review the Second Amended Plan attached hereto as Exhibit A. All descriptions of the Second Amended Plan set forth in this Disclosure Statement are subject to the terms and conditions of the Second Amended Plan.

A. Voting Deadline

All Eligible Holders as of the Voting Record Date (September 24, 2019) will be provided with a Ballot together with this Disclosure Statement. Such holders should read the Ballot carefully and follow the instructions therein. Only Eligible Holders are entitled to vote to accept or reject the Second Amended Plan. Because Classes 1, 2, 6 and 7 are unimpaired and deemed to accept, and Classes 8 and 9 are conclusively deemed to reject, only Classes 3, 4, and 5 are entitled to vote on the Second Amended Plan.

The Debtors have engaged Prime Clerk LLC as its voting agent (the “Voting Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Second Amended Plan. FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS INCLUDED IN THE BALLOT AND RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE OF 4:00 P.M., PREVAILING EASTERN TIME, ON NOVEMBER 4, 2019, UNLESS EXTENDED BY THE DEBTORS WITH THE CONSENT OF THE FIRST LIEN LENDER GROUP UPON RECEIPT OF AN ORDER FROM THE COURT (THE “VOTING DEADLINE”).

IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT. ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE SECOND AMENDED PLAN WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:

Prime Clerk LLC
Telephone: (844) 230-7218 (toll free) or +1 (347) 859-8784 (international)
E-mail: Fusionconnectballots@Primeclerk.com with “Fusion Connect, Inc.” in the subject line

Additional copies of this Disclosure Statement are available upon a request made to the Voting Agent, at the telephone numbers or e-mail address set forth immediately above.

B. Voting Procedures

The Debtors are providing copies of this Disclosure Statement (including all exhibits and appendices) and related materials and a Ballot (collectively, a “Solicitation Package”) to Eligible Holders. In order to vote, Eligible Holders must provide all of the information requested by the Ballot and, as applicable, should complete and deliver their completed Ballots pursuant to the instructions set forth on the Ballot so that they are actually received by the Voting Agent no later than the Voting Deadline.

C. Parties Entitled to Vote

Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan. Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the Second Amended Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Second Amended Plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the Second Amended Plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the Second Amended Plan, and, accordingly, holders of such claims and interests do not actually vote on the Second Amended Plan. If a claim or interest is not impaired by the Second Amended Plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the Second Amended Plan and, accordingly, holders of such claims and interests are not entitled to vote on the Second Amended Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of: (i) claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the Second Amended Plan; and (ii) interests as acceptance by interest holders in that class that hold at least two-thirds (2/3) in dollar amount of the interests that cast ballots for acceptance or rejection of the Second Amended Plan.

Class 3 (First Lien Claims), Class 4 (Second Lien Claims), and Class 5 (General Unsecured Claims) are impaired under the Second Amended Plan and the only Classes of Claims entitled to vote to accept or reject the Second Amended Plan (the “Voting Classes” or the “Voting Claims”).

Claims in all other Classes are either unimpaired and deemed to accept or impaired and deemed to reject the Second Amended Plan and are not entitled to vote. For a detailed description of the treatment of Claims and Interests under the Second Amended Plan, see Article I of this Disclosure Statement.

The Debtors will request confirmation of the Second Amended Plan pursuant to section 1129(b) of the Bankruptcy Code over the deemed rejection of the Second Amended Plan by all Parent Equity Interests and Subordinated Securities Claims. Section 1129(b) of the Bankruptcy Code permits the confirmation of a chapter 11 plan notwithstanding the rejection of such plan by one or more impaired classes of claims or interests. Under section 1129(b), a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each rejecting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Article XII.C of this Disclosure Statement.

1. Miscellaneous

All Ballots must be signed by the Eligible Holder, or any person who has obtained a properly completed Ballot proxy from the Eligible Holder by the Voting Record Date. Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated, and timely received, but on which a vote to accept or reject the Second Amended Plan has not been indicated, will not be counted. The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such Ballot defects. Any Ballot marked to both accept and reject the Second Amended Plan will not be counted. If an Eligible Holder casts more than one Ballot voting the same Claim(s) before the Voting Deadline, the last valid Ballot received on or before the Voting Deadline will be deemed to reflect such Holder’s intent, and thus, will supersede any prior Ballot. If an Eligible Holder casts Ballots received by the Voting Agent on the same day, but which are voted inconsistently, such Ballots will not be counted.

The Ballots provided to Eligible Holders will reflect the amount of such Eligible Holder’s Claim; however, when tabulating votes, the Voting Agent may adjust the amount of such Eligible Holder’s Claim (as directed by the Debtors) by multiplying that amount by a factor that reflects all amounts accrued between the Voting Record Date and the Commencement Date including, without limitation, interest.

Under the Bankruptcy Code, for purposes of determining whether the requisite votes for acceptance have been received, only holders of the First Lien Claims who actually vote will be counted. The failure of a holder to deliver a duly executed Ballot to the Voting Agent will be deemed to constitute an abstention by such holder with respect to voting on the Second Amended Plan and such abstentions will not be counted as votes for or against the Second Amended Plan.

Except as provided below, unless the Ballot, together with any other documents required by such Ballot, is timely submitted to the Voting Agent before the Voting Deadline the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Second Amended Plan.

2. Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another, acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit a separate Ballot of each Eligible Holder for whom they are voting.

UNLESS THE BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE SECOND AMENDED PLAN; PROVIDED, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST THE BANKRUPTCY COURT TO ALLOW SUCH BALLOT TO BE COUNTED.

3. Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the creditor with respect to such Ballot to accept: (i) all of the terms of, and conditions to, the solicitation; and (ii) the terms of the Second Amended Plan including the injunction, releases, and exculpations set forth in Sections 10.5, 10.6, and 10.7 of the Second Amended Plan. All parties in interest retain their right to object to confirmation of the Second Amended Plan pursuant to section 1128 of the Bankruptcy Code, subject to any applicable terms of the Restructuring Support Agreement.

4. Change of Vote

Subject to the terms of the Restructuring Support Agreement, any party that has previously submitted a properly completed Ballot to the Voting Agent prior to the Voting Deadline may revoke such Ballot and change its vote, subject to Local Bankruptcy Rule 3018, by submitting to the Voting Agent prior to the Voting Deadline a subsequent, properly completed Ballot voting for acceptance or rejection of the Second Amended Plan, upon Court approval.

5. Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and/or the Debtors, as applicable, in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted that are not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any Eligible Holder. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

6. Further Information, Additional Copies

Should an Eligible Holder have any questions or require further information about the voting procedures, or about the packet of material received, or if an Eligible Holder wishes to obtain an additional copy of the Second Amended Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent at the telephone number or email address set forth above.

XI.
CONFIRMATION OF AMENDED PLAN
A. Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a confirmation hearing upon appropriate notice to all required parties. The Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing. Subject to the Court’s availability, the Confirmation Hearing will be held on November 14, 2019 at 10:00 am, prevailing Eastern Time. Notice of the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing, at any subsequent adjourned Confirmation Hearing, or pursuant to a notice filed on the docket of the Chapter 11 Cases.

B. Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Any objection to confirmation of the Second Amended Plan must (i) be in writing; (ii) state the name and address of the objecting party and the amount and nature of the Claim or Interest of such party; (iii) state with particularity the basis and nature of any objection, and provide proposed language that, if accepted and incorporated by the Debtors, would obviate such objection; (iv) conform to the Bankruptcy Rules and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York; (v) be filed with the Bankruptcy Court, with a copy to the chambers of the United States Bankruptcy Judge appointed to the Chapter 11 Cases, together with proof of service thereof by the plan confirmation objection deadline of 4:00 p.m., prevailing eastern time, on November 4, 2019; and (vi) be served upon the following parties, including such other parties as the Bankruptcy Court may order:

(a)
The Debtor at:

Fusion Connect, Inc.
210 Interstate North Parkway
Suite 300
Atlanta, Georgia 30339
Attn: James P. Prenetta, Jr., Executive Vice President and General Counsel

(b)
Office of the U.S. Trustee at:

Office of the U.S. Trustee for Region 2
U.S. Federal Office Building
201 Varick Street, Suite 1006
New York, New York 10014
Attn:
Richard C. Morrissey

Susan A. Arbeit

(c)
Counsel to the Debtors at:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:
Gary T. Holtzer

Sunny Singh

Gaby Smith

(d)
Counsel to the First Lien Lender Group at:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York, 10017
Attn:
Damian S. Schaible

Adam L. Shpeen

(e)
Counsel to the Ad Hoc Group of Tranche A Term Loans / Revolving Lenders:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn:
Sandeep Qusba

Hyang Sook Lee

Edward R. Linden

(f)
Counsel to the DIP Agent, Prepetition Super Senior Agent, and Prepetition First Lien Agent at:

Arnold & Porter Kaye Scholer LLP
70 West Madison Street, Suite 4200
Chicago, Illinois 60602
Attn:
Michael D. Messersmith

Sarah Gryll

(g)
Counsel to the Creditors’ Committee at:

Cooley LLP
55 Hudson Yards
New York, New York 10001
Attn:
Cathy Hershcopf

Seth Van Aalten

Robert Winning

Sarah Carnes

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C. Requirements for Confirmation of Second Amended Plan

1.
Requirements of Section 1129(a) of Bankruptcy Code

(a)           General Requirements

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied including, without limitation, whether:

(i)
the Second Amended Plan complies with the applicable provisions of the Bankruptcy Code;

(ii)
the Debtors have complied with the applicable provisions of the Bankruptcy Code;

(iii)
the Second Amended Plan has been proposed in good faith and not by any means forbidden by law;

(iv)
any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Second Amended Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Second Amended Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Second Amended Plan is reasonable, or if such payment is to be fixed after confirmation of the Second Amended Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

(v)
the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Second Amended Plan, as a director or officer of the Reorganized Debtors, an affiliate of the Debtors participating in the Second Amended Plan with the Debtors, or a successor to the Debtors under the Second Amended Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of the holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider;

(vi)
with respect to each Class of Claims or Interests, each holder of an impaired Claim or impaired Interest has either accepted the Second Amended Plan or will receive or retain under the Second Amended Plan, on account of such holder’s Claim or Interest, property of a value, as of the Effective Date of the Second Amended Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date of the Second Amended Plan under chapter 7 of the Bankruptcy Code;

(vii)
except to the extent the Second Amended Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims either accepted the Second Amended Plan or is not impaired under the Second Amended Plan;

(viii)
except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Second Amended Plan provides that administrative expenses and priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date, and that Priority Tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five years after the Commencement Date, of a value, as of the Effective Date of the Second Amended Plan, equal to the Allowed amount of such Claims;

(ix)
at least one (1) Class of impaired Claims has accepted the Second Amended Plan, determined without including any acceptance of the Second Amended Plan by any insider holding a Claim in such Class;

(x)
confirmation of the Second Amended Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Second Amended Plan; and

(xi)
all fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Second Amended Plan provides for the payment of all such fees on the Effective Date of the Second Amended Plan.

(b)           Best Interests Test

As noted above, with respect to each impaired class of claims and equity interests, confirmation of a plan requires that each such holder either (i) accept the Second Amended Plan or (ii) receive or retain under the Second Amended Plan property of a value, as of the effective date of the Second Amended Plan, that is not less than the value such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the “best interests test.”

This test requires a bankruptcy court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the Second Amended Plan.

The Debtors believe that under the Second Amended Plan all holders of impaired Claims and Interests will receive property with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors’ belief is based primarily on (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired Claims and Interests and (ii) the liquidation analysis analyzing the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests (the “Liquidation Analysis”).

The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. The Liquidation Analysis, which is attached hereto as Exhibit D, is solely for the purpose of disclosing to holders of Claims and Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein. There can be no assurance as to values that would actually be realized in a chapter 7 liquidation nor can there be any assurance that a bankruptcy court will accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

(c)           Feasibility

Also as noted above, section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Second Amended Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Second Amended Plan and intends to prepare the projections upon conclusion of the Marketing Process. Moreover, Article IX hereof sets forth certain risk factors that could impact the feasibility of the Second Amended Plan.

(d)           Equitable Distribution of Voting Power

On or before the Effective Date, pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the organizational documents for the Debtors will be amended as necessary to satisfy the provisions of the Bankruptcy Code and will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, (i) a provision prohibiting the issuance of non-voting equity securities and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power.

2. The Estate Releases, Consensual Releases, and Exculpation Provisions

(a)           Estate Releases

Section 10.6(a) of the Second Amended Plan provides a release of certain claims and Causes of Action of the Debtors, the Reorganized Debtors, and the Estates against the Released Parties in exchange for good and valuable consideration and valuable compromises made by the Released Parties. The Debtors’ Releases do not release any claims or Causes of Action arising after the Effective Date against any party or affect the rights of the Debtors or Reorganized Debtors to enforce the terms of the Second Amended Plan or any right or obligation arising under the Definitive Documents that remain in effect after the Effective Date.

The Second Amended Plan will be deemed to constitute a motion pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, seeking approval of the Global Settlement, including the Estate Releases in connection therewith, and the entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of such motion and each of the compromises and settlements that comprise the Global Settlement. The Estate Releases are fair and reasonable and in the best interests of the Debtors and their creditors and fair consideration is being received in exchange for such releases.

The Debtors believe that the Estate Releases constitute a sound exercise of the Debtors’ business judgment and are an essential component of the Second Amended Plan. It is well-settled that debtors are authorized to settle or release their claims in a chapter 11 plan. See 11 U.S.C. § 1123(b)(3)(A) (permitting a plan to provide for the “settlement or adjustment of any claim or interest belonging to the debtor or to the estate”); see also In re Adelphia Commc’ns Corp., 368 B.R. 140, 263 n.289 (Bankr. S.D.N.Y. 2007) (debtor has “considerable leeway” in releasing its own claims); In re Spiegel, Inc., Case No. 03-11540 (BRL), 2005 WL 1278094, at *11 (Bankr. S.D.N.Y. May 25, 2005) (approving debtor releases pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a)); In re Bally Total Fitness of Greater New York, Inc., Case No. 07-12395 (BRL), 2007 WL 2779438, at *12 (Bankr. S.D.N.Y. Sept. 17, 2007) (“To the extent that a release or other provision in the Second Amended Plan constitutes a compromise of a controversy, this Confirmation Order shall constitute an order under Bankruptcy Rule 9019 approving such compromise.”). Debtor releases are granted by courts in the Second Circuit where the Debtors establish that such releases are a valid exercise of the Debtors’ business judgment and in the best interests of the estate. See JP Morgan Chase Bank, N.A. v. Charter Commc’ns Operating, LLC (In re Charter Commc’ns), 419 B.R. 221, 257-61 (Bankr. S.D.N.Y. 2009) (“When reviewing releases in a debtor’s plan, courts consider whether such releases are in the best interest of the estate.”); In re DBSD N. Am., Inc., 419 B.R. 179, 217 (Bankr. S.D.N.Y. 2009), aff’d, Case No. 09 CIV. 10156 (LAK), 2010 WL 1223109 (S.D.N.Y. Mar. 24 2010), aff’d in part, rev’d in part, 627 F.3d 496 (2d Cir. 2010) (finding debtor releases appropriate where they represented a valid exercise of the debtors’ business judgment and were in the best interests of the estate).

The Estate Releases satisfy the business judgment standard because, in exchange for the Estate Releases, the Debtors received valuable consideration from the Released Parties in the form of (i) financing of the Prepetition Super Senior Credit Agreement, (ii) financing of the DIP Facility, (iii) granting the Debtors’ use of cash collateral to support their restructuring in addition to numerous other tangible and intangible benefits key to effectuating the Debtors’ consensual restructuring.

(b)           Consensual Releases

The Consensual Releases in Section 10.6(b) of the Second Amended Plan provide for the release of claims and Causes of Action by those parties voting in favor of the Second Amended Plan against the Released Parties in exchange for good and valuable consideration and the valuable compromises made by the Released Parties.

The Second Amended Plan provides that all holders of Claims who are entitled to vote on the Second Amended Plan who vote to accept the Second Amended Plan will be granting a release of any claims or rights they have or may have as against the Released Parties. The Consensual Releases include any and all claims that such holders may have against the Released Parties which in any way relate to the restructuring.

In the Second Circuit, third-party releases are permissible where “unusual circumstances” render the release terms integral to the success of the Second Amended Plan. In re Metromedia Fiber Network, Inc., 416 F.3d 136, 141 (2d Cir. 2005). “Unusual circumstances” include instances in which: (a) the estate received a substantial contribution; (b) the enjoined claims were “channeled” to a settlement fund rather than extinguished; (c) the enjoined claims would indirectly impact the debtors’ reorganization by way of indemnity or contribution; (d) the Second Amended Plan otherwise provided for the full payment of the enjoined claims; and (e) the affected creditors consent. Id. (emphasis added).

Pursuant to Section 10.6(b), only consenting creditors will be subject to the Second Amended Plan’s release and exculpation provisions.

(c)           Exculpations

Section 10.7 of the Second Amended Plan provides for the exculpation of each Exculpated Party for acts and omissions taken in connection with the Chapter 11 Cases after the Commencement Date. The Debtors believe that the exculpation provision in Section 10.7 of the Second Amended Plan is an integral part of the Second Amended Plan and otherwise satisfies the governing standards in the Second Circuit. This provision provides customary protections to those parties in interest (whether estate fiduciaries or otherwise) whose efforts were instrumental in achieving the confirmation of the Second Amended Plan and the conclusion of these Chapter 11 Cases. In light of the record of these Chapter 11 Cases, the protections afforded by the exculpation provisions are reasonable and appropriate.

At confirmation, the Debtors will demonstrate that in the Second Circuit, exculpation provisions that include non-estate fiduciaries are frequently approved, including exculpatory provisions far broader than those provided for in the Second Amended Plan. See, e.g., In re Cenveo, Inc., Case No. 17-22178 (RDD) (Bankr. S.D.N.Y. Aug. 21, 2018) (ECF No. 685) (confirming plan containing exculpation for non-estate fiduciaries); In re Cengage Learning, Inc., Case No. 13-44106 (ESS) (Bankr. E.D.N.Y. Mar. 14, 2014) (ECF No. 1225) (same); In re Eastman Kodak Co., Case No. 12-10202 (ALG) (Bankr. S.D.N.Y. Aug. 23, 2013) (ECF No. 4996) (same).

3. Additional Requirements for Non-Consensual Confirmation

In the event that any impaired Class of Claims or Interests does not accept or is deemed to reject the Second Amended Plan, the Bankruptcy Court may still confirm the Second Amended Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Second Amended Plan, the Second Amended Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Classes of Claims or Interests, pursuant to section 1129(b) of the Bankruptcy Code. Both of these requirements are in addition to other requirements established by case law interpreting the statutory requirements.

Pursuant to the Second Amended Plan, holders of Claims and Interests in Class 4 (Second Lien Claims), Class 5 (General Unsecured Claims), Class 8 (Parent Equity Interests), and Class 9 (Subordinated Securities Claims) will not receive a distribution and are thereby deemed to reject the Second Amended Plan. However, the Debtors submit that they satisfy the “unfair discrimination” and “fair and equitable” tests, as discussed in further detail below.

(a)           Unfair Discrimination Test

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or interests receives more than it legally is entitled to receive for its Claims or Interests. This test does not require that the treatment be the same or equivalent, but that such treatment is “fair.”

The Debtors believe the Second Amended Plan satisfies the “unfair discrimination” test. Claims of equal priority are receiving comparable treatment and such treatment is fair under the circumstances.

(b)           Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to dissenting classes, the test sets different standards depending on the type of claims in such class. The Debtors believe that the Second Amended Plan satisfies the “fair and equitable” test as further explained below.

(i)           Other Secured Creditors

The Bankruptcy Code provides that each holder of an impaired secured claim either (i) retains its liens on the property to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date, of at least the allowed amount of such claim, (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale or (iii) receives the “indubitable equivalent” of its allowed secured claim.

(ii)           Unsecured Creditors

The Bankruptcy Code provides that either (i) each holder of an impaired unsecured claim receives or retains under the Second Amended Plan of reorganization, property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the Second Amended Plan of reorganization. The Second Amended Plan provides that the holders of General Unsecured Claims in Class 5 will receive the treatment summarized above in Article V of this Disclosure Statement.

(iii)           Parent Equity Interests

The Bankruptcy Code requires that either (a) each holder of an equity interest receive or retain under the Second Amended Plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such stock and (ii) the value of the stock; or (b) the holders of equity interests that are junior to any dissenting class of equity interests not receive any property under the Second Amended Plan. Pursuant to the Second Amended Plan, all Parent Equity Interests will be cancelled and the holders of Parent Equity Interests will neither receive nor retain any property on account of such interests.

XII.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF SECOND AMENDED PLAN

The Debtors have evaluated several alternatives to the Second Amended Plan. After studying these alternatives, the Debtors have concluded that the Second Amended Plan is the best alternative and will maximize recoveries to parties in interest, assuming confirmation and consummation of the Second Amended Plan. If the Second Amended Plan is not confirmed and consummated, the alternatives to the Second Amended Plan are (i) the preparation and presentation of an alternative plan of reorganization, (ii) a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) a liquidation under chapter 7 of the Bankruptcy Code.

A. Alternative Plan of Reorganization

If the Second Amended Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either: (i) a reorganization and continuation of the Debtors’ business or (ii) an orderly liquidation of the Debtors’ assets. The Debtors, however, submit that the Second Amended Plan, enables their creditors to realize the most value under the circumstances.

B. Sale Under Section 363 of Bankruptcy Code

If the Second Amended Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and a hearing, authorization to sell their assets through a stand-alone alternative transaction under section 363 of the Bankruptcy Code. Upon analysis and consideration of this alternative, the Debtors do not believe that a stand-alone alternative sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for holders of Claims and Interests than the Second Amended Plan.

C. Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law

If no plan can be confirmed, the Chapter 11 Cases may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to the Debtors’ creditors in accordance with the priorities established by the Bankruptcy Code.

The Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Second Amended Plan because of the delay resulting from the conversion of the cases and the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Chapter 11 Cases.

XIII.
CONCLUSION AND RECOMMENDATION

The Debtors believe the Second Amended Plan is in the best interests of all stakeholders and urge the holders of Claims in Classes 3, 4, and 5 to vote in favor thereof.

Dated:
October 7, 2019

DEBTORS

FUSION CONNECT, INC.
FUSION BCHI ACQUISITION LLC
FUSION NBS ACQUISITION CORP.
FUSION LLC
FUSION MPHC HOLDING CORPORATION
FUSION MPHC GROUP, INC.
FUSION CLOUD COMPANY LLC
FUSION CLOUD SERVICES, LLC
FUSION CB HOLDINGS, INC.
FUSION COMMUNICATIONS, LLC
FUSION TELECOM, LLC
FUSION TEXAS HOLDINGS, INC.
FUSION TELECOM OF KANSAS, LLC
FUSION TELECOM OF OKLAHOMA, LLC
FUSION TELECOM OF MISSOURI, LLC
BIRCAN HOLDINGS, LLC
FUSION MANAGEMENT SERVICES LLC
FUSION PM HOLDINGS, INC.

By: /s/ James P. Prenetta,
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

FUSION TELECOM OF TEXAS LTD., L.L.P.

BY: FUSION TEXAS HOLDINGS, INC., AS LIMITED PARTNER

By: /s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

Signature Page to Disclosure Statement

Exhibit A

 Second Amended Joint Chapter 11 Plan

Exhibit B

Restructuring Support Agreement

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”), dated as of June 3, 2019, is entered into by and among:

(i)
Fusion Connect, Inc. (“Fusion”) and its direct and indirect U.S. subsidiaries (each, a “Company Party” and collectively, including Fusion, the “Company Parties”); and

(ii)
each undersigned First Lien Lender (as defined herein, and, together with their respective successors and permitted assigns and any subsequent First Lien Lender that becomes a party hereto in accordance with the terms hereof, the “Consenting First Lien Lenders”).

Each Company Party, each Consenting First Lien Lender, and any subsequent Person that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have agreed to the Restructuring Transactions (as defined herein) consistent with the terms and subject to the conditions set forth herein, including in the Term Sheet (as defined herein), which are the product of arms’-length, good faith discussions between the Parties and their respective professionals;

WHEREAS, as of the date hereof, the Consenting First Lien Lenders in the aggregate hold, or act as the nominee, investment adviser, sub-adviser, or investment manager to entities that (x) hold, as of the date hereof, in excess of 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans (as defined herein) and (y) constitute the Requisite Lenders (as defined in the Credit Agreement);

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement and in the Term Sheet.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the restructuring term sheet attached hereto as Exhibit A (together with all schedules, exhibits, and annexes attached thereto, and as may be modified in accordance with Section 9 hereof, the “Term Sheet”).

As used in this Agreement, the following terms have the following meanings:

(a)           “Administrative Agent” means Wilmington Trust, National Association, in its capacity as administrative agent under the Credit Agreement, and its successors and assigns.

(b)           “Alternative Transaction” means any plan, dissolution, winding up, liquidation, sale or disposition, reorganization, merger or restructuring of the Company Parties or their assets other than the Restructuring Transactions, as set forth in the Term Sheet.

(c)           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.

(d)           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

(e)           “Bidding Procedures” means the procedures governing the auction and Sale Process in the form attached to the Term Sheet as Schedule 3.

(f)           “Bidding Procedures Motion” means a motion filed by the Debtors with the Bankruptcy Court for entry of the Bidding Procedures Order.

(g)           “Bidding Procedures Order” means an order (i) approving the Bidding Procedures, (ii) setting dates for the submission of bids and the auction (if any) in accordance with the Bidding Procedures, and (iii) granting related relief.

(h)           “Claim” has the meaning set forth in the Bankruptcy Code.

(i)           “Commencement Date” means the date that the Debtors commence the Chapter 11 Cases.

(j)           “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan.

(k)          “Credit Agreement” means that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), by and among Fusion, as the borrower, certain subsidiaries of Fusion, as guarantors, the Administrative Agent, and the lenders party thereto.

(l)           “Definitive Documents” means the documents (including any related orders, agreements, instruments, schedules or exhibits) that are contemplated by the Term Sheet and that are otherwise necessary or desirable to implement, or otherwise relate to the Restructuring Transactions, including, without limitation: (i) the Plan; (ii) the Bidding Procedures; (iii) the Bidding Procedures Motion; (iv) the Bidding Procedures Order; (v) the Disclosure Statement; (vi) the Disclosure Statement Motion; (vii) the Disclosure Statement Order; (viii) the Plan Solicitation Materials; (ix) the Confirmation Order; (x) the motion seeking approval by the Bankruptcy Court of the DIP Facility and the DIP Orders (including any declarations or affidavits submitted in support thereof) (the “DIP Motion”); (xi) the interim and final orders of the Bankruptcy Court approving the DIP Motion (the “Interim DIP Order” and the “Final DIP Order,” respectively), (xii) those motions and proposed orders that the Company Parties file on or after the Commencement Date and seek to have heard on an expedited basis at the “First Day Hearing”, including for the avoidance of doubt, the first day declaration (the “First Day Pleadings”); (xiii) those motions and proposed court orders that the Company Parties file and seek to have heard at the “Second Day Hearing”, including final orders in respect of those First Day Pleadings where only interim relief is provided at the “First Day Hearing” (the “Second Day Pleadings”); (xiv) all documents or agreements relating to the Sale Transaction,; (xv) the New Exit Credit Agreement and material documents related thereto; (xvi) the New First Lien Term Loan Credit Agreement and material documents related thereto; (xvii) the Plan Supplement; (xviii) the organizational documents and all other governing documents and agreements of the reorganized Company Parties, as applicable, including any stockholders’ agreement and/or a registration rights agreement, in each case, with respect to the equity interests in Reorganized FCI; and (xix) any other material (with materiality determined in the reasonable discretion of the Requisite First Lien Lenders’ advisors, in consultation with the Debtors’ advisors) agreements, motions, pleadings, briefs, applications, orders, and other filings with the Bankruptcy Court related to the Restructuring Transactions. Each of the Definitive Documents shall contain terms and conditions consistent with this Agreement and the Term Sheet, and shall otherwise be reasonably acceptable to the Required Parties, including with respect to any modifications, amendments, or supplements to such Definitive Documents at any time during the RSA Support Period;provided, that the terms of the Plan, the Plan Supplement, the Plan Solicitation Materials, the Disclosure Statement, the Disclosure Statement Motion, the Disclosure Statement Order, the Confirmation Order, the Bidding Procedures, the Bidding Procedures Order, the DIP Credit Agreement, the DIP Motion, and the DIP Orders shall be acceptable to the Requisite First Lien Lenders.

(m)           “DIP Backstop Commitment” has the meaning set forth in Section 4(e) of this Agreement.

(n)           “DIP Backstop Party” has the meaning set forth in Section 4(e) of this Agreement.

(o)           “DIP Commitment” has the meaning set forth in Section 4(e) of this Agreement.

(p)           “DIP Commitment Party” has the meaning set forth in Section 4(e) of this Agreement.

(q)           “DIP Credit Agreement” means the credit agreement evidencing the DIP Facility.

(r)           “DIP Facility” means the debtor-in-possession term loan facility to be provided to the Company Parties consistent with the terms set forth in the DIP Term Sheet and in accordance with the terms, and subject in all respects to the conditions, as set forth in the DIP Credit Agreement and pursuant to the terms and conditions of the DIP Orders.

(s)           “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

(t)           “DIP Term Sheet” means the term sheet setting forth the material terms of the DIP Facility attached to the Term Sheet as Schedule 1.

(u)           “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto.

(v)           “Disclosure Statement Motion” means the motion seeking approval of the Disclosure Statement.

(w)           “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement, the Plan Solicitation Materials, and the solicitation of the Plan.

(x)            “FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission.

(y)           “FCC Applications” means collectively, each application, petition, or other request filed with the FCC in connection with the Restructuring Transactions.

(z)           “FCC Approval” means the FCC’s grant of the FCC Applications, which grant shall have become a FCC Final Order, subject to the right of the Requisite First Lien Lenders to waive the requirement that such grant shall have become a FCC Final Order.

(aa)         “FCC Final Order” means an FCC action or decision as soon as (i) the time has passed within which any related petition for reconsideration or application for review (including any related requests for stay) must be filed and no such petition or application has been filed, (ii) if any related initial petition for reconsideration or application for review has been filed (including any related requests for stay), the FCC (including through delegated authority) has made a disposition of such filing(s) that does not overturn or nullify the original action or decision, and (iii) the deadline for filing any appeal that may be designated by statute or rule has passed, and no appeal is pending or in effect.

(bb)           “FCC Pro Forma Applications” means, collectively, each application, petition or other request required to be filed with the FCC as a result of the Company Parties’ commencement of the Chapter 11 Cases.

(cc)           “First Lien Lender” means any Lender under the Credit Agreement, each in its capacity as such.

(dd)           “First Lien Loan” means any outstanding loan issued and other credit extended under the Credit Agreement.

(ee)           “Forbearance Agreement” means that certain forbearance agreement, dated as of April 15, 2019 (as amended, modified, or otherwise supplemented from time to time) among Fusion, as borrower, the other Company Parties as guarantors, and the Forbearing Lenders (as defined in the Forbearance Agreement).

(ff)           “Governmental Authority” means any federal, state, local or other governmental regulatory authority having jurisdiction over the Company Parties, including, without limitation, state public service and public utility commissions.

(gg)           “Governmental Approval” means the approval of any Governmental Authority having jurisdiction over the Company Parties required in connection with the Restructuring Transactions.

(hh)          “Individual Support Period” means, as to a Consenting First Lien Lender, the period commencing on the later of (x) Support Effective Date and (y) the date upon which such Consenting First Lien Lender became a Party to this Agreement, and ending on the earlier of (i) the date on which this Agreement is terminated in accordance with Section 5, (ii) the date on which this Agreement is terminated with respect to such Consenting First Lien Lender in accordance with Section 5, (iii) the date on which such Consenting First Lien Lender becomes a Non-Consenting First Lien Lender (as defined herein) in accordance with Section 9, and (iv) the Plan Effective Date.

(ii)            “New First Lien Term Loan Term Sheet” means the term sheet setting forth the material terms of the New First Lien Term Loan attached to the Term Sheet as Schedule 2.

(jj)           “Outside Commencement Date” means June 3, 2019.

(kk)         “Person” means any “person” as defined in section 101(41) of the Bankruptcy Code, including, without limitation, any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

(ll)              “Plan” means a chapter 11 plan of reorganization implementing the Restructuring Transactions.

(mm)         “Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be.

(nn)           “Plan Solicitation Materials” means the ballots and other related materials to be distributed in connection with the solicitation of acceptances of the Plan.

(oo)           “Plan Supplement” means the supplement to the Plan comprised of documents, forms of documents, schedules, and/or exhibits to be filed by the Company Parties with the Bankruptcy Court.

(pp)           “Required Parties” means each of (i) Fusion and (ii) the Requisite First Lien Lenders.

(qq)           “Requisite DIP Commitment Parties” means, as of the date of determination, DIP Commitment Parties holding at least a majority in aggregate principal amount of the DIP Commitments held by the DIP Commitment Parties as of such date.

(rr)           “Requisite First Lien Lenders” means, as of the date of determination, Consenting First Lien Lenders holding at least a majority in aggregate principal amount outstanding of the First Lien Loans held by the Consenting First Lien Lenders as of such date.

(ss)           “Restructuring Transactions” means all acts, events, and transactions contemplated by, required for, and taken to implement the Restructuring pursuant to the Definitive Documents, and this Agreement, each in the singular and collectively, as applicable.

(tt)           “RSA Support Period” means the period commencing on the Support Effective Date and ending on the earlier of (i) the date on which this Agreement is terminated in accordance with Section 5 and (ii) the Plan Effective Date.

(uu)         “SEC” means the Securities and Exchange Commission.

(vv)         “Securities Act” means the Securities Act of 1933, as amended.

(ww)      “Support Effective Date” means the date on which the counterpart signature pages to this Agreement have been executed and delivered by the Company Parties and Consenting First Lien Lenders (i) holding at least 66 2/3% in aggregate principal amount outstanding of the First Lien Loans and (ii) representing the Requisite First Lien Lenders.

2. Term Sheet.

The Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Term Sheet, including the schedules, annexes and exhibits thereto, sets forth certain material terms and conditions of the Restructuring Transactions. Notwithstanding anything else in this Agreement to the contrary, in the event of any inconsistency between this Agreement and the Term Sheet (including the attachments thereto, as applicable), the Term Sheet (including the attachments thereto, as applicable) shall control.

3. Agreements of the Consenting First Lien Lenders.

(a)           Agreement to Support. During the Individual Support Period with respect to such Consenting First Lien Lender, subject to the terms and conditions hereof, each of the Consenting First Lien Lenders agrees, severally and not jointly, that it shall:

(i)             use its commercially reasonable efforts to support the Restructuring and the Restructuring Transactions, to act in good faith and to take any and all reasonable actions necessary to consummate the Restructuring and the Restructuring Transactions, in a manner consistent with this Agreement;

(ii)           not direct the Administrative Agent to take any action inconsistent with the Consenting First Lien Lenders’ obligations under this Agreement, and, if the Administrative Agent takes any action inconsistent with the Consenting First Lien Lenders’ obligations under this Agreement, the Consenting First Lien Lenders shall direct and use their commercially reasonable efforts to cause the Administrative Agent to cease, withdraw, and refrain from taking any such action;

(iii)          timely vote (pursuant to the Plan) or cause to be voted all of its Claims (including on account of any claims other than those relating to the Credit Agreement, owned or controlled by such Consenting First Lien Lender) to accept the Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis following commencement of the solicitation of acceptances of the Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code;

(iv)           negotiate in good faith with the Company Parties the forms of the Definitive Documents and, subject to the consent thresholds specified herein, execute the Definitive Documents (to the extent such Consenting First Lien Lender is a party thereto);

(v)           not change or withdraw its votes to accept the Plan (or cause or direct such vote to be changed or withdrawn);provided, however, that such vote shall, without any further action by the applicable Consenting First Lien Lender, be deemed automatically revoked (and, upon such revocation, deemed void ab initio) by the applicable Consenting First Lien Lender at any time following the expiration of the Individual Support Period with respect to such Consenting First Lien Lender;

(vi)           other than in respect of any such rights preserved under Section 3(d) below, not directly or indirectly, through any Person, take any action, including initiating (or encouraging any other Person to initiate) any legal proceeding, that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the consummation of the Restructuring or Restructuring Transactions, including the approval of the DIP Motion, the entry of the DIP Orders, the approval of the Bidding Procedures Motion, the entry of the Bidding Procedures Order, the approval of the Disclosure Statement, or the solicitation of votes on, and confirmation of, the Plan;

(vii)           to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(viii)          use its commercially reasonable efforts to obtain any and all required regulatory and third-party approvals for such Consenting First Lien Lender to consummate the Restructuring Transactions and to support the Company Parties in connection with the same;

(ix)           support and take all reasonable actions necessary or reasonably requested by the Company Parties to confirm such Consenting First Lien Lender’s support for the Bankruptcy Court’s approval of the Plan and Disclosure Statement, the solicitation of votes on the Plan by the Company Parties, and the confirmation and consummation of the Plan and the Restructuring Transactions; and

(x)            prior to the Commencement Date, (A) agree not, and not request or direct the Administrative Agent to, (x) accelerate all of the First Lien Loans and the Obligations (as defined in the Credit Agreement) related thereto or (y) exercise any other rights or remedies available to the Administrative Agent or to such Consenting First Lien Lender pursuant to Section 8.1 of the Credit Agreement or Section 5.01 of the Pledge and Security Agreement (as defined in the Credit Agreement) forbear and (B) direct the Administrative Agent to abstain from taking any of the actions described in clause (A) above.

(b)           Transfers.

(i)           Each Consenting First Lien Lender agrees that, for the duration of the Individual Support Period, with respect to such Consenting First Lien Lender, it shall not sell, transfer, loan, issue, participate, pledge, hypothecate, assign or otherwise dispose of (other than ordinary course pledges or swaps) (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Claims, including any beneficial ownership in any such Claims,1 or any option thereon or any right or interest therein, unless the transferee thereof either (A) is a Consenting First Lien Lender (with respect to a Transfer by a Consenting First Lien Lender) or (B) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting First Lien Lender and to be bound by all of the terms of this Agreement applicable to Consenting First Lien Lenders (including with respect to any and all Claims it already may hold against or in the Company Parties prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit B (a “Joinder Agreement”), which shall include making the representations and warranties of the Consenting First Lien Lenders set forth in Section 7 of this Agreement to each other Party to this Agreement, and delivering an executed copy thereof within two (2) business days of such execution, to (1) Weil, Gotshal and Manges LLP (“Weil”), as counsel to the Company Parties and (2) Davis Polk & Wardwell LLP (“Davis Polk”), as counsel to the Ad Hoc First Lien Lender Group, in which event (x) the transferee shall be deemed to be a Consenting First Lien Lender hereunder to the extent of such Transferred Claims and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of and solely with respect to such transferred Claims (but not with respect to any other Claims or equity interests acquired or held by such transferor) (such Transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”). Each Consenting First Lien Lender agrees that any Transfer of any Claim that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company Parties and each other Consenting First Lien Lender shall have the right to enforce the voiding of such Transfer.

(ii)           Notwithstanding anything to the contrary herein, (A) a Qualified Marketmaker2 that acquires any Claims subject to this Agreement held by a Consenting First Lien Lender with the purpose and intent of acting as a Qualified Marketmaker for such Claims, shall not be required to become a party to this Agreement as a Consenting First Lien Lender, ifsuch Qualified Marketmaker Transfers such Claims (by purchase, sale, assignment, or other similar means) within the earlier of ten (10) business days of its acquisition and the plan voting deadline to a Permitted Transferee and the Transfer otherwise is a Permitted Transfer;provided, that a Qualified Marketmaker’s failure to comply with this Section 3(b) shall result in the Transfer of such Claims to such Qualified Marketmaker being deemed void ab initio, and (B) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Claims that it acquires from a holder of Claims that is not a Consenting First Lien Lender to a transferee that is not a Consenting First Lien Lender at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Joinder Agreement.

(iii)           This Section 3(b) shall not impose any obligation on the Company Parties to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting First Lien Lender to Transfer any Claims. Notwithstanding anything to the contrary herein, to the extent the Company Parties and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information, the terms of such confidentiality agreement shall continue to apply and remain in full force and effect according to its terms.

(c)           Additional Claims. This Agreement shall in no way be construed to preclude a Consenting First Lien Lenders from acquiring additional Claims;provided that, to the extent any Consenting First Lien Lender (i) acquires additional Claims, (ii) holds or acquires any other claims against the Company Parties entitled to vote on the Plan or (iii) holds or acquires any equity interests in the Company Parties entitled to vote on the Plan, then, in each case, each such Consenting First Lien Lender shall promptly notify Weil and Davis Polk, and each such Consenting First Lien Lender agrees that all such Claims and/or equity interests shall be subject to this Agreement, and agrees that, for the duration of the Individual Support Period with respect to such Consenting First Lien Lender and subject to the terms of this Agreement, it shall vote in favor of the Plan (or cause to be voted) any such additional Claims and/or equity interests entitled to vote on the Plan (to the extent still held by it on or on its behalf at the time of such vote), in a manner consistent with Section 3(a) hereof. For the avoidance of doubt, any obligation to vote for the Plan or any other plan of reorganization shall be subject to sections 1125 and 1126 of the Bankruptcy Code.

1
As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, any Claims subject to this Agreement or the right to acquire such Claims.

2
As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against, or equity interests in, the Company (including First Lien Loans), or enter with customers into long and short positions in claims against the Company, in its capacity as a dealer or market maker in such claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, or debt or equity securities).

(d)           Preservation of Rights. Notwithstanding the foregoing, nothing in this Agreement, and neither a vote to accept the Plan by any Consenting First Lien Lender, nor the acceptance of the Plan by any Consenting First Lien Lender, shall: (i) be construed to limit consent and approval rights provided in this Agreement, the Term Sheet, and the Definitive Documents; (ii) be construed to prohibit any Consenting First Lien Lender from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; (iii) limit the rights of any Consenting First Lien Lender under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, or be construed to prohibit any Consenting First Lien Lender from appearing as a party-in-interest in any matter to be adjudicated in or arising in connection with the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or such Consenting First Lien Lenders’ obligations hereunder; (iv) limit the ability of any Consenting First Lien Lender to purchase, sell, or enter into any transaction in connection with its Claims, in compliance with the terms hereof and applicable law; (v) constitute a waiver or amendment of any provision of the Credit Agreement, the Collateral Documents (as defined in the Credit Agreement) or any related documents or any other documents or agreements that give rise to a Consenting First Lien Lender’s Claims; (vi) bar any Consenting First Lien Lender or the Administrative Agent on behalf of the Consenting First Lien Lenders from filing a proof of claim with the Bankruptcy Court, or taking action to establish the amount of such claim; or (vii) limit the ability of any Consenting First Lien Lender to assert any rights, claims, or defenses under the Credit Agreement, the Collateral Documents (as defined in the Credit Agreement), and any related documents or any other documents or agreements that give rise to a Consenting First Lien Lender’s Claims, to the extent the assertion of such rights, claims, or defenses are not inconsistent with this Agreement or such Consenting First Lien Lenders’ obligations hereunder.

(e)           Subject to Section 5 of this Agreement, each Consenting First Lien Lender party hereto as of the date of this Agreement that is set forth on Schedule 1 hereto (such Consenting First Lien Lender, a “DIP Backstop Party”) commits, severally and not jointly, to provide its share of the DIP Facility as set forth on Schedule 1 hereto on the terms and conditions substantially as set forth in the DIP Term Sheet and otherwise subject to relevant Definitive Documents (such commitment, the “DIP Backstop Commitment”), provided, that any Consenting First Lien Lender that executes a Joinder to this Agreement by June 10, 2019 (the “DIP Election Date”) may, by making the appropriate election on such Joinder, commit, severally and not jointly, to provide a share of the DIP Facility in an amount not greater than the pro rata percentage of First Lien Loans held by such Consenting First Lien Lender as of June 3, 2019 (such date, the “DIP Commitment Record Date” and such commitment, a “DIP Commitment”), and otherwise on the terms and conditions agreed to by the DIP Backstop Parties in the DIP Term Sheet and the DIP Credit Agreement, as applicable (any Consenting First Lien Lender that elects to make such commitment, together with any DIP Backstop Party, a “DIP Commitment Party”). Not less than one (1) calendar day after the DIP Election Date, each DIP Backstop Party’s DIP Backstop Commitment shall be automatically reduced, pro rata, by the amount of such additional commitments of the Consenting First Lien Lenders, to reflect the share of the DIP Facility to be provided by all DIP Commitment Parties and this Agreement and Schedule 1 hereto shall automatically be deemed amended to reflect such reduction;provided, further, that upon a termination of this Agreement in accordance with the provisions hereof prior to the funding of the DIP Facility, all DIP Backstop Commitments and DIP Commitments shall terminate. The amount of a DIP Commitment Party Party’s share of the DIP Facility shall be reduced, on a dollar-for-dollar basis, by the amount of Super Senior Loans held by such DIP Commitment Party on the DIP Commitment Record Date.

4. Agreements of the Company Parties.

(a)           Covenants. Each Company Party agrees that, for the duration of the RSA Support Period, such Company Party shall:

(i)           (A) support and use commercially reasonable efforts to consummate and complete the Restructuring Transactions, and all transactions contemplated under this Agreement (including, without limitation, those described in the Term Sheet, and, once filed, the Plan) including, without limitation, (1) take any and all reasonably necessary actions in furtherance of the Restructuring Transactions, and the transactions contemplated under this Agreement, including, without limitation, as set forth in the Term Sheet (including with respect to an exit facility), and, once filed, the Plan, (2) commence the Chapter 11 Cases on or before the Outside Commencement Date and complete and file, within the timeframes contemplated herein, the Plan, the Disclosure Statement, and the other Definitive Documents, (3) use commercially reasonable efforts to obtain orders of the Bankruptcy Court approving the DIP Credit Agreement, the Bidding Procedures Motion, and the Disclosure Statement and confirming the Plan within the timeframes contemplated by this Agreement; and (4) prosecute and defend any objections or appeals relating to the DIP Orders, the Disclosure Statement Order, the Confirmation Order, and/or the Restructuring Transactions; and (B) not take any action that is inconsistent with, or to alter, delay, impede, or interfere with, approval of the DIP Orders, the Bidding Procedures Order, or the Disclosure Statement, confirmation of the Plan, or consummation of the Plan and the Restructuring Transactions, in the case of each of clauses (A) and (B) to the extent consistent with, upon the advice of counsel, the fiduciary duties of the boards of directors of the Company;

(ii)           if the Company Parties receive an unsolicited bona fide proposal or expression of interest in undertaking an Alternative Transaction that the boards of directors, members, or managers (as applicable) of the Company Parties, determine in their good-faith judgment provides a higher or better economic recovery to the Company Parties’ stakeholders than that set forth in this Agreement and such Alternative Transaction is from a proponent that the boards of directors, members, or managers (as applicable) of the Company Parties have reasonably determined is capable of timely consummating such Alternative Transaction, the Company Parties will, within 24 hours of the receipt of such proposal or expression of interest, notify Davis Polk and Greenhill (as defined herein) of the receipt thereof, with such notice to include the material terms thereof, including the identity of the Person or group of Persons involved;

(iii)           provide draft copies of all material motions or applications and other documents (including the Plan, the Disclosure Statement, the ballots and other solicitation materials in respect of the Plan, and the Confirmation Order) the Debtors intend to file with the Bankruptcy Court to Davis Polk, if reasonably practical, at least three (3) business days prior to the date when the Company Parties intend to file any such pleading or other document (provided that if delivery of such motions, orders or materials (other than the Plan, the Disclosure Statement, the Confirmation Order or the DIP Orders) at least three (3) business days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;

(iv)           file the First Day Pleadings reasonably determined by the Debtors, in form and substance reasonably acceptable to the Requisite First Lien Lenders, to be necessary, and to seek interim and final (to the extent necessary) orders, in form and substance reasonably acceptable to the Debtors and the Requisite First Lien Lenders, from the Bankruptcy Court approving the relief requested in the First Day Pleadings;

(v)           not seek to amend or modify, or file a pleading seeking authority to amend or modify, the Definitive Documents in a manner that is inconsistent with this Agreement;

(vi)           not file or seek authority to file any pleading inconsistent with the Restructuring Transactions or the terms of this Agreement;provided, that if a Company Party receives written notice from any Consenting First Lender regarding a breach of this Section 4(a)(vi), the Company Parties shall have two (2) business days after the receipt of such written notice to cure such breach;

(vii)           not, nor encourage any other person or entity to, take any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, to interfere with the acceptance, confirmation, or consummation of the Plan or implementation of the Restructuring Transactions;

(viii)         (x) not file or support any motion, application, or adversary proceeding and (y) timely object to any motion, application, or adversary proceeding filed with the Bankruptcy Court or any other court of competent jurisdiction by any Person seeking the entry of an order (i) directing the appointment of a trustee with authority to operate the Company’s business in the Chapter 11 Cases, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases or (iv) for relief that (x) is inconsistent with this Agreement in any material respect or (y) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring Transactions.

(ix)           seek entry of the DIP Orders and, if necessary, timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any person or entity with respect to entry of the DIP Orders or with respect to any adequate protection proposed to be granted or granted to the Consenting First Lien Lenders pursuant to the DIP Orders;

(x)             timely (A) file a motion to extend the period for the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, and (B) file a formal written objection to any motion filed with the Bankruptcy Court by any Person seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization;

(xi)           subject to appropriate confidentiality arrangements, provide to the Consenting First Lien Lenders’ professionals, upon reasonable advance notice to the Company Parties: (A) reasonable access (without any material disruption to the conduct of the Company Parties; business) during normal business hours to the Company Parties’ books, records, and facilities;(B) reasonable access to the respective management and advisors of the Company Parties for the purposes of evaluating the Company Parties’ finances and operations and participating in the planning process with respect to the Restructuring Transactions;(C) prompt access to any information provided to any existing or prospective financing sources (including lenders under any debtor-in-possession and/or exit financing); and (D) prompt and reasonable responses to all reasonable diligence requests;

(xii)           promptly payall prepetition and postpetition reasonable and documented fees and expenses of (A) Davis Polk, (B) Greenhill & Co., LLC (“Greenhill”), (C) Altman Vilandrie & Company and its sub-agents (“Altman Vilandrie”), (D) one firm acting as local counsel for the Ad Hoc First Lien Lender Group, if any, (E) Wiley Rein LLP, and (F) any other advisors retained by the Ad Hoc First Lien Lender Group, in each case of clauses (A)-(F), in accordance with the terms of their respective engagement letters with the Company, if any (collectively, the “Restructuring Expenses”); and unless otherwise agreed by the Company Parties and the applicable firm, the Company Parties shall (i) on the date that is at least one (1) business day prior to the Commencement Date, pay (x) all Restructuring Expenses accrued but unpaid as of such date (to the extent invoiced), whether or not such Restructuring Expenses are then due, outstanding, or otherwise payable in connection with this matter and (y) fund or replenish, as the case may be, any retainers reasonably requested by any of the foregoing professionals, in each case in accordance with the terms of their respective engagement letters with the Company Parties; (ii) after the Commencement Date, pay all accrued but unpaid Restructuring Expenses on a regular and continuing basis and (iii) on the Plan Effective Date, so long as this Agreement has not been terminated as to all Parties, pay all accrued and unpaid Restructuring Expenses incurred up to (and including) the Plan Effective Date by Parties still subject to this Agreement (provided, for the avoidance of doubt, that such Restructuring Expenses have not been satisfied during the Chapter 11 Cases pursuant to the DIP Orders), without any requirement for Bankruptcy Court review or further Bankruptcy Court order;provided that, notwithstanding the foregoing, nothing herein shall affect or limit any obligations of the Company Parties to pay the Restructuring Expenses as provided in the DIP Orders;

(xiii)           to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(xiv)           subject to applicable laws, use commercially reasonable efforts to, consistent with the pursuit and consummation of the Restructuring Transactions, preserve intact in all material respects the current business operations of the Company Parties (other than as consistent with applicable fiduciary duties), keep available the services of its current officers and material employees (in each case, other than as contemplated by the Company Parties’ current business plan provided to the Consenting First Lien Lenders, voluntary resignations, terminations for cause, or terminations consistent with applicable fiduciary duties) and preserve in all material respects its relationships with customers, sales representatives, suppliers, distributors, and others, in each case, having material business dealings with the Company Parties (other than terminations for cause or consistent with applicable fiduciary duties); and

(xv)           provide prompt written notice (in accordance with Section 19 hereof) to the Consenting First Lien Lenders and Davis Polk between the date hereof and the Plan Effective Date of (A) the occurrence, or failure to occur, of any event of which any of the Company Parties has actual knowledge which occurrence or failure would be likely to cause any covenant of the Company Parties contained in this Agreement not to be satisfied in any material respect; (B) receipt of any written notice from any third party alleging that the consent of such party is or may be required in connection with the Restructuring Transactions; (C) receipt of any notice or correspondence (whether written or oral) from any counterparty to a contract or license that is material to the operation of the business of the Company Parties; (D) receipt of any written notice from any governmental body in connection with this Agreement or the Restructuring Transactions;(E) receipt of any written notice of any proceeding commenced, or, to the actual knowledge of the Company Parties, threatened against the Company Parties, relating to or involving or otherwise affecting in any material respect the Restructuring Transactions;and (F) any failure of any Company Party to comply, in any material respect, with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; and

(xvi)          use its commercially reasonable efforts to promptly obtain the FCC Approval, any and all required Governmental Approvals, any and all approvals of any foreign regulatory bodies, and any and all third-party approvals for the Restructuring Transactions embodied in the Definitive Documents, including the Plan, within the timeframes contemplated by this Agreement, as applicable.

(b)           Automatic Stay. Each Company Party acknowledges, agrees, and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the extent legally possible, the applicability of the automatic stay to the giving of such notice);provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

5. Termination of Agreement.

(a)           This Agreement shall terminate upon the receipt of written notice to the other Parties, delivered in accordance with Section 19 hereof, from, as applicable, (x) the Requisite First Lien Lenders at any time after and during the continuance of any Lender Termination Event or (y) Company Parties at any time after and during the continuance of any Company Termination Event, as applicable. Notwithstanding any provision to the contrary in this Section 5, no Party may exercise any of its respective termination rights as set forth herein if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), with such failure to perform or comply causing, or resulting in, the occurrence of a Lender Termination Event (as defined below) or Company Termination Event specified herein. This Agreement shall terminate on the Plan Effective Date without any further required action or notice.

(b)           A “Lender Termination Event” shall mean any of the following:

(i)           the breach by any Company Party of (a) any covenant contained in this Agreement or (b) any other obligations of the Company Parties set forth in this Agreement, and, in each case, such breach remains uncured for a period of five (5) business days after receipt of written notice thereof pursuant to Section 19 hereof (as applicable);

(ii)            any representation or warranty in this Agreement made by a Company Party shall have been untrue in any material respect when made or shall have become untrue in any material respect;

(iii)           the Definitive Documents and any amendments, modifications, or supplements thereto filed by the Company include terms that are inconsistent with the Term Sheet and are not otherwise reasonably acceptable to the Requisite First Lien Lenders, and such event remains unremedied for a period of three (3) business days following the Company Parties’ receipt of notice pursuant to Section 19 hereto (as applicable);

(iv)           a Definitive Document alters the treatment of the First Lien Lenders specified in the Term Sheet without complying with Section 9 hereof and the Requisite First Lien Lenders have not otherwise consented to such Definitive Document;

(v)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order declaring this Agreement to be unenforceable, enjoining the consummation of a material portion of the Restructuring Transactions or rendering illegal this Agreement, the Plan or the Restructuring Transactions, and either (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of a Company Party, or (B) in all other circumstances, such ruling, judgment or order has not been not stayed, reversed or vacated within fifteen (15) calendar days after such issuance;

(vi)           the Support Effective Date shall not have occurred on or before the Commencement Date;

(vii)          the Commencement Date shall not have occurred on or before the Outside Commencement Date;

(viii)         if the Debtors fail to meet any milestone or deadline set forth in the Bidding Procedures;

(ix)           if, as of 11:59 p.m. prevailing Eastern Time on the date that is one (1) calendar day from the Commencement Date, the Debtors have not filed the Bidding Procedures Motion;

(x)            if, as of 11:59 p.m. prevailing Eastern Time on the date that is five (5) calendar days from the Commencement Date, the Interim DIP Order has not been entered by the Bankruptcy Court;

(xi)           if, as of 11:59 p.m. prevailing Eastern Time on the date that is five (5) business days after the Commencement Date, the Company Parties have not completed the filing of the FCC Pro Forma Applications, and any material applications, petitions or other requests to be filed with any other Governmental Authority as a result of the commencement of the Chapter 11 Cases;

(xii)          if, as of 11:59 p.m. prevailing Eastern Time on the date that is fourteen (14) calendar days from the Commencement Date, the Company Parties have not completed the filing of (x) the FCC Applications, (y) any material applications, petitions or other requests to be filed with any other Governmental Authority that are required to obtain the Governmental Approvals and (z) any other material applications, petitions or other requests to be filed with any foreign regulatory agencies in order to obtain their approvals or otherwise that are necessary to effectuate the Restructuring Transactions;

(xiii)          if, as of 11:59 p.m. prevailing Eastern Time on the date that is twenty-one (21) calendar days from the Commencement Date, the Debtors have not filed the Disclosure Statement Motion, the Disclosure Statement, and the Plan;

(xiv)          if, as of 11:59 p.m. prevailing Eastern Time on the date that is twenty-one (21) calendar days following the filing of the Bidding Procedures Motion, the Bidding Procedures Order has not been entered by the Bankruptcy Court;

(xv)           if, as of 11:59 p.m. prevailing Eastern Time on the date that is thirty (30) calendar days from the Commencement Date, the Debtors have not commenced solicitation of non-binding indications of interest (“Exit Financing IOIs”) to provide the New Exit Loans in a manner reasonably satisfactory to Greenhill;

(xvi)          if, as of 11:59 p.m. prevailing Eastern Time on the date that is thirty-five (35) calendar days from the Commencement Date, the Final DIP Order has not been entered by the Bankruptcy Court;

(xvii)         if, as of 11:59 p.m. prevailing Eastern Time on the date that is sixty (60) calendar days from the Commencement Date, the Bankruptcy Court has not entered the Disclosure Statement Order;

(xviii)        if, as of 11:59 p.m. prevailing Eastern Time on the date that is fifty (50) calendar days from the Commencement Date, the deadline set by the Debtors to receive Exit Financing IOIs shall not have passed;

(xix)          if, as of 11:59 p.m. prevailing Eastern Time on the date that is ninety five (95) calendar days from the Commencement Date, the Debtors have not received at least one, irrevocable and binding commitment letter for the New Exit Credit Agreement acceptable to the Requisite First Lien Lenders;

(xx)           if, as of 11:59 p.m. prevailing Eastern Time on the date that is one-hundred and twenty (120) calendar days from the Commencement Date, the Bankruptcy Court has not entered the Confirmation Order;

(xxi)                      if, as of the earlier of 11:59 p.m. prevailing Eastern Time on the date that is twenty (20) calendar days following entry of the Confirmation Order, the Plan Effective Date has not occurred;provided, that this date shall be extended to thirty-five (35) calendar days following entry of the Confirmation Order if all other conditions to the Plan have been satisfied or waived in accordance with the terms thereof other than a condition that the Debtors shall have obtained FCC Approval, any and all other required Governmental Approvals, any and all approvals of any foreign regulatory bodies;

(xxii)                   the Bankruptcy Court enters an order that is not stayed (A) directing the appointment of a trustee with authority to operate the Company’s business in the Chapter 11 Cases, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, (D) denying confirmation of the Plan, the effect of which would render the Plan incapable of consummation on the terms set forth herein or (E) granting relief that is inconsistent with, or denies relief sought that is contemplated by this Agreement or the Plan in any materially adverse respect to the Consenting First Lien Lenders, in each case;

(xxiii)                    the Confirmation Order is reversed or vacated;

(xxiv)                   if either (A) any Company Party (or any person or entity on behalf of any Company Party or its bankruptcy estate with proper standing) files a motion, application or adversary proceeding (or supports or fails to timely object to such a filing) (1) challenging the validity, enforceability, perfection or priority of, or seeking invalidation, avoidance, disallowance, recharacterization or subordination of any of the obligations or Claims under the Credit Agreement or (2) asserting any other cause of action against and/or with respect or relating to all or any portion of the First Lien Loans or the liens securing the First Lien Loans or (B) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief against the interests of the First Lien Lenders with respect to any of the foregoing causes of action or proceedings, including, but not limited to, invalidating, avoiding, disallowing, recharacterizing, subordinating, or limiting the enforceability of any of the obligations or Claims arising under or related to the Credit Agreement;

(xxv)                     any Company Party files or seeks approval of, or supports (or fails to timely object to) another party in filing or seeking approval of an Alternative Transaction;

(xxvi)                    the commencement of an involuntary bankruptcy case against any Company Party under the Bankruptcy Code, if such involuntary case is not dismissed within forty-five (45) calendar days after the filing thereof, or if a court order grants the relief sought in such involuntary case;

(xxvii)                  if any Company Party (A) withdraws the Plan, (B) publicly announces its intention not to support the Restructuring Transactions or the Plan, (C) files a motion with the Bankruptcy Court seeking the approval of an Alternative Transaction or (D) agrees to pursue (including, for the avoidance of doubt, as may be evidenced by a term sheet, letter of intent, or similar document) or publicly announces its intent to pursue an Alternative Transaction;

(xxviii)                  the Bankruptcy Court enters an order modifying or terminating the Company Parties’ exclusive right to file and solicit acceptances of a plan of reorganization (including the Plan);

(xxix)                    a Default or Event of Default (as each us defined in the DIP Credit Agreement) under the DIP Credit Agreement has occurred and is continuing; or

(xxx)                     the occurrence of a Company Termination Event described in Section 5(c)(ii) of this Agreement.

(c)           A “Company Termination Event” shall mean any of the following:

(i)           the breach in any material respect by one or more of the Consenting First Lien Lenders, of any of the undertakings, representations, warranties, or covenants of the Consenting First Lien Lenders set forth herein in any material respect that remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 19 hereof (as applicable); but only if the non-breaching Consenting First Lien Lenders hold less than 66⅔% of the aggregate principal amount of all First Lien Loans;

(ii)           the board of directors, members, or managers (as applicable) of any Company Party reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Agreement or pursuit of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties under applicable law;provided, that the Company Parties shall provide notice of such determination to Davis Polk via email within one (1) business day after the date thereof;or

(iii)           the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order declaring this Agreement unenforceable, enjoining the consummation of a material portion of the Restructuring Transactions or rendering illegal this Agreement, the Plan or the Restructuring Transactions, and such ruling, judgment or order has not been not stayed, reversed or vacated within fifteen (15) calendar days after such issuance.

(d)           Mutual Termination. This Agreement may be terminated by mutual agreement of the Company and the Requisite First Lien Lenders upon the receipt of written notice delivered in accordance with Section 19 hereof.

(e)           Automatic Termination. This Agreement shall terminate automatically, without any further action required by any Party, upon the occurrence of the Plan Effective Date.

(f)           Effect of Termination. Upon the termination of this Agreement in accordance with this Section 5 (other than pursuant to Section 5(e)) if the Restructuring Transactions have not been consummated, and except as provided in Section 13 hereof, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Credit Agreement and any ancillary documents or agreements thereto;provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination;provided, further, however, that in no event shall any such termination affect the obligation of any Company Party to pay within five (5) business days of such termination date all fees and expenses contemplated by Section 4(a)(xii) of this Agreement actually incurred prior to such termination. Upon any such termination of this Agreement as to a Consenting First Lien Lender, each vote or any consents given by such Consenting First Lien Lender prior to such termination shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement, in each case, without further confirmation or other action by such Consenting First Lien Lender. If this Agreement has been terminated as to any Consenting First Lien Lender in accordance with this Section 5 (other than pursuant to Section 5(e) at a time when permission of the Bankruptcy Court shall be required for a Consenting First Lien Lender to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Company Parties shall support and not oppose any attempt by such Consenting First Lien Lender to change or withdraw (or cause to change or withdraw) such vote at such time. Such Consenting First Lien Lender shall have no liability to the Company Parties or to any other Consenting First Lien Lender in respect of any termination of this Agreement in accordance with the terms of this Section 5 and Section 19 hereof.

(g)           If the Restructuring Transactions has not been consummated prior to the date of termination of this Agreement, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

6. Definitive Documents; Good Faith Cooperation; Further Assurances

Subject to the terms and conditions described herein, during the Individual Support Period as to each Consenting First Lien Lender and during the RSA Support Period as to the Company Parties, each Consenting First Lien Lender, severally and not jointly, and each Company Party, severally and jointly, hereby covenant and agree to reasonably cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, implementation, and consummation of the Plan and the Restructuring Transactions, as well as the negotiation, drafting, execution (to the extent such Party is a party thereto), and delivery of the Definitive Documents. Furthermore, subject to the terms and conditions hereof, each Consenting First Lien Lender, severally and not jointly, and each Company Party, severally and jointly, shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing of any required regulatory filings and voting any claims against or securities of the Company Parties in favor of the Restructuring Transactions, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement;provided that no Consenting First Lien Lender shall be required to incur any material cost, expense, or liability in connection therewith.

7. Representations and Warranties.

(a)           Each Consenting First Lien Lender, severally and not jointly and each Company Party, severally and jointly, represent and warrant to the other Parties that the following statements are true, correct and complete as of the date hereof (or, with respect to a Consenting First Lien Lender that becomes a party hereto after the date hereof, as of the date such Consenting First Lien Lender becomes a party hereto):

(i)           such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)           the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party other than any default caused by the commencement of the Chapter 11 Cases or as contemplated by the Restructuring Transactions;

(iii)          the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary or required by the SEC, FCC, and/or state public utility commissions; and

(iv)           this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)           Each Consenting First Lien Lender severally (and not jointly), represents and warrants to the Company Parties that, as of the date hereof (or as of the date such Consenting First Lien Lender becomes a party hereto), such Consenting First Lien Lender (i) is the beneficial owner of, or investment advisor or manager of funds that are beneficial owners of, the aggregate principal amount of First Lien Loans set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Consenting First Lien Lender that becomes a party hereto after the date hereof) and does not beneficially own, or manager or advisor funds that own, any other First Lien Loans and (ii) has, with respect to the beneficial owners of such First Lien Loans, (A) sole investment or voting discretion with respect to such First Lien Loans, (B) full power and authority to vote on and consent to matters concerning such First Lien Loans or to exchange, assign and transfer such First Lien Loans, and (C) full power and authority to bind or act on the behalf of, such beneficial owners.

(c)           Each Consenting First Lien Lender severally and not jointly makes the representations and warranties set forth in this Section 7, in each case, to the other Parties.

8. Disclosure; Publicity.

(a)           Subject to the provisions set forth in Section 8(b), Fusion shall disseminate publication on Form 8-K or a press release disclosing the existence of this Agreement and the terms hereof with such redactions as may be reasonably requested by Davis Polk to maintain the confidentiality of the items identified in Section 8(b). In the event that Fusion fails to make the foregoing disclosures in compliance with the terms specified herein, any such Consenting First Lien Lender may publicly disclose the foregoing, including, without limitation, this Agreement and all of its exhibits and schedules (subject to the redactions called for by Section 8 hereof), and each of the Company Parties hereby waives any claims against the Consenting First Lien Lenders arising as a result of such disclosure by a Consenting First Lien Lender in compliance with this Agreement.

(b)           The Company Parties shall submit drafts to Davis Polk of any press releases, public documents and any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement, or any other matter relating to the First Lien Loans, at least one (1) business day prior to making any such disclosure, and any such press releases, public documents, and other SEC filings shall be reasonably acceptable in all material respects to Davis Polk. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company Parties and any Consenting First Lien Lender, no Party or its advisors shall disclose to any person (including, for the avoidance of doubt, any other Consenting First Lien Lender), other than advisors to the Company Parties, the principal amount of the First Lien Loans held by the Consenting First Lien Lender or the Consenting First Lien Lender’s DIP Backstop Commitment or DIP Commitment, without such Consenting First Lien Lender’s prior written consent;provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall, to the extent permitted by law, afford the relevant Consenting First Lien Lender a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting First Lien Lender) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate outstanding principal amount of the First Lien Loans held by all the Consenting First Lien Lenders collectively.

9. Amendments and Waivers.

This Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except with the written consent of the Company Parties and the Requisite First Lien Lenders;provided, however, that any waiver, modification, amendment or supplement to this Section 9 shall require the written consent of all of the Parties;provided, further, that any modification, amendment or change to the definition of Requisite First Lien Lenders shall require the written consent of each Consenting First Lien Lender;provided, further, that any change, waiver, modification or amendment to this Agreement or the Term Sheet that treats or affects any Consenting First Lien Lender in a manner that is disproportionately and materially adverse, on an economic or non-economic basis, to the manner in which any of the other Consenting First Lien Lenders are treated (after taking into account each of the Consenting First Lien Lender’s respective Claims and the recoveries contemplated by the Term Sheet (as in effect on the date hereof)) shall require the written consent of such Consenting First Lien Lender. In the event that an adversely affected Consenting First Lien Lender does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of each Consenting First Lien Lender (such lender, a “Non-Consenting First Lien Lender”), but such waiver, change, modification or amendment receives the consent of Consenting First Lien Lenders owning at least 66 2/3% of the aggregate outstanding principal amount of the First Lien Loans, this Agreement shall be deemed to have been terminated only as to such Non-Consenting First Lien Lender, but this Agreement shall continue in full force and effect in respect to all other Consenting First Lien Lenders who have so consented, in a way consistent with this Agreement and the Term Sheet as waived, changed, modified, or amended, as applicable. Any waiver, change, modification or amendment to this Agreement and the Term Sheet that adversely affects the right of the DIP Backstop Parties or the DIP Commitment Parties as a class in their capacity as such shall require the consent of the Requisite DIP Commitment Parties, as applicable.

10. Effectiveness.

This Agreement shall become effective and binding upon each Party upon the execution and delivery by such Party of an executed signature page hereto and shall become effective and binding on all Parties on the Support Effective Date;provided that signature pages executed by Consenting First Lien Lenders shall be delivered to (a) the other Consenting First Lien Lenders in a redacted form that removes such Consenting First Lien Lenders’ holdings of the First Lien Loans or any other Claims against or interests in the Company Parties and any schedules to such Consenting First Lien Lenders’ holdings (if applicable) and (b) the Company Parties, Weil, and Davis Polk in an unredacted form (and to be kept confidential by the Company, Weil, and Davis Polk).

11. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

(b)           Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan in the State of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above in the Borough of Manhattan in the State of New York, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 11(b) shall be brought in the Bankruptcy Court to the extent the Bankruptcy Court has jurisdiction over such proceedings.

(c)           EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12. Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

13. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 13, and Sections 4(b), 5(f), 7, 8, 10 (with respect to the redacted information), 11, 12, 13, 14, 15, 16, 17, 18, 19, and 20 (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof;provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

14. Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

15. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives;provided, however, that nothing contained in this Section 15 shall be deemed to permit Transfers of the First Lien Loans or claims arising under the First Lien Loans other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

16. No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties (and their respective successors, permitted assigns, heirs, executors, administrators and representatives) and no other Person shall be a third-party beneficiary hereof.

17. Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Term Sheet) constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company Parties and each Consenting First Lien Lender shall continue in full force and effect.

18. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail in portable document format (pdf), which shall be deemed to be an original for the purposes of this paragraph.

19. Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, by overnight courier or by registered or certified mail (return receipt requested) to the following addresses:

(1)
If to the Company Parties or Debtors, to:

Fusion Connect, Inc.
420 Lexington Avenue, Suite 1718
New York, NY 10170
Attn: James Prenetta, Jr., Executive Vice President and General Counsel
Email: jprenetta@fusionconnect.com
With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Gary T. Holtzer, Esq.
Email: gary.holtzer@weil.com
Attn: Sunny Singh, Esq.
Email: sunny.singh@weil.com
Attn: Gaby Smith, Esq.
Email: gaby.smith@weil.com

 (2)
If to a Consenting First Lien Lender, or a transferee thereof, to the addresses set forth below following the Consenting First Lien Lender’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Damian S. Schaible
Email: damian.schaible@davispolk.com
Attn: Adam L. Shpeen
Email: adam.shpeen@davispolk.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail shall be effective upon transmission.

20. Reservation of Rights; No Admission.

(a)           Nothing contained herein shall: limit (A) the ability of any Party to consult with other Parties or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is consistent with such Party’s obligations hereunder, or under the terms of the Plan.

(b)           Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by the Company or any of its affiliates and subsidiaries. This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

21. Relationship Among Consenting First Lien Lenders.

It is understood and agreed that no Consenting First Lien Lender has any duty of trust or confidence of any kind or form with any other Consenting First Lien Lender, and, except as expressly provided in this Agreement, there are no commitments among or between them. No prior history, pattern, or practice of sharing confidences among or between the Consenting First Lien Lender shall in any way affect or negate this understanding and agreement.

22. No Solicitation; Representation by Counsel; Adequate Information.

(a)           This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases by the Consenting First Lien Lenders or a solicitation to tender or exchange any of the First Lien Loans. The acceptances of the Consenting First Lien Lenders with respect to the Plan will not be solicited until such Consenting First Lien Lender has received the Disclosure Statement and related ballots and solicitation materials, each as approved or ratified by the Bankruptcy Court.

(b)           Each Party acknowledges that it has had an opportunity to receive information from the Company Parties and that it has been, or is part of a group that has been, represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c)           Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Consenting First Lien Lender acknowledges, agrees and represents to the other Parties that it (i) is an accredited investor (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act), (ii) understands that the securities to be acquired by it (if any) pursuant to the Restructuring have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting First Lien Lender’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters that such Consenting First Lien Lender is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to Restructuring and understands and is able to bear any economic risks with such investment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

FUSION CONNECT, INC.
On its own behalf and on behalf of its direct and indirect U.S. subsidiaries

Fusion Connect, Inc.

By:	/s/ James P. Prenetta, Jr.
Name: James P. Prenetta, Jr.
Title: Executive Vice President and General Counsel

Exhibit C

FINANCIAL PROJECTIONS1

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO STOCKHOLDERS PRIOR TO THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

The Debtors prepared the financial projections set forth herein (the “Financial Projections”) based on, among other things, the anticipated future financial condition and results of operations of the Debtors in the Reorganization Transaction. The following forecast was not prepared with a view toward compliance with published guidelines of the SEC of the American Institute of Certified Public Accountants regarding forecasts. EisnerAmper LLP, the independent auditor of the Debtors, has not audited, reviewed, compiled or otherwise applied procedures to the forecast and consequently, does not express an opinion or any other form of assurance with respect to the forecast. The forecast data is not measured on a basis consistent with generally accepted accounting principles (“GAAP”) as applied to the Debtors’ historical financial statements and should not be relied upon as such.

THE FINANCIAL PROJECTIONS HEREIN HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT, IN CONJUNCTION WITH THE DEBTORS’ ADVISORS. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

Risks Associated with Forward-Looking Statements

The Financial Projections are, by their nature, forward-looking and are necessarily based on certain assumptions and estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future results of the Reorganized Debtors may differ from those set forth from the Financial Projections.

1
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Disclosure Statement (ECF No. 369) or the Plan (ECF No. 368), as applicable.

The Financial Projections reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize, including, without limitation, assumptions concerning: (a) the timing of confirmation and consummation of the Plan in accordance with its terms; (b) the anticipated future performance of the Reorganized Debtors, including, without limitation, the Debtors’ ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; (c) general business and economic conditions; (d) overall industry performance and trends;and (e) the Debtors’ ability to maintain market strength and receive vendor support.

GENERAL ASSUMPTIONS

A.
Emergence Date

The Financial Projections were finalized as of September 11, 2019 and assume that the Effective Date of the Plan will occur on December 31, 2019.

B.
Methodology

The Financial Projections are presented on a consolidated basis, including estimates of operating results for the Debtor entities. The Financial Projections were prepared by Debtors’ management, in conjunction with the Debtors’ advisors. During the forecasting process, the Debtors reviewed current business performance and established reasonable assumptions relating to industry trends and demand and pricing of the Debtors’ products and services, while also considering direct and indirect costs associated with the Debtors’ business.

C.
Net Revenue

The Debtors’ revenue forecast is primarily based upon assumptions for bookings, monthly recurring revenue, usage revenue, and other revenue. Monthly recurring revenue comprises most of the total revenue.

Monthly Recurring Revenue. Monthly Recurring Revenue (“MRR”) represents revenue received by the Debtors from business and their customers. Customers pay a fixed monthly charge for a specific set of telecommunication services and most customers hold multi-year or annual contracts with the Debtors. Customers pay a defined amount to the Debtors every calendar month.

Usage Revenue. Usage Revenue represents amounts paid to the Debtors by customers in exchange for exceeding the quantity of prepaid voice minutes or internet bandwidth contained as part of the MRR charge. Usage revenue is variable based on the quantity of voice minutes or internet bandwidth that a customer uses. The per unit rate paid is contained within the customer contract.

Other Revenue. Other Revenue represents non-recurring installation revenue, pass-through regulatory taxes, and other miscellaneous revenue.

D.
Cost of Revenue Expense

Cost of Revenue Expense represents the Debtors’ directs costs of providing telecommunications services to their customers. These costs include the costs of operating the Debtor-owned portion of its telecommunications network as well as circuit costs and third-party services costs with other telecommunications carriers.

E.
Operating Expenses

Operating Expenses include costs associated with sales and marketing, compensation and other expense for executive, operations, service delivery, engineering, finance, product development, human resources and administrative personnel, professional fees and other general corporate costs. 2019 operating expenses reflect cost savings and rationalization actions undertaken by the Debtors beginning Q2 2019. Operating expenses reflect an annual inflation adjustment where appropriate.

F.
Depreciation and Amortization (“D&A”)

D&A reflects the anticipated depreciation and amortization of the Debtors’ net property, plant &
equipment, and intangible assets based on book values. D&A reflects the Debtors’ estimated adjustment to the carrying values of intangible assets and goodwill based on limited information available to them.

G.
Interest Expense

The forecast period reflects interest expense associated with the reorganized capital structure. The reorganized capital structure includes the New Exit Facility with a principal balance of $100.0 million at 7.75% annual interest paid quarterly and the New Second Lien Credit Facility with a principal balance of $225.0 million at 10.00% annual interest paid quarterly, but with an annual maximum of $13.75 million of interest paid in cash and the remaining amount paid in kind interest.

H.
Restructuring Expenditures

Restructuring Expenditures reflect estimated one-time costs and transaction fees related to the Reorganization Transaction. No adjustment has been made to reflect potential “fresh start” reporting as required by Topic 852, Reorganizations, of the Financial Accounting Standards Board Accounting Standards Codification.

I.
Income Taxes

The projections assume that $29.4 million of Net Operating Losses offset taxable income during the forecast period and that the Debtors pay taxes on earned income at a rate of 26%. Income tax payments of $10.9 million are incurred and $5.1 million are paid in cash during the forecast period due to the payment of income taxes following the year in which they are incurred.

J.
Impairment Charge to Goodwill and Intangible Assets

The Debtors have estimated a potential adjustment to the carrying values of intangible assets and goodwill based on limited information. The Debtors’ 2018 audit is not complete as of the time that the Financial Projections were prepared and the annual asset impairment analysis has not yet been undertaken. Asset values will be further readjusted based upon the application of “fresh start” reporting as required by Topic 852, Reorganizations, of the Financial Accounting Standards Board Accounting Standards Codification as a result of the occurrence of the Effective Date. The actual impairment adjustments could differ materially from the estimates shown herein. The adjustments resulting from “fresh start” reporting may increase or decrease these carrying values materially.

K.
Capital Expenditures

Capital Expenditures primarily relate to maintenance-oriented capital necessary to maintain the operating capability of the Debtors’ existing assets in the ordinary course and success-based capital required to provision and install new customer services.

BALANCE SHEET

CONSOLIDATED BALANCE SHEET
($ in millions)

	As of December 31,
Unaudited	Pre-Reorganization Debtor		Pro-Forma Reorganized Debtor
	(Unaudited)		(Unaudited, Pro-Forma for Estimated Anticipated Adjustments)
	2019E	Adjustments	2019E	2020P	2021P
ASSETS
Current assets:
Cash and Cash Equivalents	$5.0	$20.0	$25.0	$67.0	$99.5
Accounts Receivable	50.7	-	50.7	47.0	44.5
Other Current Assets	22.1	-	22.1	22.1	22.0
Total Current Assets	77.9	20.0	97.9	136.1	166.0

Long-term assets:
Net PP&E	115.5	(26.1)	89.4	73.3	63.2
Other non-Current Assets	405.3	-	405.3	378.0	353.6
TOTAL ASSETS	598.7	(6.1)	592.5	587.4	582.8

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	173.5	(79.6)	94.0	17.4	16.4
Other Current Liabilities	9.4	-	9.4	9.4	9.4
Total Current Liabilities	182.9	(79.6)	103.3	26.8	25.7

Short Term/Long Term Debt	736.0	(411.0)	325.0	324.5	324.9
Other non-current liabilities	30.0	(26.1)	3.9	3.9	3.9
TOTAL LIABILITIES	948.9	(516.7)	432.2	355.1	354.5

Shareholders' Equity	(350.3)	510.6	160.3	232.3	228.3

TOTAL LIABILITIES & EQUITY	598.7	(6.1)	592.5	587.4	582.8

Memo: Net Debt			300.0	257.5	225.4

Income Statement

CONSOLIDATED INCOME STATEMENT
($ in millions)

Unaudited	Fiscal Year Ending December 31,
	2019E	2020P	2021P
Revenue	$526.7	$476.1	$432.9
Cost of Revenue	281.5	246.2	218.9
Gross Profit	245.2	229.9	213.9

SG&A Expense	143.8	130.4	117.4
Depreciation and Amortization	47.1	71.0	63.7
Other non-Current Assets	-	-	-
Total Operating Expenses	190.9	201.4	181.1

Operating Income	54.2	28.5	32.8

Net Interest Income (Expense)	-	(30.8)	(30.9)
Other Expense/Income	-	-	-
Taxes	-	(5.1)	(5.8)

Net Income (Loss)	54.2	(7.4)	(3.9)

Memo: EBITDA	101.4	99.5	96.5

Cash Flow Statement

CONSOLIDATED CASH FLOW STATEMENT
($ in millions)

Unaudited	Fiscal Year Ending December 31,
	2020P	2021P
Operating Activites
Net Income	$(7.4)	$(3.9)
Depreciation and Amortization	71.0	63.7
Changes in Working Capital	1.4	(4.3)
Other	14.6	16.3
Operating Cash Flow	79.6	71.7

Investing Activities
Capital Expenditures	(27.6)	(29.3)
Investments	-	-
Sale of Assets	-	-
Investing Cash Flow	(27.6)	(29.3)

Financing Activities
Payments on Long Term Debt	(10.0)	(10.0)
Other Expense/Income	-	-
Financing Cash Flow	(10.0)	(10.0)

Net Change in Cash	42.0	32.4

  Exhibit D

LIQUIDATION ANALYSIS1

NOTHING CONTAINED IN THE FOLLOWING LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ESTIMATED AMOUNT OF ALLOWED CLAIMS SET FORTH HEREIN SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING ANY DETERMINATION OF THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD DIFFER MATERIALLY FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

A.
Introduction

A chapter 11 plan cannot be confirmed unless a bankruptcy court determines that the plan is in the “best interests” of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires that a bankruptcy court find either that: (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member of an impaired class of claims or interests who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date, prior to confirming the plan. To determine the Debtors’ compliance with section 1129(a)(7), the Bankruptcy Court must evaluate the Debtors’ estimate of: (a) the cash proceeds that a chapter 7 trustee would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s estate were liquidated; (b) the distribution that each non-accepting Holder of a Claim or Interest would receive from the net estimated liquidation proceeds under the priority scheme set forth in chapter 7; and (c) comparison of each Holder’s estimated recovery under liquidation to the distribution under the Plan that such Holder would receive if the Plan were confirmed and consummated.

Based on the following hypothetical liquidation analysis set forth herein (the “Liquidation Analysis”), the Debtors believe that the Plan satisfies the best interests test and that each Holder of an Impaired Claim or Interest will receive value under the Plan on the Effective Date that is not less than the value such Holder would receive if the Debtors liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that this Liquidation Analysis and the conclusions set forth herein are fair and represent management’s best judgment regarding the results of a hypothetical liquidation of the Debtors under chapter 7 of the Bankruptcy Code, taking into account various factors, including the negative impact on values arising from a liquidation of the Debtors’ assets under current market conditions. This Liquidation Analysis was prepared for the sole purpose of assisting the Bankruptcy Court and Holders of Impaired Claims or Interests in making this determination, and should not be used for any other purpose. Nothing contained in this Liquidation Analysis is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical liquidation for purposes of the best interests test. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. This Liquidation Analysis is based upon certain assumptions discussed herein and in the Disclosure Statement.

1
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Disclosure Statement (ECF No.369) or the Plan (ECF No. 368), as applicable.

This Liquidation Analysis was prepared by FTI Consulting, Inc. (“FTI”) in connection with FTI’s representation of the Debtors in these chapter 11 cases. This Liquidation Analysis assumes that the Debtors’ liquidation would commence on or about November 6, 2019 (the “Conversion Date”) under the direction of a chapter 7 trustee, during which time the Debtors’ assets would be administered and the cash proceeds (net of liquidation-related costs), together with cash on hand, would then be distributed to creditors in accordance with the priority scheme established under the Bankruptcy Code. It is assumed that the Debtors would (i) immediately cease all operations following the Conversion Date; (ii) lose access to cash collateral and the financing provided under the DIP Facility; (iii) lose access to critical employees as a result of immediate departures, including employees involved in accounting, treasury, IT support, and management; and (iv) not receive relief from the regulations of the Federal Communications Commission or state regulators that provide for restrictions on and notice requirements for the transfer of customer accounts and services to other providers. All other operations, management, and corporate functions are assumed to immediately cease in order to minimize costs associated with the chapter 7 liquidation. The Debtors would expect the chapter 7 trustee to retain professionals to assist in the liquidation of the Debtors’ estates.

For purposes of this Liquidation Analysis, FTI has attempted to ascribe value to the assets based on general classes by estimating the percentage recoveries that a chapter 7 trustee might achieve under these conditions. Where applicable, asset recoveries below are shown net of the costs to achieve those recoveries.

B.
Statements of Limitation

The preparation of a liquidation analysis is an uncertain process involving the use of estimates and assumptions that, although considered reasonable by the Debtors based upon their business judgment and input from their advisors, are inherently subject to significant business, economic, and competitive risks, uncertainties and contingencies, most of which are difficult to predict and many of which are beyond the control of the Debtors, their management, and their advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual chapter 7 liquidation and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code; it is not intended, and should not be used, for any other purpose. The underlying financial information in the Liquidation Analysis, and the values stated herein, have not been subject to review, compilation, or audit by any independent accounting firm. In addition, various liquidation decisions, upon which certain of the assumptions are based, are subject to change. As a result, the actual amount of the Claims against the Debtors’ Estates could vary significantly from the estimates stated herein, depending on the nature and amount of Claims asserted during the pendency of the chapter 7 cases. Similarly, the value of the Debtors’ assets in a liquidation scenario is uncertain and could vary significantly from the values set forth in the Liquidation Analysis.

As further detailed below, in preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based on the Debtors’ financial statements. The Debtors have not estimated, and the Liquidation Analysis does not take into account: (i) the tax consequences that may result from the liquidation and sale of the Debtors’ assets; (ii) recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance actions; or (iii) certain of the Claims that may be entitled to priority under the Bankruptcy Code, including certain administrative priority Claims under sections 503(b) and 507(b) of the Bankruptcy Code.

2

In addition, the Liquidation Analysis includes estimates for Claims not currently asserted in these Chapter 11 Cases, but which could be asserted and allowed in a chapter 7 liquidation, including chapter 7 administrative claims such as wind down costs and chapter 7 trustee fees. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing the Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan.

THE DEBTORS BELIEVE THAT ANY ANALYSIS OF A HYPOTHETICAL LIQUIDATION IS NECESSARILY SPECULATIVE. THERE ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS UNDERLYING THE LIQUIDATION ANALYSIS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR A CHAPTER 7 TRUSTEE. NEITHER THE LIQUIDATION ANALYSIS NOR THE FINANCIAL INFORMATION ON WHICH IT IS BASED HAS BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT VARY MATERIALLY FROM THE HYPOTHETICAL RESULTS PRESENTED IN THE LIQUIDATION ANALYSIS.

C.
Summary Notes to Liquidation Analysis

1.
Dependence on Assumptions. The Liquidation Analysis is based on a number of estimates and assumptions that are inherently subject to significant economic, business, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors. Accordingly, there can be no assurance that the values reflected in the Liquidation Analysis would be realized if the Debtors were, in fact, to undergo such liquidation and actual results could vary materially and adversely from those contained herein.

2.
Additional Claims in a Liquidation. The liquidation itself may trigger certain obligations and priority payments that otherwise would not be due in the ordinary course of business or would otherwise not exist under a chapter 11 plan. These priority payments must be paid in full before any distribution of proceeds to Holders of General Unsecured Claims or Parent Equity Interests. The liquidation would likely prompt certain other events to occur, including the immediate rejection of executory contracts and unexpired leases, defaults under agreements with vendors and customers, the exercise of set-off rights by creditors, and acceleration of severance obligations. Such events, if triggered, would subject the chapter 7 estates to additional claims.

3.
Litigation Claims. The Liquidation Analysis does not attribute any value to potential litigation claims that may belong to the Debtors’ estates, including any claims to recover potentially avoidable preferential and/or fraudulent transfers.

3

4.
Chapter 7 Liquidation Costs. It is assumed that a period of six to nine months would be required to complete the liquidation of the Debtors’ estates. The fees and operating expenses incurred during the chapter 7 process are included in the estimate of Chapter 7 Administrative Claims and Trustee Expenses. In addition, there are liquidation costs associated with most of the Debtors’ assets. Costs of liquidation are displayed as a reduction to gross liquidation proceeds.

5.
Claim Estimates. Claims are estimated at the Conversion Date based on management’s current projections. In instances where claims could not be projected, liabilities as of July 31, 2019 were used.

D.
Detailed Assumptions. Asset recovery estimates presented in the Liquidation Analysis are based on the Debtors’ unaudited balance sheets as of July 31, 2019.

1.
[a] Cash and Cash Equivalents. The Debtors estimate 100% realization on Cash and Cash Equivalents as of July 31, 2019.

2.
[b] Accounts Receivable. The Debtors estimate an overall 10% to 20% realization rate on accounts receivable, which is based on collecting 15% to 30% of accounts receivable balances less than sixty (60) days past their due dates.

3.
[c] Prepaid Expenses. Prepaid expenses include a variety of asset balances, the major part of which are assumed not to have any realizable value. The Debtors estimate an overall 0% to 1.3% realization rate on prepaid expenses, which is based on realizing 0% to 50% of the carrying value of prepaid insurance.

4.
[d] Inventory. The Debtors estimate an overall realization rate of 10% to 20% on inventory, which consists of finished goods such as network components, customer premises equipment, and ancillary network supplies.

5.
[e] PP&E (Net). Property, plant, and equipment includes a variety of asset types, some of which are assumed not to have any realizable value. Leased assets and assets securing financings (excluding assets that secure the loans under the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement) are assumed to have been immediately returned to the lessors or secured parties upon the Conversion Date. The Debtors estimate an overall 2% to 4% realization on total net book value as of July 31, 2019, which is based on realizing 20% to 30% of the gross book value of vehicles and 10% to 20% of the net book value of network hardware.

6.
[f] Land & Buildings (Net). Fusion Management Services, LLC owns a parcel of land and an office building in Emporia, Kansas. The Debtors estimate realizing 57% to 76%, after commissions, of the value set forth in a third-party appraisal report dated March 23, 2018.

4

7.
[g] Intangibles (Net). Intangible assets include a variety of asset types, the major part of which are assumed not to have any realizable value. The Debtors estimate an overall 6% to 13% realization rate on total net book value as of July 31, 2019, which is based on realizing proceeds from sale of Internet Protocol v4 addresses held by certain Debtors at an estimated range of market values.

8.
[h] Global Intercompany Note (Secured). Fusion Connect, Inc. is owed $2.0 million from Primus Management ULC on account of the Global Intercompany Note that is secured by the assets of Primus Management ULC, the Debtors’ principal Canadian non-debtor subsidiary. The Debtors estimate 100% realization on this note receivable.

9.
[i] Intercompany Note (Unsecured). Certain Debtors are owed $29.8 million in aggregate from Primus Management ULC on account of an unsecured intercompany note. The estimated realization rate on this note receivable is 0% to 35%.

10.
[j] Asset Sale Commissions. The Debtors estimate a 10% commission cost on the proceeds realized from sale of inventory and net property, plant, and equipment.

11.
[k] Chapter 7 Administrative Claims and Expenses. These claims represent the estimated chapter 7 operating and administrative expenses, costs of the chapter 7 trustee’s professionals, and other associated costs.

a.
Operating Expenses. Operating expenses incurred following the Conversion Date consist primarily of liquidation expenses, including payroll, office and administration costs.

b.
Chapter 7 Trustee Professional Fees. Legal and financial professionals assisting the chapter 7 trustee are estimated to cost $200,000 to $300,000 for the entirety of the liquidation period.

c.
Chapter 7 Trustee Fees. The Liquidation Analysis assumes that the chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code.

12.
[l] Accrued & Unpaid Estate Professional Fees. As provided in the DIP Credit Agreement, an amount equal to the aggregate of (i) all unpaid U.S. Trustee fees; (ii) professional fees incurred through the Conversion Date by advisors to the Debtors and Unsecured Creditors’ Committee;and (iii) a further amount of up to $2.5 million of post-Conversion Date professional fees incurred by advisors to the Debtors and Unsecured Creditors’ Committee otherwise allocable to the First Lien Lenders and Second Lien lenders is carved out for chapter 7 administrative claims and chapter 7 trustee expenses.

5

13.
[m] Collection Costs. It is assumed that a chapter 7 trustee would retain or hire personnel to conduct a collection effort for outstanding accounts receivable. The Debtors estimate that the costs associated with collecting accounts receivable, including salaries for the collections team, office rent, subscription costs for billing systems, and professional fees would range from $1.2 million to $1.6 million. The chapter 7 trustee is assumed to be reimbursed for such costs from the proceeds of collection of accounts receivable otherwise allocable to the First Lien Lenders and Second Lien lenders.

F.
Conclusion

Based on the assumptions outlined herein, the Debtors project they would realize $84.6 million to $111.3 million in net liquidation proceeds from their encumbered assets in a chapter 7 liquidation, representing 13% to 17% of aggregate net book value. After estimated asset sale commissions, chapter 7 administrative claims and operating expenses, the carve-out for accrued and unpaid estate professional fees, costs for collection of receivables, and repayment of the loans under the DIP Credit Agreement, recovery to holders of First Lien Claims is estimated to range from $10.8 million to $36.4 million, or a recovery rate of 2% to 6%.

Holders of Second Lien Claims are not projected to realize any recoveries in a chapter 7 liquidation from the encumbered assets. Holders of General Unsecured Claims, including the Term Loan Deficiency Claim and the Second Lien Deficiency Claim, against the estates of all Debtors are not expected to realize any recoveries in a chapter 7 liquidation. Holders of Parent Equity Interests and Subordinated Securities Claims are not expected to realize any recoveries in a chapter 7 liquidation.

G.
Estimated Recovery by Creditor Class

Creditor recoveries under the Plan and under a hypothetical chapter 7 liquidation are summarized below.

6

[a] Class 1: Priority Non-Tax Claims. Holders of Priority Non-Tax Claims are expected to receive full recovery both under the Plan and a hypothetical chapter 7 liquidation.

[b] Class 2: Other Secured Claims. Holders of Other Secured Claims are expected to receive full recovery both under the Plan and a hypothetical chapter 7 liquidation.

[c] Class 3: First Lien Claims. The estimated recovery for Holders of First Lien Claims under the Plan is based on the valuation conclusions of the Debtors’ investment banker, PJT Partners, which estimated an enterprise value of $450 million to $550 million and a value of plan consideration to the First Lien lenders aggregating from $364 million to $462 million.  The Debtors estimate that, using this valuation, Holders of First Lien Claims will receive a recovery ranging from 60% to 76% under the Plan.  Under a chapter 7 liquidation it is estimated that Holders of First Lien Claims will receive a recovery ranging from 2% to 6%.

[d] Class 4: Second Lien Claims. The estimated recovery for Holders of Second Lien Claims under the Plan is based on the valuation conclusions of the Debtors’ investment banker, PJT Partners, which estimated an enterprise value of $450 million to $550 million and a value of plan consideration to the Second Lien lenders aggregating from $3.6 million to $6.1 million. The Debtors estimate that, using this valuation, Holders of Second Lien Claims will receive a recovery ranging from 4% to 7% under the Plan. Under a chapter 7 liquidation, Holders of Second Lien Claims are expected to receive no recovery.

[e] Class 5: General Unsecured Claims. Holders of General Unsecured Claims will realize a recovery through interests in the Litigation Trust received under the Plan. The amount and percentage recovery of the interests in the Litigation Trust cannot be estimated because the outcome and the amount and allocation of net proceeds cannot be predicted at this time. The estimated recovery for Holders of General Unsecured Claims under a hypothetical chapter 7 liquidation is 0%.

7

Exhibit E

VALUATION ANALYSIS1

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.

Solely for the purposes of the Plan and the Disclosure Statement, PJT Partners LP (“PJT”), as investment banker to the Debtors, has estimated a range of total enterprise value (“Enterprise Value”) and implied equity value (“Equity Value”) for the Reorganized Debtors pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”). The Valuation Analysis is based on financial and other information provided by the Debtors’ management, as well as the financial projections attached to the Disclosure Statement (the “Financial Projections”), and information provided by other sources. The valuation estimates set forth herein represent valuation analyses of the Reorganized Debtors generally based on the application of customary valuation techniques to the extent deemed appropriate by PJT. The Valuation Analysis is dated as of September 12, 2019 and is based on data and information as of that date. PJT makes no representations as to changes to such data and information that may have occurred since September 12, 2019.

The preparation of the Valuation Analysis is a complex analytical process involving subjective determinations about which methodologies of financial analysis are most appropriate and relevant and the application of those methodologies to particular facts and circumstances in a manner that is not readily susceptible to summary description. In preparing its valuation, PJT evaluated: (a) discounted cash flow analysis, (b) comparable companies analysis, and (c) non-binding bids received as part of the sale process.

The Valuation Analysis considered the non-binding indications of interest received from prospective purchasers as part of the sale process that PJT conducted prior to and during the Debtors’ chapter 11 cases (the “Sale Process”). Certain prospective purchasers submitted their indications of interest after signing non-disclosure agreements with the Debtors and receiving extensive information through an electronic data room. In total, PJT contacted 75 potential purchasers, more than 25 of whom signed a non-disclosure agreement with the Company and received a confidential information memorandum and access to an electronic dataroom. PJT received three non-binding indications of interest for the Company’s entire business, including its U.S. and Canadian operations, and continued to facilitate due diligence and purchase price discussions with these parties until the termination of the U.S. sale process on August 27, 2019.

1
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Disclosure Statement (ECF No. 369) or the Plan (ECF No. 368), as applicable.

THE VALUATION ANALYSIS REFLECTS WORK PERFORMED BY PJT ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE DEBTORS AVAILABLE TO PJT AS OF SEPTEMBER 12, 2019. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY HAVE AFFECTED OR MAY AFFECT PJT’S CONCLUSIONS, PJT DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM THE VALUATION ANALYSIS AND DOES NOT INTEND TO DO SO.

PJT DID NOT INDEPENDENTLY VERIFY THE FINANCIAL PROJECTIONS OR OTHER INFORMATION THAT PJT USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS OR THEIR ASSETS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO CREDITORS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, PJT, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED FUNDED DEBT AND SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH FUNDED DEBT AND SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL FUNDED DEBT AND SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES PURSUANT TO A MANAGEMENT INCENTIVE PLAN, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF FUNDED DEBT.

Management of the Debtors advised PJT that the Financial Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ best estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. If the business performs at levels below or above those set forth in the Financial Projections such performance may have a materially negative or positive impact, respectively, on the valuation of the Reorganized Debtors and the Enterprise Value thereof.

In preparing the Valuation Analysis, PJT has, among other things: (1) reviewed certain historical financial results of the Debtors; (2) reviewed certain financial and operating data of the Debtors, including the Financial Projections; (3) discussed with certain of the Debtors’ senior executives and third-party advisors the current operations and prospects of the Debtors; (4) discussed with certain of the Debtors’ senior executives key assumptions related to the Financial Projections; (5) prepared discounted cash flow analyses based on the Financial Projections; (6) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating business of the Debtors; (7) considered the results of the Sale Process, including the non-binding indications of interest received; (8) considered certain economic and industry information that PJT deemed generally relevant to the Debtors; (9) conducted such other analyses as PJT deemed necessary and/or appropriate under the circumstances; and (10) considered a range of potential risk factors.

PJT assumed, without independent verification, the accuracy, completeness, and fairness of all of the financial and other information available to it from public sources or as provided to PJT by the Debtors or their representatives. PJT also assumed that the Financial Projections have been reasonably prepared on a basis reflecting the Debtors’ best estimates and good faith judgment as to future operating and financial performance. To the extent the valuation is dependent upon the Reorganized Debtors’ achievement of the Financial Projections, the Valuation Analysis must be considered speculative. PJT does not make any representation or warranty as to the fairness of the terms of the Plan.

In addition to the foregoing, PJT relied upon the following assumptions in preparing the Valuation Analysis:

1.
the Reorganized Debtors will be able to maintain adequate liquidity to operate in accordance with the Financial Projections;

2.
the Reorganized Debtors will operate consistently within the levels specified in the Financial Projections;

3.
the Plan will become effective on December 31, 2019 (the “Assumed Effective Date”);

4.
future values were appropriately discounted to December 31, 2019; and

5.
general financial and market conditions as of the Assumed Effective Date will not differ materially from those conditions prevailing as of the date of the Valuation Analysis of September 12, 2019.

As a result of such analyses, review, discussions, considerations, and assumptions, PJT estimated the Enterprise Value and implied Equity Value of the Reorganized Debtors as of the Assumed Effective Date as shown in the table below. The Equity Value shown below is subject to dilution as a result of the issuance of any equity under the Management Incentive Plan and any conversion of the Warrants, to the extent applicable.

($ in millions)	Low	Mid	High
Enterprise Value (at 12/31/19)	$450	$500	$550
Less: Total Debt and Capital Leases	(332)	(332)	(332)
Plus: Cash	25	25	25
Equity Value (at 12/31/19)	$143	$193	$243

The Valuation Analysis does not constitute a recommendation to any Holder of Allowed Claims or any other person as to how such person should vote or otherwise act with respect to the Plan. PJT has not been requested to, and does not, express any view as to the potential trading value of the Reorganized Debtors’ funded debt and securities on issuance or at any other time.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSES PERFORMED BY PJT. THE PREPARATION OF AN ESTIMATE OF VALUE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION.

PJT IS ACTING AS RESTRUCTURING ADVISOR TO THE DEBTORS, AND HAS NOT AND, WILL NOT BE RESPONSIBLE FOR, AND HAS NOT AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE TO THE DEBTORS OR ANY OTHER PARTY IN CONNECTION WITH THE DEBTORS’ CHAPTER 11 CASES, THE PLAN OR OTHERWISE.